UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

L3HARRIS TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

OUR VALUES

Integrity, Excellence and Respect – always.
At L3Harris, innovation is powered by our foundational commitment to living our values.

EXCELLENCE
> Flawless Execution
> Customer-Focused
> Innovative
RESPECT
> Safe and Sustainable
> Community-Minded
> Inclusive
INTEGRITY
> Accountable
> Ethical
> Honest

NOTICE OF 2024 ANNUAL MEETING
OF SHAREHOLDERS
WHEN: Friday, April 19, 2024 1:00 PM Eastern Time
WHERE: The Annual Meeting will be held exclusively online at www. virtualshareholdermeeting.com/ LHX2024.
YOUR VOTE IS IMPORTANT
Even if you plan to attend the virtual Annual Meeting, we encourage you to vote your shares before the meeting to ensure they are counted.
HOW YOU CAN VOTE
BEFORE THE ANNUAL MEETING
Internet* www.proxyvote.com
Phone* 1-800-690-6903
Mail Complete, sign and date your proxy/voting instruction card and mail in the postage-paid return envelope.
DURING THE ANNUAL MEETING
For instructions on voting during the virtual Annual Meeting, see pages 101-103 of the accompanying proxy statement.

*
Until 11:59 PM Eastern Time on April 18, 2024. You must have the control number that appears on your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card.

Meeting Agenda
Proposal 1: Elect our Board’s 14 nominees named in the accompanying proxy statement for a one-year term expiring at the 2025 Annual Meeting of Shareholders.
Proposal 2: Approve, in an advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement.
Proposal 3: Approve the L3Harris Technologies, Inc. 2024 Equity Incentive Plan.
Proposal 4: Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year 2024.
Proposal 5: Amend our Restated Certificate of Incorporation to limit liability of officers as permitted by law.
Proposal 6: Vote on a shareholder proposal titled “Transparency in Lobbying,” if properly presented.
The accompanying proxy statement more fully describes these matters.
Shareholders also will act on any other business matters that may properly come before the meeting, but we have not received notice of any such matters.
Who May Vote: If you owned shares of L3Harris common stock at the close of business on February 23, 2024, you are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.
How to Attend: The Annual Meeting will be virtual only and held exclusively online. To find instructions on how to access and log in to the virtual Annual Meeting, see “How to Attend the Virtual Annual Meeting” on page 100 in the accompanying proxy statement. The platform for the virtual Annual Meeting will afford authenticated shareholders the same rights and opportunities to participate that they would have at an in-person meeting, including submitting questions and voting their shares.
By Order of the Board of Directors,
Scott T. Mikuen Senior Vice President, General Counsel and Secretary Melbourne, Florida March [•], 2024
Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on Friday, April 19, 2024:
The Proxy Statement and 2023 Annual Report to Shareholders are available at: www.l3harris.com/company/environmental-social-and-governance.
L3HARRIS 2024 PROXY STATEMENT   i

DEAR FELLOW SHAREHOLDERS
L3HARRIS TECHNOLOGIES, INC.
1025 West NASA Boulevard
Melbourne, Florida 32919

Christopher E. Kubasik
Chair and Chief Executive Officer
March [•], 2024
2023 marked the four-year anniversary of the creation of L3Harris and a return to growth after a few years of macroeconomic disruptions. Through the execution of our strategy, we are improving operational performance and delivering on our commitments to shareholders and customers while strengthening our position as the industry’s Trusted Disruptor.
Throughout 2023, I highlighted our emphasis on Performance First. As a core pillar of the L3Harris strategy, operational performance was a primary driver of our return to growth. Coupled with strong customer demand and the acquisitions of Tactical Data Links and Aerojet Rocketdyne, we met our financial commitments and delivered positive total shareholder return (TSR) for the year.
L3Harris remains committed to ongoing engagement and an active dialogue with shareholders. Throughout the many interactions with current and prospective shareholders, including our recent Investor Day, dialogue centered on operational excellence initiatives, margin expansion opportunities and disciplined allocation of capital. L3Harris anticipates this dialogue will remain a key input in our continued focus on value creation.
On behalf of your Board, I am pleased to invite you to attend the 2024 Annual Meeting of Shareholders of L3Harris, to be held on Friday, April 19, 2024. The meeting will be virtual-only, held exclusively online to facilitate shareholder attendance and provide a consistent experience to all shareholders regardless of location. The live, interactive audio webcast of the meeting at www.virtualshareholdermeeting.com/LHX2024 will provide the ability for you to vote and submit questions online.
Sincerely,
Christopher E. Kubasik
Chair and Chief Executive Officer
ii   L3HARRIS 2024 PROXY STATEMENT

The Board of Directors of L3Harris Technologies, Inc. (“L3Harris” or “Company”) is soliciting proxies to be voted at our 2024 Annual Meeting of Shareholders on April 19, 2024, and at any adjournments or postponements thereof. We expect that this proxy statement and form of proxy will be mailed and made available to shareholders beginning on or about March [•], 2024.
L3HARRIS 2024 PROXY STATEMENT   iii

2024 Annual Meeting of Shareholders
Friday, April 19, 2024 1:00 PM Eastern Time
The Annual Meeting will be held exclusively online at www.virtualshareholdermeeting.com/LHX2024
Record Date: February 23, 2024
PROXY SUMMARY
L3HARRIS 2024 PROXY STATEMENT   01

PROXY SUMMARY VOTING MATTERS
VOTING MATTERS		For more information	Board’s recommendation
Proposal 1	Elect our Board’s 14 nominees for director for a one-year term expiring at the 2025 Annual Meeting of Shareholders	Page 7	FOR each nominee
Proposal 2	Approve, in an advisory vote, the compensation of our named executive officers as disclosed in this proxy statement	Page 33	FOR the proposal
Proposal 3	Approve the L3Harris Technologies, Inc. 2024 Equity Incentive Plan	Page 80	FOR the proposal
Proposal 4	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024	Page 89	FOR the proposal
Proposal 5	Amend our Restated Certificate of Incorporation to limit liability of officers as permitted by law	Page 91	FOR the proposal
Proposal 6	Vote on a shareholder proposal titled “Transparency in Lobbying,” if properly presented	Page 93	AGAINST the proposal
Shareholders also will act on any other business matters that may properly come before the meeting.
BOARD AND GOVERNANCE HIGHLIGHTS
Our Board of Directors (our “Board”) has long been focused on and committed to responsible and effective corporate governance to enhance the creation of sustainable, long-term shareholder value and to be accountable and responsive to our shareholders.
Director Nominees				Other Current Public Company Boards	L3Harris Committee Memberships ■ Member ■ Chair/Co-Chair
Director Nominees	Age	Director Since*	Principal Occupation/Experience		Audit	Compensation	Finance	Innovation and Cyber	Nominating and Governance	Ad hoc Business Review
Sallie B. Bailey	64	2018	Former EVP and CFO of Louisiana-Pacific Corporation	2	■		■
Peter W. Chiarelli	73	2012	General, U.S. Army (Retired)	—	■			■
Thomas A. Dattilo	72	2001	Advisor for private investment firms; former Chairman and CEO of Cooper Tire & Rubber Company	1		■			■
Roger B. Fradin	70	2016	Consultant for The Carlyle Group; former Vice Chairman of Honeywell International Inc.	3			■	■		■
Joanna L. Geraghty	51	2022	Chief Executive Officer of JetBlue Airways Corporation	1	■	■
Kirk S. Hachigian	64	2023	Former Executive Chairman of JELD-WEN Holdings, Inc.	3						■
Harry B. Harris, Jr.	67	2021	Admiral, U.S. Navy (Retired); former U.S. Ambassador to the Republic of Korea	—				■	■
Lewis Hay III	68	2002	Operating Advisor for Clayton Dubilier & Rice, LLC; former Chairman and CEO of NextEra Energy, Inc.	1		■			■
Christopher E. Kubasik	62	2018	Chair and CEO of L3Harris	—
Rita S. Lane	61	2018	Former VP, Operations of Apple Inc.	2				■	■	■
Robert B. Millard Lead Independent Director	73	1997	Retired Chairman of Massachusetts Institute of Technology Corporation	1		■	■
Edward A. Rice, Jr.	67	2023	General, U.S. Air Force (Retired)	—				■
William H. Swanson	75	2023	Retired Chairman and CEO of RTX (formerly Raytheon Company)	1						■
Christina L. Zamarro	52	2022	Executive Vice President, Chief Financial Officer of The Goodyear Tire & Rubber Company	—	■		■

*
Years shown include tenure for nominees who served on the board of Harris Corporation (“Harris”) and the board of L3 Technologies, Inc. (“L3”) prior to the Merger. In this proxy statement, “Merger” refers to the all-stock merger completed on June 29, 2019 involving Harris and L3, with Harris changing its name to L3Harris Technologies, Inc.

02   L3HARRIS 2024 PROXY STATEMENT

PROXY SUMMARY BOARD AND GOVERNANCE HIGHLIGHTS
Nominee Skills and Attributes
Our Board believes that these 14 nominees are well positioned to discharge the Board’s responsibilities.
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These individuals represent a diverse mix of backgrounds, tenures, skills, experience and personal characteristics.

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They have a track record of ability, integrity and judgment.

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As a group, they possess a deep and unique understanding of our business and the challenges and opportunities faced by L3Harris.

Tenure
Refreshment
L3HARRIS 2024 PROXY STATEMENT   03

PROXY SUMMARY BOARD AND GOVERNANCE HIGHLIGHTS
Key Governance Practices
Below are some key practices and policies that demonstrate our Board’s commitment to responsible and effective corporate governance to enhance the creation of sustainable, long-term shareholder value and to be accountable and responsive to our shareholders:
Board Structure and Policies
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Independent directors make up approximately 93% of the Board and 100% of each committee.

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All directors elected annually with a majority voting standard in uncontested elections.

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Lead Independent Director broadly empowered with defined responsibilities and authority.

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Independent directors regularly hold executive sessions led by Lead Independent Director.

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Board and standing committees conduct annual self-evaluations to improve their effectiveness.

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Board membership criteria take into account diversity of viewpoints, background, experience and personal characteristics, including age, gender and racial and ethnic minority status.

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Avoid potential overboarding by allowing no more than three other public company boards (one for an executive officer of a public company) and annually reviewing director commitments under our guidelines.

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Policy requiring directors to retire at age 75 (except as waived in connection with the Cooperation Agreement (as defined below)).

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Board reviews and evaluates management development and succession plans.

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Strong ethics and business conduct program, reflecting our commitment to our Code of Conduct and broader compliance principles, responsible corporate citizenship and sustainability and our belief that we should conduct all business dealings with honesty, integrity and accountability.

Shareholder Input and Alignment
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Meaningful stock ownership guidelines for non-employee directors.

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Prohibition for directors and executive officers on short sales, hedging, other derivative transactions and pledging of our common stock.

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Robust proxy access By-Law provision allowing eligible shareholders to nominate Board candidates and include them in our proxy materials.

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Shareholders holding at least 25% of our common stock can call a special meeting.

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Annual “say-on-pay” advisory vote.

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Engagement with large shareholders on key aspects of our executive compensation program and on environmental, social and governance matters, including at our 2023 Investor Day.

Ethics and Compliance
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Oversight: Our process for implementing ethical standards starts with our Board having oversight of the Ethics & Compliance Program and extends to all levels of the Company. This approach drives accountability and promotes a strong culture of ethics and compliance in all of our business dealings. Each director annually acknowledges our Code of Conduct as part of this oversight process.

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Values: Our focus on living our values of integrity, excellence and respect helps L3Harris ensure an ethical workplace by going beyond policies and procedures. Integrity is our first core value, setting a foundation for which we are all accountable.

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Culture: We require all L3Harris employees, managers, officers and directors to abide by our Code of Conduct. Each year, all employees commit to never compromise our values to achieve business objectives. This pledge, combined with our values and governance approach, helps us instill the highest standards of performance and behavior, which permeate within and outside the Company, including to our employees, suppliers and customers.

A HIGHLY ENGAGED AND ACTIVE BOARD Our Board:
> is actively engaged in succession planning, with frequent opportunities to observe and interact with key talent, including at presentations, meetings and other events.
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is regularly briefed on topics of strategic importance to the Company, which may include technology, cybersecurity, risk management and potential opportunities for changes in the Company’s portfolio, such as acquisitions and divestitures.

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oversees our business strategy, thoroughly reviewing our annual operating plans and three-year strategic plans and providing input and insight on these plans directly to our senior leadership team; also receives regular updates on our progress in executing the plans, and on challenges that arise.

> holds executive sessions of independent directors at every regularly scheduled Board meeting, to discuss strategic matters and significant developments without anyone from management present.
04   L3HARRIS 2024 PROXY STATEMENT

PROXY SUMMARY PERFORMANCE HIGHLIGHTS
PERFORMANCE HIGHLIGHTS
Key Fiscal 2023
Financial Results
Revenue, adjusted earnings before interest and taxes (“EBIT”), adjusted free cash flow, non-GAAP net income from continuing operations per diluted common share attributable to L3Harris common shareholders (“EPS”) and Total Shareholder Return (“TSR”) results are important because they are components of performance measures used in incentive
compensation.
         * See Appendix A for reconciliations of GAAP to non-GAAP financial measures.
Strategic Achievements

SPACE & AIRBORNE SYSTEMS
We continue to grow our positions in satellite systems and space superiority and ended the year with a record 58 satellites in backlog, including addressing a growing market for the Space Development Agency (SDA) Tracking Layer satellites, the first of which launched in 2024.

INTEGRATED MISSION SYSTEMS
We delivered the first of 10 EC-37B Compass Call aircraft to the U.S. Air Force. Continuing our role as the platform integration prime, we were awarded ~$550 million to begin integration on four additional Compass Call aircraft.

COMMUNICATIONS SYSTEMS
We continue to fulfill urgent needs of Ukraine and, to-date, have delivered ~25,000 tactical radios, including ~10,000 in 2023, doubling Ukraine’s existing inventory and furthering our position as the global leader in resilient communications for domestic and international customers.

AEROJET ROCKETDYNE
We opened a modernized facility to support hardware fabrication for a next generation missile program, complementing other recent new or modernized facilities including a facility to support large solid rocket motor production and a facility specializing in inert component production for solid rocket motor cases.

Shareholder Engagement
L3Harris remains committed to ongoing engagement and an active dialogue with shareholders. In December 2023, we hosted an Investor Day at our Global Headquarters in Melbourne, Florida where over 600 investors and analysts attended, both in-person and virtually, representing approximately 30% of our outstanding shares. The two-day event began with a management networking event and capabilities demonstration on the first day, providing investors an opportunity to engage with leadership and learn more about L3Harris solutions from across the portfolio. On the second day, the Space & Airborne Systems leadership team led investors on a tour of two manufacturing and integration facilities, showcasing our capabilities in the space domain. The tour was followed by a formal Investor Day presentation from our Chair and CEO and each of our four segment presidents, including a question and answer session. We received feedback from investors supportive of our continued focus on value creation, changes to our compensation program for 2024, Board refreshment, including two new directors who joined in December 2023, and our newly formed Ad Hoc Business Review Committee.
L3HARRIS 2024 PROXY STATEMENT   05

PROXY SUMMARY EXECUTIVE COMPENSATION HIGHLIGHTS
EXECUTIVE COMPENSATION HIGHLIGHTS
Our basic executive compensation philosophy is as follows:

OVERALL OBJECTIVE	GUIDING PRINCIPLES
> Encourage and reward creation of sustainable, long-term shareholder value	> Align with shareholders’ interests > Be competitive at target performance level	> Motivate achievement of financial goals and strategic objectives > Align pay with performance
Target Pay Mix for Fiscal 2023
Consistent with our goals of aligning pay with performance and with the interests of our shareholders, more than 80% of fiscal 2023 target total direct compensation is at risk (either performance-based or time-based). Target total direct compensation is the sum of base salary, the target annual cash incentive award and the target value of performance share units, stock options and restricted stock units granted as part of our annual cycle of equity-based awards to executive officers.
CEO and Other Named Executive Officer* Fiscal 2023 Target Total Direct Compensation Mix
*
The Other Named Executive Officer Average includes the average of named executive officers Messrs. Mehta, Stackley, Zoiss and Ms. Turner, who were our named executive officers as of February 2023 and excludes Mr. Bedingfield. Percentages may not total 100% due to rounding.

Overview of Compensation Decisions for Fiscal 2023*
	Base Salary Level	Annual Cash Incentive Payout	Target Value of Annual Cycle Awards (Equity-Based)
Mr. Kubasik	$1,550,000	$3,735,500 120.5% of target	$13,500,000
Mr. Bedingfield**	$850,000	$53,500 120.5% of target	n/a
Mr. Mehta	$725,000	$928,700 128.1% of target	$2,550,000
Mr. Stackley	$725,000	$873,600 120.5% of target	$2,550,000
Mr. Zoiss	$725,000	$1,130,300 155.9% of target	$2,550,000

*
Includes only named executive officers who were executive officers subsequent to December 29, 2023.

**
Mr. Bedingfield’s Annual Cash Incentive Payout is based on a pro-rated salary for fiscal 2023. Mr. Bedingfield joined L3Harris subsequent to the grant of Annual Cycle Awards for fiscal 2023.

06   L3HARRIS 2024 PROXY STATEMENT

PROPOSAL 1:
ELECTION OF DIRECTORS
Our Board unanimously recommends voting FOR election of its 14 nominees for director
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With a diverse mix of backgrounds, skills and experience and a track record of ability, integrity and judgment, as well as a deep and unique understanding of our business and the challenges and opportunities faced by L3Harris, our Board is well positioned to discharge its responsibilities.

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Nominees collectively have broad and diverse leadership experience and many other qualifications, skills and attributes that our Board views as valuable to L3Harris.

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Healthy balance of shorter and longer tenures among nominees, all of whom are independent, except Mr. Kubasik, our Chair and CEO.

Our entire Board is elected annually by our shareholders. Our 14 incumbent directors are standing for election at the 2024 Annual Meeting. Each director holds office until the Annual Meeting of Shareholders for the year in which that director’s term expires, and until that director’s successor is elected and qualified, except in the case of death, resignation, retirement or removal from office. In accordance with our By-Laws, a majority of directors then in office shall fill any vacancies on the Board.
CRITERIA FOR BOARD MEMBERSHIP
GENERAL CRITERIA
Under our Corporate Governance Guidelines, our Board selects director nominees based on the recommendation of our Nominating and Governance Committee and the following criteria:

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Personal qualities and character, including demonstrated ability and sound judgment;

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Accomplishments and reputation in the business community or in the individual’s profession, as well as professional integrity, educational background, business experience and other related experience;

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Willingness to objectively appraise management performance;

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Current knowledge and contacts in the markets in which we do business and in our industry or other relevant industries, giving due consideration to potential conflicts of interest;

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Ability and willingness to commit adequate time to Board and committee matters, including attendance at Board, committee and annual shareholder meetings; and the number of other boards of which the individual nominee is a member;

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Diversity of viewpoints, background, experience and personal characteristics, including age, gender and racial or ethnic minority status; and

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Compatibility of the individual’s experience, qualifications, attributes or skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of L3Harris and the interests of our shareholders.

L3HARRIS 2024 PROXY STATEMENT   07

PROPOSAL 1: ELECTION OF DIRECTORS DIRECTOR NOMINATION PROCESS
Incumbent Nominees
Our Nominating and Governance Committee’s process for considering, reviewing and evaluating incumbent directors as potential nominees for re-election typically is as follows:
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Prior to each annual meeting of shareholders, each current director separately discusses the director’s participation on our Board and its committees and other relevant matters with our Board Chair and Lead Independent Director.

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Each current director also is requested to discuss any concerns or issues regarding continued membership on our Board with the Chair of our Nominating and Governance Committee.

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In addition, our Nominating and Governance Committee reviews each current director’s experience, qualifications, attributes, skills, tenure, contributions, outside commitment levels and other directorships, meeting attendance record, any changes in employment status and other information it deems helpful in considering and evaluating the director for nomination.

Director Time Commitments
Under our Corporate Governance Guidelines, our Nominating and Governance Committee considers the ability and willingness of nominees to commit adequate time to Board and committee matters, including as a result of the number of other boards of which the individual nominee is a member. Our Corporate Governance Guidelines reflect the policy of our Board that individuals should limit the number of boards on which they serve so they can give proper attention to their responsibility to each board, specifically by serving on no more than three public company boards in addition to L3Harris (or one public company board in addition to L3Harris in the case of a director who is an executive officer of a public company). Our Corporate Governance Guidelines also limit members of our Audit Committee from serving on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on our Audit Committee, and we publicly disclose any such determination. Currently, none of our Audit Committee members serve on the audit committees of more than two other public companies.
At least annually and prior to recommending any nominees for election or re-election to our Board, our Nominating and Governance Committee reviews each director’s time commitments for compliance with the limitations set forth in our Corporate Governance Guidelines. In February of 2024, our Nominating and Governance Committee confirmed that each of the 14 incumbent directors standing for election at the 2024 Annual Meeting were in compliance with the limitations on director time commitments set forth in our Corporate Governance Guidelines. During their terms, each director is expected to notify the Chair, the Lead Independent Director, the chair of the Nominating and Governance Committee and the Secretary of L3Harris, as far in advance as is reasonably practicable under the circumstances, of accepting any additional public company directorship or audit committee assignment.
Consideration of Diversity
Our Board values diversity as a factor in selecting nominees to serve on our Board. Although we have no specific policy on diversity, our Nominating and Governance Committee considers Board membership criteria when selecting a pool of nominees, including diversity of viewpoints, background, experience and personal characteristics, including age, gender and racial and ethnic minority status. However, nomination of a candidate is not based solely on these factors. This process has been successful as we do have a very diverse board.
Evidencing the Board’s commitment to diversity, four of our 14 (29%) and three of our 14 (21%) directors who are standing for election at the 2024 Annual Meeting are diverse with respect to gender and race/ethnicity, respectively.
DIRECTOR NOMINATION PROCESS
Our Board is responsible for approving nominees to stand for election as directors.

Our Nominating and Governance Committee:
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identifies and evaluates individuals it determines are qualified to join our Board;

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considers properly submitted shareholder recommendations;

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provides the Board with nominee recommendations; and

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may hire search firms to help identify candidates when appropriate.

Cooperation Agreement. On December 10, 2023, we entered into a cooperation agreement (the “Cooperation Agreement”) with D. E. Shaw Oculus Portfolios, LLC and D. E. Shaw Valence Portfolios, LLC (collectively, “D. E. Shaw”). Pursuant to the
08   L3HARRIS 2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS DIRECTOR NOMINATION PROCESS
Cooperation Agreement, the Board appointed Mr. Hachigian and Mr. Swanson as directors, effective on such date. The Cooperation Agreement also required the nomination of Mr. Hachigian and Mr. Swanson as directors for a one-year term expiring at the 2025 Annual Meeting of Shareholders.
Under the terms of the Cooperation Agreement, D. E. Shaw has agreed to abide by a customary standstill through the date that is 30 calendar days prior to the expiration of the advance notice period for the nomination of directors for election at our 2025 Annual Meeting of Shareholders (the “Cooperation Period”).
Under the Cooperation Agreement, D. E. Shaw has agreed to appear in person or by proxy at any annual or special meeting during the Cooperation Period and to vote its shares of our common stock: (i) in favor of the slate of directors nominated by our Board for election and in accordance with the recommendations of our Board on all other proposals or business; and (ii) against the election of any director nominees not recommended by our Board and against the removal of any incumbent directors; provided that D. E. Shaw may vote in its sole discretion on any proposal with respect to an extraordinary transaction; and provided, further, that if Institutional Shareholder Services (“ISS”) or Glass, Lewis & Co. (“Glass Lewis”) recommend otherwise with respect to any of the Company’s proposals at any such meeting (other than proposals relating to the election or removal of directors, the size of the Board, or filling vacancies on the Board), D. E. Shaw is permitted to vote in accordance with the ISS or Glass Lewis recommendation.
Shareholder Recommendations. Our Board has a long-standing policy to consider director nominees recommended by shareholders. If you would like to recommend a candidate to serve on our Board, you may do so using the process described on page 99. Our Secretary will forward properly submitted shareholder recommendations to the Chair of our Nominating and Governance Committee, and the Committee will evaluate and consider such recommendations in the same manner in which it evaluates other proposed nominees.
Search Firm Assistance. To ensure that potential directors meet our Board membership criteria, our Nominating and Governance Committee may engage search firms to assist in finding qualified and interested candidates and verifying their credentials.
Nominations Through “Proxy Access.” Our By-Laws allow an individual eligible shareholder, or a group of no more than 20 eligible shareholders, to nominate, and to include in our proxy materials, candidates for election to our Board if certain requirements are met, including:
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The shareholder or group must have owned 3% or more of the outstanding shares of our common stock continuously for at least three years.

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The maximum number of proxy access nominees is the greater of two or 20% of our Board (rounded down to the nearest whole number), which may be reduced in the case of duplicative nominees or nominees who are not eligible or able to serve.

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The shareholder(s) and the nominee(s) must satisfy additional eligibility and procedural requirements as described in Article II, Section 11 of our By-Laws, including that all nominees and nominating shareholder(s) provide certain information, representations, consents and agreements to us and update such materials as necessary to remain true and correct, or at any time within 10 business days, upon our request. A proxy access nomination notice must be delivered to us within a prescribed time period in advance of our Annual Meeting of Shareholders (see page 99 for the specific timeframe that applies to nominations for our 2025 Annual Meeting of Shareholders).

L3HARRIS 2024 PROXY STATEMENT   09

PROPOSAL 1: ELECTION OF DIRECTORS NOMINEE INFORMATION
BOARD REFRESHMENT
Refreshment Policies
Our Restated Certificate of Incorporation, as amended, provides that our Board will consist of not less than 8 or more than 15 directors, the exact number of directors to be determined from time to time by our Board. Our Board is committed to adding new members with compatible skill sets and fresh perspectives. At the time of the 2024 Annual Meeting, four directors will have left our Board and five will have been added as part of our Board’s refreshment efforts since our 2022 Annual Meeting. Under our retirement policy, directors who reach age 75 may not stand for re-election, but may serve out the remainder of their terms. Pursuant to the terms of the Cooperation Agreement, our Board has waived the retirement policy for the 2024 Annual Meeting, solely with respect to Mr. Swanson.
We do not impose term limits for directors. However, a director who experiences a significant change in employment status, including retirement from the director’s principal position, must offer to resign. Our Board then determines whether such director’s continued service is still in the best interests of L3Harris and our shareholders, free from conflicts of interest and otherwise appropriate.
Tenure of Nominees
NOMINEE INFORMATION
Based on the recommendation of our Nominating and Governance Committee, our Board has nominated all 14 of our directors for a one-year term expiring at the 2025 Annual Meeting of Shareholders:

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Christopher E. Kubasik, Chair and CEO; and

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13 independent directors (Sallie B. Bailey, Peter W. Chiarelli, Thomas A. Dattilo, Roger B. Fradin, Joanna L. Geraghty, Kirk S. Hachigian, Harry B. Harris, Jr., Lewis Hay III, Rita S. Lane, Robert B. Millard, Edward A. Rice, Jr., William H. Swanson and Christina L. Zamarro).

Nominee Skills and Attributes
Our Board believes that our 14 nominees are well positioned to discharge our Board’s responsibilities. Not only do they represent a diverse mix of backgrounds, skills, experience and personal characteristics and a track record of ability, integrity and judgment, together, they also possess a deep and unique understanding of our business and the challenges and opportunities faced by L3Harris.
10   L3HARRIS 2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS NOMINEE BIOGRAPHIES
Nominee Core Skills And Background Matrix
The following chart summarizes the core skills and attributes that our Board believes make our 14 nominees well positioned to discharge their responsibilities as members of our Board. Each indicator in a nominee’s column represents a core competency of that nominee, and nominees may also possess other attributes in the matrix that are not marked. Additional information about each nominee’s background, skills and experience is set forth in each nominee’s biography below.
Nominee Skills and Background	Bailey	Chiarelli	Dattilo	Fradin	Geraghty	Hachigian	Harris	Hay	Kubasik	Lane	Millard	Rice	Swanson	Zamarro
CEO/General Manager Experience			■	■	■	■		■	■		■		■
Aerospace and Defense		■		■	■		■		■			■	■
Military/Government		■					■			■		■
Finance/Accounting	■	■	■	■	■	■		■	■		■		■	■
International/Global Operations	■	■	■	■		■	■		■	■	■	■	■	■
Technology	■	■		■	■		■			■	■	■	■
Manufacturing/Supply Chain/Quality			■	■	■	■		■	■	■			■	■
Strategy	■	■	■	■	■	■		■	■		■		■	■
M&A/Post-Merger Integration	■		■	■	■			■	■		■		■	■
Public Company Board	■		■	■	■	■		■	■	■	■		■
Nominee Biographies
Each director nominee has consented to stand for election. If any nominee becomes unavailable for election, which we do not currently anticipate, proxies instructing a vote for that nominee may be voted for a substitute nominee selected by our Board or, alternatively, our Board may determine to leave the vacancy temporarily unfilled or reduce the number of directors in accordance with our By-Laws.
No nominee is related to any other nominee or to any executive officer of L3Harris or its subsidiaries, by blood, marriage or adoption.
Sallie B. Bailey	Age: 64 Director since 2018 Independent Director	Committees > Audit (Chair) > Finance
Qualifications, Skills and
Attributes Valuable to L3Harris
>
Knowledge of corporate finance, capital raising, strategic planning, banking relationships, operations, complex information technology and other systems, enterprise risk management and investor relations

>
Knowledge of and experience with complex financial and accounting functions and internal controls

>
Knowledge of complex financial, operational, management and strategic issues faced by a large global company

>
Public company board and corporate governance experience

Position, Principal Occupation and Professional Experience
>
Executive Vice President and Chief Financial Officer of Louisiana-Pacific Corporation (2011 – 2018)

>
Vice President and Chief Financial Officer of Ferro Corporation (2007 – 2010)

>
11-year career at The Timken Company in various senior management positions of increasing responsibility (1995 – 2006), lastly as Senior Vice President, Finance and Controller

>
Previously with Tenneco Inc. in various finance organization roles (1988 – 1995), lastly as Assistant Treasurer

>
Previously with Deloitte and Touche LLP as an audit supervisor

Other Current/Recent Public Company Directorships
>
NVR, Inc. (since 2020)

>
The AZEK Company Inc. (since 2020)

>
General Cable Corporation (2013 – 2018)

L3HARRIS 2024 PROXY STATEMENT   11

PROPOSAL 1: ELECTION OF DIRECTORS NOMINEE BIOGRAPHIES
Peter W. Chiarelli	Age: 73 Director since 2012 Independent Director	Committees > Audit > Innovation and Cyber (Chair)
Qualifications, Skills and Attributes Valuable to L3Harris
>
Knowledge of and expertise in complexities of both U.S. and international militaries, defense communities and defense industries

>
Extensive background in military operations and national security

>
Experience addressing complex operational and strategic issues, managing significant operating budgets and handling legislative and public affairs

Position, Principal Occupation and Professional Experience
>
Chief Executive Officer, 1560 LLC, a company engaged in public policy and electoral research and analysis (2018 – 2019)

>
Chief Executive Officer of One Mind, a non-profit organization bringing together healthcare providers, researchers and academics to cure brain disorders (2012 – 2018)

>
General, U.S. Army (Retired), retired in March 2012 after nearly 40 years of service with U.S. Army, commanding troops at all levels from platoon to Multi-National Corps and holding various senior officer positions, including:

■
Vice Chief of Staff  (Army’s second highest-ranking officer), with responsibility for oversight of day-to-day operations and for leading budget planning and execution and efforts to modernize equipment, procedures and formations

■
Senior Military Assistant, Secretary of Defense

■
Commander of Multi-National Corps — Iraq

■
Division Commander, Fort Hood, Texas and Baghdad, Iraq

■
U.S. Army Chief of Operations, Training and Mobilization

■
Executive Officer, Supreme Allied Commander, Europe

Thomas A. Dattilo	Age: 72 Director since 2001 Independent Director	Committees > Compensation > Nominating and Governance (Chair)
Qualifications, Skills and Attributes Valuable to L3Harris
>
Knowledge of complex operational, management, financial, strategic and governance issues faced by a large global public company

>
Knowledge of and expertise related to global supply chain and distribution, lean manufacturing and related initiatives, international operations, human resources and talent management, accounting and internal controls and investor relations

>
Experience and knowledge related to strategic planning, capital raising, mergers and acquisitions and economic analysis

>
Public company board, governance and executive compensation experience

Position, Principal Occupation and Professional Experience
>
Advisor to various private investment firms (currently)

>
Chairman and Senior Advisor to Portfolio Group, a privately held provider of outsourced financial services to automobile dealerships specializing in aftermarket extended warranty and vehicle service contract programs ( 2013 – 2016)

>
Senior Advisor for Cerberus Operations and Advisory Company, LLC, a unit of Cerberus Capital Management, a private investment firm (2007 – 2009)

>
Chairman, President and Chief Executive Officer of Cooper Tire & Rubber Company (“Cooper”) (2000 – 2006)

>
President and Chief Operating Officer of Cooper (1999 – 2000)

>
Previously held senior positions with Dana Corporation, including President of its sealing products group

Other Current/Recent Public Company Directorships
>
Canoo Inc. (since 2020)

>
Solera Holdings, Inc. (2013 – 2016)

12   L3HARRIS 2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS NOMINEE BIOGRAPHIES
Roger B. Fradin	Age: 70 Director since 2016 Independent Director	Committees > Ad Hoc Business Review (Co-Chair) > Finance (Chair) > Innovation and Cyber
Qualifications, Skills and Attributes Valuable to L3Harris
>
Knowledge of complex strategic, operational, financial, management and governance issues faced by a large public company

>
Knowledge of domestic and international operations, business development, strategic planning, product development and marketing, technology innovation, corporate finance, mergers and acquisitions, human resources and talent management, accounting and internal controls

>
Entrepreneurial background, with experience in driving growth for business and entering new markets, both organically and through acquisitions

>
Knowledge of and experience in capital markets and finance matters

>
Public company board and governance experience

Position, Principal Occupation and Professional Experience
>
Consultant (since 2020) and Operating Executive (Feb. 2017 – 2020) for The Carlyle Group, a global alternative asset manager

>
Chief Executive Officer of Juniper Industrial Holdings, Inc., a special purpose acquisition company focused on industrial and aerospace acquisitions (2019 – 2020)

>
17-year career in senior positions with Honeywell International Inc., a diversified technology and manufacturing company (2000 – 2017), including:

■
Vice Chairman (2014 – 2017)

■
President and Chief Executive Officer, Automation and Controls business unit (2004 – 2014)

■
President and Chief Executive Officer, Security and Fire Solutions
business unit

Other Current/Recent Public Company Directorships
>
Janus International Group, Inc. (formerly Juniper Industrial Holdings, Inc.) (since 2019)

>
Resideo Technologies, Inc. (since 2018)

>
Vertiv Holdings Co (formerly GS Acquisition Holdings Corp (since 2018)

>
Chairman of Juniper II Corp. (2021 – 2022)

>
Pitney Bowes Inc. (2012 – 2019)

>
MSC Industrial Direct Co., Inc. (1998 – 2019)

Joanna L. Geraghty	Age: 51 Director since 2022 Independent Director	Committees > Audit > Compensation
Qualifications, Skills and Attributes Valuable to L3Harris
>
Knowledge of complex strategic, operational, financial, management and regulatory issues faced by a large public company

>
Knowledge of and expertise related to strategic planning, technology innovation, mergers and acquisitions, talent management, sales and marketing

>
Knowledge of and expertise related to human resources, safety and compliance, security, environmental, social and governance (“ESG”) initiatives and legal issues

>
Knowledge of the aerospace industry and experience leading a complex organization

Position, Principal Occupation and Professional Experience
>
Chief Executive Officer of JetBlue Airways Corporation (“JetBlue”) (since Feb. 2024)

>
President and Chief Operating Officer of JetBlue (2018 – Feb. 2024)

>
Previously held roles as Executive Vice President of Customer Experience, Executive Vice President and Chief People Officer, Vice President and Associate General Counsel and Director, Regulatory Affairs of JetBlue (2005 – 2018)

>
Previously a partner at Holland & Knight LLP (2001 – 2005)

Other Current/Recent Public Company Directorships
>
JetBlue (since Feb. 2024)

L3HARRIS 2024 PROXY STATEMENT   13

PROPOSAL 1: ELECTION OF DIRECTORS NOMINEE BIOGRAPHIES
Kirk S. Hachigian	Age: 64 Director since December 2023 Independent Director	Committees > Ad Hoc Business Review
Qualifications, Skills and Attributes Valuable to L3Harris
>
Knowledge of complex operational, management, financial, strategic and governance issues faced by a large global public company

>
Knowledge of and expertise related to global supply chain and distribution, lean manufacturing and related initiatives and international operations

>
Public company board and governance experience

Position, Principal Occupation and Professional Experience
>
Chairman of JELD-WEN Holdings, Inc. (2015-2019)

>
Chairman and Chief Executive Officer of JELD-WEN Holdings, Inc. (2014 – 2015)

>
Chairman and Chief Executive Officer of Cooper Industries plc (2006 – 2012)

>
Previously held senior positions with General Electric Company

Other Current/Recent Public Company Directorships
>
Allegion, Plc. (since 2013)

>
NextEra Energy, Inc. (since 2013)

>
Paccar, Inc. (since 2008)

Harry B. Harris, Jr.	Age: 67 Director since 2021 Independent Director	Committees > Innovation and Cyber > Nominating and Governance
Qualifications, Skills and Attributes Valuable to L3Harris
>
Knowledge of and expertise in complexities of both U.S. and international militaries, defense communities and defense industries

>
Extensive background in military operations and national security

>
Extensive international policy and business experience, including as U.S. Ambassador to the Republic of Korea

>
Experience addressing complex operational and strategic issues, managing significant operating budgets and handling legislative and public affairs

Position, Principal Occupation and Professional Experience
>
U.S. Ambassador to the Republic of Korea (2018 – 2021)

>
Admiral, U.S. Navy (Retired), retired in 2018 after 40 years of military service, holding various senior officer positions and commanding the:

■
U.S. Pacific Command (USPACOM)

■
U.S. Pacific Fleet

■
U.S. 6th Fleet

■
NATO Striking and Support Forces

■
Deputy Chief of Naval Operations for Communications Networks

■
Joint Task Force Guantanamo, Cuba

■
Patrol and Reconnaissance Wing 1

14   L3HARRIS 2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS NOMINEE BIOGRAPHIES
Lewis Hay III	Age: 68 Director since 2002 Independent Director	Committees > Compensation (Chair) > Nominating and Governance
Qualifications, Skills and Attributes Valuable to L3Harris
>
Knowledge of complex strategic, operational, management, regulatory, financial and governance issues faced by a large public company

>
Knowledge of and expertise related to strategic planning, capital raising, financial planning, enterprise risk management, accounting and internal controls, mergers and acquisitions, investor relations and renewable energy and other environmental matters

>
Public company board, governance, audit, finance and compensation experience

Position, Principal Occupation and Professional Experience
>
Operating Advisor for Clayton, Dubilier & Rice, LLC, a private equity investment firm (since 2014)

>
14-year career in senior positions with NextEra Energy, Inc. (formerly FPL Group, Inc.) (“NextEra”), one of the nation’s leading electricity-related services companies and the largest renewable energy generator in North America (1999 – 2013), including:

■
Chief Executive Officer of NextEra (2001 – 2012)

■
Chairman of NextEra (2002 – 2013)

Other Current/Recent Public Company Directorships
>
Elevance Health, Inc. (formerly Anthem, Inc.) (since 2013)

>
Capital One Financial Corporation (2003 – 2019)

Christopher E. Kubasik	Age: 62 Director since 2019 (2018 including L3 service) Employee Director (not independent)	Committees > None
Qualifications, Skills and Attributes Valuable to L3Harris
>
Current role as our Chair and Chief Executive Officer, former roles as Vice Chair and as President and Chief Operating Officer and his leadership and management skills

>
Knowledge and experience with complex strategic, operational, management and financial issues faced by a large aerospace and defense company with international operations

>
Knowledge and experience with complex financial and accounting functions and internal controls, mergers and acquisitions, human resources and talent development

>
Broad experience in aerospace, defense and technology industries and with business development and the government procurement process, as well as deep knowledge of Department of Defense customers

>
Public company board and governance experience

Position, Principal Occupation and Professional Experience
>
Chair and Chief Executive Officer of L3Harris Technologies, Inc. (since June 29, 2022)

>
Vice Chair and Chief Executive Officer of L3Harris Technologies, Inc. (June 29, 2021 – June 29, 2022)

>
Vice Chair, President and Chief Operating Officer of L3Harris Technologies, Inc. (June 29, 2019 – June 29, 2021)

>
Chairman, Chief Executive Officer and President of L3 Technologies, Inc. (2018 – June 28, 2019)

>
President and Chief Operating Officer of L3 Technologies, Inc. (2015 – 2017)

>
13-year career in various senior executive positions with Lockheed Martin Corporation, a global aerospace, defense, security and advanced technologies company, including 3 years as Vice Chairman, President and Chief Operating Officer

>
17-year career with Ernst & Young LLP, where he was named partner in 1996

Other Current/Recent Public Company Directorships
>
Spirit AeroSystems Holdings, Inc. (2013 – 2016)

L3HARRIS 2024 PROXY STATEMENT   15

PROPOSAL 1: ELECTION OF DIRECTORS NOMINEE BIOGRAPHIES
Rita S. Lane	Age: 61 Director since 2019 (2018 including L3 service) Independent Director	Committees > Ad Hoc Business Review > Innovation and Cyber > Nominating and Governance
Qualifications, Skills and Attributes Valuable to L3Harris
>
Knowledge of and expertise related to global hardware operations and supply chain and distribution, manufacturing, sales and marketing and complex information technology and related systems

>
Knowledge of and expertise related to strategic planning, technology innovation and research and development

>
Knowledge of complex management, financial and operational issues faced by large global companies

>
Public company board and governance experience

Position, Principal Occupation and Professional Experience
>
Vice President, Operations of Apple Inc., where she oversaw the launch of the iPad® and manufacturing of the Mac® Desktop & Accessories product lines (2008 – 2014)

>
Senior Vice President, Integrated Supply Chain and Chief Procurement Officer of Motorola Solutions, Inc. (2006 – 2008)

>
14-year career with International Business Machines Corporation serving within the Systems & Personal Computer division and as Vice President, Integrated Supply Chain

>
Served for 5 years in the U.S. Air Force, ultimately as a Captain

Other Current/Recent Public Company Directorships
>
Amphenol Corporation (since 2020)

>
Signify N.V. (since 2016)

>
Sanmina Corporation (2016 –  March 2023)

Robert B. Millard	Age: 73 Director since 2019 (1997 including L3 service) Lead Independent Director	Committees > Compensation > Finance
Qualifications, Skills and Attributes Valuable to L3Harris
>
Knowledge of and expertise related to corporate finance, capital raising, financial planning, accounting, mergers and acquisitions and economic analysis

>
Experience and knowledge related to strategic planning, product development, technology innovation and talent management

>
Public company board, governance and executive compensation experience

Position, Principal Occupation and Professional Experience
>
Chairman of the Massachusetts Institute of Technology Corporation (2014 – 2020; now Chairman Emeritus)

>
Held various positions in business, including:

■
Chairman of Realm Partners L.L.C. (2009 – 2014)

■
Managing Director at Lehman Brothers and its predecessors (1976 – 2008)

Other Current/Recent Public Company Directorships
>
Evercore Inc. (since 2012)

16   L3HARRIS 2024 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS NOMINEE BIOGRAPHIES
Edward A. Rice, Jr.	Age: 67 Director since 2023 Independent Director	Committees > Innovation & Cyber
Qualifications, Skills and Attributes Valuable to L3Harris
>
Knowledge of and expertise in complexities of U.S. and international military operations, engineering and aeronautics international relations and defense industries

>
Extensive background in military leadership, aviation and national security

>
Experience addressing complex operational and strategic issues, managing significant operating budgets and handling legislative and public affairs

Position, Principal Occupation and Professional Experience
>
Independent Consultant, Ed Rice Consulting (since 2014)

>
General, U.S. Air Force (Retired), retired in October 2013 after 35 years of service with U.S. Air Force, commanding troops at all levels and holding various senior officer positions, including:

■
General and Commander, Air Education and Training Command

■
Lieutenant General and Commander, U.S. Forces Japan, and Commander, 5th Air Force

■
Major General and Vice Commander, Pacific Air Forces

■
Major General and Commander, 13th Air Force and Commander, Kenney Headquarters

■
Major General and Commander, 13th Air Force and Director, Air, Space and Information Operations

William H. Swanson	Age: 75 Director since December 2023 Independent Director	Committees > Ad Hoc Business Review (Co-Chair)
Qualifications, Skills and Attributes Valuable to L3Harris
>
Knowledge and experience with complex strategic, operational, management and financial issues faced by a large aerospace and defense company with international operations

>
Broad experience in aerospace, defense and technology industries and with business development and the government procurement process, as well as deep knowledge of Department of Defense customers

>
Public company board and governance experience

Position, Principal Occupation and Professional Experience
>
Chairman of Raytheon Company (2004 – 2014)

>
Chief Executive Officer of Raytheon Company (2003 – 2014)

>
President of Raytheon Company (2002 – 2004)

>
Previously held senior positions with Raytheon Company including:

■
Executive Vice President, Raytheon and President, Electronic Systems (2000 – 2002)

■
Executive Vice President, Raytheon and Chairman and Chief Executive Officer, Raytheon Systems Company (1998 – 2000)

Other Current/Recent Public Company Directorships
>
Hagerty, Inc. (since 2021)

>
NextEra Energy, Inc. (2010 – 2021)

L3HARRIS 2024 PROXY STATEMENT   17

PROPOSAL 1: ELECTION OF DIRECTORS VOTING STANDARD FOR ELECTION OF DIRECTORS
Christina L. Zamarro	Age: 52 Director since 2022 Independent Director	Committees > Audit > Finance
Qualifications, Skills and Attributes Valuable to L3Harris
>
Knowledge of complex strategic, operational, financial and management issues faced by a large global public company

>
Knowledge of and expertise related to corporate finance, mergers and acquisitions and post-merger integration, enterprise risk management and investor relations

>
Knowledge of financial and accounting functions and internal controls

>
Experience and knowledge related to capital markets, banking relationships and economic analysis

Position, Principal Occupation and Professional Experience
>
Executive Vice President, Chief Financial Officer at The Goodyear Tire & Rubber Company (“Goodyear”) (since Jan. 2023)

>
Vice President, Finance and Treasurer of Goodyear (May 2020 – Dec. 2022)

>
Vice President, Corporate Financial Planning, Analysis and Investor Relations of Goodyear (2018 – Apr. 2020)

>
Previously held roles as Vice President, Investor Relations, Assistant Treasurer, Capital Markets and Risk Management, Director, International Finance and Strategy and Senior Manager, Finance and Strategy of Goodyear (2007 – 2018)

>
Previously held finance positions at Ford Motor Company

VOTING STANDARD FOR ELECTION OF DIRECTORS
Under our By-Laws and Corporate Governance Guidelines, a majority voting standard applies to the uncontested election of directors at the 2024 Annual Meeting. This means that, to be elected, a nominee must receive more “For” votes than “Against” votes. (Abstentions and any broker non-votes will have no effect because only votes cast “For” or “Against” a nominee are counted.)
Any incumbent nominee who does not receive more “For” votes than “Against” votes must offer to tender a resignation promptly after certification of the vote, and our Nominating and Governance Committee will then recommend to our Board whether or not to accept it. Our Board must reach a decision and take action by 90 days after certification of the vote (however, if accepting a resignation would cause us to fail to comply with the New York Stock Exchange (“NYSE”) independence or other legal requirements, our Board would take action as soon as practicable). Our Board will also promptly disclose its decision and the reasons behind it.
If our Board does not accept the resignation, the incumbent nominee will continue to serve as a director until the next Annual Meeting of Shareholders and until a successor is duly elected and qualified, or until the individual’s prior death, resignation, retirement or removal from office. If our Board accepts the resignation, then a majority of our Board, in its discretion, may either fill the resulting vacancy or choose not to fill the vacancy and instead decrease the size of our Board.
18   L3HARRIS 2024 PROXY STATEMENT

CORPORATE GOVERNANCE
We have long been focused on and committed to responsible and effective corporate governance in order to enhance the creation of sustainable, long-term shareholder value and to be accountable and responsive to our shareholders.
In support of those goals, we have Corporate Governance Guidelines that trace their history back to 1960. The Guidelines address a broad set of issues that our Board believes are integral to sound governance practices, including director independence, succession planning and policies limiting transactions in our stock by directors and officers. See page 28 for more details.
This Corporate Governance section describes how Board leadership is structured, our Board’s oversight responsibilities, our committee structure and Board policies and practices that reflect our commitment to sound corporate governance.
BOARD LEADERSHIP STRUCTURE
Our Board annually reviews its leadership structure to help ensure effective guidance to, and oversight of, management.
Our Board’s leadership is currently structured as follows:

>
a combined position of Chair and CEO;

>
a Lead Independent Director with well-defined duties that support our Board’s oversight responsibilities;

>
a robust committee structure comprised solely of independent directors; and

>
engaged independent Board members who participate in the agenda-setting process for our Board and committee meetings, conduct candid and constructive discussions and deliberations, have access to management and hold regularly scheduled executive sessions.

Our Board believes that this structure provides for effective independent board leadership and oversight. It provides the appropriate balance between an empowered Lead Independent Director with well-defined responsibilities and a Chair and CEO with responsibilities for day-to-day management, Board leadership and setting long-term strategy.
Each aspect of our Board’s leadership is discussed below.
Chair and CEO Roles
Our Board elects a Chair from among the directors and also may appoint a Vice Chair. Our Board combines or separates the positions of Chair and CEO based on what the independent directors of the Board believes best serves the needs of L3Harris and our shareholders at any particular time.
While it is committed to strong corporate governance and appropriate independent oversight of management, our Board believes it would be fundamentally wrong to permanently and inflexibly separate or combine the positions of Chair and CEO. Such a policy, in the Board’s view, would remove its ability to choose the leadership structure that it views as best for L3Harris and our shareholders at a given time based on its unique knowledge of the challenges and opportunities faced by L3Harris.
In light of current facts and circumstances, the independent directors of the Board believe it is best to keep the Chair and CEO roles combined at this time.
L3HARRIS 2024 PROXY STATEMENT   19

CORPORATE GOVERNANCE BOARD LEADERSHIP STRUCTURE
Lead Independent Director Role
When our Chair is not an independent director, our independent directors (by affirmative majority vote) designate one independent Board member to serve as Lead Independent Director. Service as Lead Independent Director is generally for a one-year term commencing on the date of our Annual Meeting of Shareholders.
Currently, our Lead Independent Director is Mr. Millard, who has served in this role since June 29, 2019, with the Board since re-designating him for this role on an annual basis.
Lead Independent Director Responsibilities
The responsibilities and authority of our Lead Independent Director include:

>
Presiding at all meetings of our Board at which our Chair is not present, including executive sessions of our independent directors;

>
Serving as liaison between our Chair and our independent directors;

>
Approving, in consultation with our Chair, the information sent to our Board and the meeting agendas for our Board;

>
Approving, in consultation with our Chair, our Board meeting schedules to assure sufficient time for discussion of all agenda items;

>
Calling meetings of our independent directors;

>
Facilitating discussion among the independent directors on key issues and concerns outside of full meetings of our Board;

>
Being available for consultation and direct communication with major shareholders, if requested, consistent with our policies regarding shareholder communications;

>
Providing timely feedback from executive sessions of our independent directors to our CEO or other members of senior management;

>
Playing a key role in the annual CEO evaluation process, together with the Chair of our Compensation Committee (or the Chair of our Nominating and Governance Committee if the same individual is serving as Lead Independent Director and Chair of our Compensation Committee);

>
Playing a key role in our Board’s annual self-evaluation process and related matters, together with the Chair of our Nominating and Governance Committee (or the Chair of our Compensation Committee if the same individual is serving as Lead Independent Director and Chair of our Nominating and Governance Committee);

>
Guiding and playing a key role in the CEO succession planning process; and

>
Other responsibilities and authority as our Board may determine from time to time.

The designation of a Lead Independent Director is not intended to inhibit communications among our directors or between our directors and our Chair.
Executive Sessions of Independent Directors
Our Corporate Governance Guidelines require that at least two-thirds of the directors on our Board be independent directors. The agenda for each regularly scheduled Board meeting includes an executive (private) session of independent directors, chaired by our Lead Independent Director. The agenda for each regularly scheduled standing committee meeting (other than quarterly earnings review meetings of our Audit Committee) likewise includes an executive session of independent directors. See page 28 for a discussion of our independence standards for directors.
An important part of the executive sessions of independent directors of our Board and its standing committees is the discussion of results from the annual self-evaluations undertaken by our Board and its standing committees, which are described below.
Self-Evaluations by our Board and Committees
Our Board and its standing committees undertake annual self-evaluations designed to foster continuous improvement in performance and effectiveness. Our Nominating and Governance Committee facilitates our Board’s annual self-evaluation. Our directors are asked to consider areas such as our Board’s role, communications with management and Board composition and meetings, and committee members are asked to consider areas such as the committee’s role and the responsibilities articulated in its charter, its composition and its operation. Self-evaluations may be undertaken utilizing written questionnaires, facilitated discussions or other means, as determined by our Board or the applicable committee. Review and discussion of the self-evaluation process and results occurs in an executive session of our Board or the applicable committee.
Board Committees
Our Board currently has five standing committees to assist in discharging its responsibilities: Audit, Compensation, Finance, Innovation and Cyber and Nominating and Governance. Our board also has an Ad Hoc Business Review Committee that is reviewing operational performance, cost structure, portfolio composition and all other value creation levers.
20   L3HARRIS 2024 PROXY STATEMENT

CORPORATE GOVERNANCE BOARD LEADERSHIP STRUCTURE
Each committee regularly reports its activities and actions to our full Board, generally at the next Board meeting following the committee meeting. Our Board has adopted a written charter for each standing committee and our Ad Hoc Business Review Committee. The charters of our Audit Committee, Compensation Committee and Nominating and Governance Committee comply with the NYSE corporate governance requirements. There are no NYSE requirements with respect to our Finance Committee, Innovation and Cyber Committee or Ad Hoc Business Review Committee charters.
Copies of all standing committee charters and our Corporate Governance Guidelines are available on the Corporate Governance section of our website at www.l3harris.com/company/environmental-social-and-governance and also are available to shareholders upon written request to our Secretary at L3Harris Technologies, Inc., 1025 West NASA Boulevard, Melbourne, Florida 32919.
Each committee’s principal functions are summarized below. You can find a more detailed description of purposes and responsibilities in each committee charter (and in our Corporate Governance Guidelines, in the case of our Nominating and
Governance Committee).
Audit Committee Chair Sallie B. Bailey	Other Members Peter W. Chiarelli Joanna L. Geraghty Christina L. Zamarro
Key responsibilities
>
Assisting our Board in overseeing, among other things: the quality and integrity of our financial statements; our compliance with relevant legal and regulatory requirements; our internal control over financial reporting; our independent registered public accounting firm’s qualifications and independence; the performance of our internal audit function; and our independent registered public accounting firm and audit and assurance processes for climate-related required reporting.

>
Directly appointing, compensating, retaining, terminating and overseeing the work of our independent registered public accounting firm.

>
Pre-approving all audit services, internal control-related services and non-audit services to be provided by our independent registered public accounting firm.

>
Reviewing and discussing with our independent registered public accounting firm, our internal audit department and our management any major issues regarding accounting principles and financial statement presentations, the effect of regulatory and accounting initiatives or actions, as well as off-balance sheet structures, on our financial statements and any major issues concerning the adequacy of our internal controls or special steps adopted in light of any material control deficiencies.
>
Discussing the Company’s enterprise risk management process and other guidelines and policies governing management’s risk assessment process.

>
Reviewing and discussing our earnings releases, the types of financial information and earnings guidance we provide and the types of presentations made by us to analysts and rating agencies.

>
Reviewing and discussing quarterly and year-end operating results with our independent registered public accounting firm, our internal audit department and our management; reviewing our interim financial statements prior to their inclusion in our Form 10-Q filings; and recommending to our Board the inclusion of our annual financial statements in our Annual Reports on Form 10-K.

>
Reviewing and discussing disclosures and reporting related to ESG matters.

>
Overseeing our ethics and business conduct program consistent with sound, ethical business practices and legal requirements.

Our Board has determined in its business judgment that each member of our Audit Committee:
>
is independent within the meaning of NYSE listing standards applicable to Audit Committee members, applicable laws and rules and our Director Independence Standards; and

>
satisfies the “financial literacy” requirements of NYSE listing standards and has “accounting or related financial management expertise.”

Our Board also has determined that Ms. Bailey and Ms. Zamarro satisfy the “audit committee financial expert” criteria, as that term is defined by Securities and Exchange Commission (“SEC”) rules.
L3HARRIS 2024 PROXY STATEMENT   21

CORPORATE GOVERNANCE BOARD LEADERSHIP STRUCTURE
Compensation Committee Chair Lewis Hay III	Other Members Thomas A. Dattilo Joanna L. Geraghty Robert B. Millard
Key responsibilities
>
Reviewing policies, programs and strategies for management training, talent development, recruitment, retention and succession plans, and recommending to our Board individuals for election as officers, including executive officers.

>
Overseeing and reviewing our overall compensation philosophy, objectives, elements, policies and practices related to compensation, establishing the compensation and benefits of our executive officers and administering our equity-based compensation plans.

>
Reviewing and evaluating the relationship between our financial performance and the compensation of executive officers, including benchmarking.

>
Reviewing and approving corporate goals relevant to the compensation of our CEO, evaluating our CEO’s performance against those goals and, together with all independent directors of our Board, determining and approving annual salary, cash and equity incentives and other executive benefits for our CEO based on this evaluation.

>
Reviewing and approving the annual salary, cash and equity incentives and other benefits for our other executive officers and considering the results of advisory votes for say-on-pay.

>
Reviewing and approving employment, separation, severance and change in control agreements and plans and terms and any special arrangements in the event of termination of employment, death or retirement of executive officers.

>
Determining stock ownership guidelines for our CEO, executive officers and other corporate officers and overseeing compliance with such guidelines.

>
Overseeing regulatory compliance with applicable executive compensation laws, rules and regulations and with NYSE listing standards regarding shareholder approval of equity compensation plans.

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Reviewing, in consultation with our Nominating and Governance Committee, responses to shareholder proposals regarding matters falling within the responsibilities and duties of our Compensation Committee.

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Reviewing management’s assessment of the effect on our business of risks from our compensation policies and practices and periodically discussing such matters with management.

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Reviewing our diversity, equity (including pay equity) and inclusion efforts.

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Reviewing and discussing the “Compensation Discussion and Analysis” section of our proxy statement with management and making a recommendation to our Board on the inclusion of such section in our proxy statement.

>
Retaining and terminating independent executive compensation consultants, including approving such consultants’ fees and other retention terms.

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Creating and revising any compensation “clawback” policy required by law or otherwise adopted by us (including our Incentive-Based Compensation Recovery Policy (“Clawback Policy”)).

Our Board has determined in its business judgment that each member of our Compensation Committee is independent within the meaning of the NYSE listing standards applicable to Compensation Committee members, applicable laws and rules and our Director Independence Standards.
Our Compensation Committee has delegated to our Chair and CEO the authority to grant equity awards to employees who are not executive officers, subject to an annual maximum number of shares underlying the awards that may be granted, and annually reviews these awards.
For additional information regarding the role of our Compensation Committee and our executive compensation process and procedures, including the role of executive officers and compensation consultants in recommending the amount or form of executive compensation, see the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 34.
22   L3HARRIS 2024 PROXY STATEMENT

CORPORATE GOVERNANCE BOARD LEADERSHIP STRUCTURE
Finance Committee Chair Roger B. Fradin	Other Members Sallie B. Bailey Robert B. Millard Christina L. Zamarro
Key responsibilities
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Periodically reviewing our financial position, capital structure, working capital, capital transactions, equity investments, debt ratings and other matters relating to our financial condition.

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Reviewing our dividend policy, capital asset plan and share repurchase policy and making recommendations to our Board relating to such policies.

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Overseeing the financial and investment policies and objectives applicable to our material benefit plans.

Our Board has determined in its business judgment that each member of our Finance Committee is independent within the meaning of the NYSE listing standards and our Director Independence Standards.
Innovation and Cyber Committee Chair Peter W. Chiarelli	Other Members Roger B. Fradin Harry B. Harris, Jr. Rita S. Lane	Edward A. Rice, Jr.
Key responsibilities
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Overseeing our innovation and technology strategy, with a focus on leveraging technology to drive increased orders, sales and profitability and further our overall business strategy.

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Overseeing cyber risks and related matters that may affect efforts by the Company and management to monitor and mitigate those risks.

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Overseeing our business activities that involve matters that are designated as classified for purposes of national security by an agency of the United States Government.

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Reviewing our progress against innovation and technology program objectives, including new product development.

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Reviewing potentially disruptive trends or external market conditions or other risks, gaps or opportunities in innovation and technology.

Our Board has determined in its business judgment that each member of our Innovation and Cyber Committee is independent within the meaning of the NYSE listing standards and our Director Independence Standards. All of the members of our Innovation and Cyber Committee currently possess security clearance credentials.
L3HARRIS 2024 PROXY STATEMENT   23

CORPORATE GOVERNANCE BOARD LEADERSHIP STRUCTURE
Nominating and Governance Committee Chair Thomas A. Dattilo	Other Members Harry B. Harris, Jr. Lewis Hay III Rita S. Lane
Key responsibilities
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Identifying and recommending qualified individuals for election or re-election to our Board and filling vacancies on our Board, and periodically planning for Board refreshment and succession, including for key Board leadership positions.

>
Adopting policies and procedures for considering director candidates recommended by our shareholders.

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Developing, reviewing and recommending to our Board our Corporate Governance Guidelines and monitoring trends and evolving practices in corporate governance.

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Periodically assessing the adequacy of our corporate governance framework, including our Restated Certificate of Incorporation, By-Laws and Director Independence Standards, and recommending changes to our Board for approval, as appropriate.

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Developing, reviewing and recommending to our Board director compensation and benefit plans.

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Reviewing, and making recommendations to our Board concerning, the structure, size, diversity, composition, operation and leadership of our Board and its committees, including recommending committee assignments.

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Developing, reviewing and recommending to our Board the meeting schedule for our Board and its committees, in consultation with our Lead Independent Director and each committee chair.

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Reviewing, and approving or ratifying, related person transactions in accordance with relevant policies.

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Reviewing, in consultation with the Compensation Committee, as needed, and making recommendations to our Board regarding shareholder proposals and a process for shareholder communications with our Board.

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Facilitating our Board’s annual self-evaluation of its performance and effectiveness.

>
Retaining and terminating independent director compensation consultants, including approving such consultants’ fees and other retention terms.

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Assisting our Board in overseeing our environmental, health and safety programs and charitable, civic, educational and philanthropic activities.

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Reviewing and overseeing our political advocacy and lobbying activities and expenditures.

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Reviewing and taking appropriate action concerning strategic issues and trends relating to corporate citizenship and responsibility, including social and political trends and public policy issues that may have an impact on our operations, financial performance or public image.

>
Reviewing, monitoring and evaluating ESG strategies, initiatives, policies and risks related to corporate governance ratings and disclosures, shareholder engagement, Board and committee oversight responsibilities and other ESG focus areas.

Our Board has determined in its business judgment that each member of our Nominating and Governance Committee is independent within the meaning of the NYSE listing standards and our Director Independence Standards.
For additional information on the role of our Nominating and Governance Committee and our director compensation process, including the role of compensation consultants relating to director compensation, see the “Director Compensation and Benefits” section of this proxy statement beginning on page 30.
Ad Hoc Business Review Committee Co-Chair Roger B. Fradin Co-Chair William H. Swanson	Other Members Kirk S. Hachigian Rita S. Lane
Key responsibilities
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Conducting a business review of our operational performance, cost structure and portfolio composition.

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Exploring other value creation levers.

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Making recommendations to our Board following completion of its review.

24   L3HARRIS 2024 PROXY STATEMENT

CORPORATE GOVERNANCE OUR BOARD'S ROLE AND RESPONSIBILITIES
OUR BOARD’S ROLE AND RESPONSIBILITIES

Our Board is responsible for overseeing the management of our business, property and affairs, and is focused on the creation of sustainable, long-term value for our shareholders. In addition to participating in Board and committee meetings held at our corporate headquarters or other offices or locations and reviewing relevant materials, Board members inform themselves about our business through discussions with our CEO and our other executives, and by visiting our facilities.
Our Board’s and Board committees’ major responsibilities include:

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overseeing the management of our business;

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reviewing and approving our long-term strategy, our key strategic and financial objectives and operating plans and other strategic actions;

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understanding and periodically reviewing material risks, including through our enterprise risk management enterprise risk management (“ERM”) process;

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establishing and maintaining an effective governance structure, including appropriate board composition;

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planning for board succession and appointing directors to fill Board vacancies between annual meetings of shareholders;

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selecting our CEO, electing our corporate officers, evaluating the performance of our CEO and other executive officers, planning for CEO succession and reviewing management’s succession planning for other executive officers;

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determining CEO compensation, and overseeing compensation of other executive officers;

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overseeing our ethics and compliance and ESG programs and periodically assessing our culture;

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overseeing our systems of control, which promote accurate and timely reporting of financial information to shareholders, and our processes for maintaining the integrity of our financial statements and other public disclosures;

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overseeing our environmental, health and safety programs and our political advocacy and lobbying activities and expenditures; and

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monitoring and taking appropriate action regarding strategic issues and trends relating to environmental matters and corporate citizenship and responsibility.

Strategy Oversight
Our Board plays an active role in overseeing the formulation and implementation of our overall business strategy. As part of our annual strategic planning process, toward the end of each fiscal year, our senior leadership team and other executives present to our Board Company-wide and segment/sector annual operating plans and three-year strategic plans for the upcoming fiscal year(s). Our Board thoroughly reviews and provides substantive insight and guidance on these plans and, after further review sessions, approves them. Our Board then receives regular updates throughout the year on the progress, challenges and risks with respect to execution of the plans.
Our Board also routinely receives updates on and discusses topics of strategic importance to us, such as technology, cybersecurity, enterprise risk management and merger, acquisition and portfolio shaping opportunities. Our Board holds executive sessions solely for independent directors at each regularly scheduled Board meeting to discuss strategic matters and other significant business developments.
Risk Oversight
In fulfilling its responsibility to oversee the management of our business and other enterprise risks, our Board has approved an ERM process administered by management, as described below. The Board considers risks and related mitigation, whether risks are identified through the ERM process or raised in the context of matters on which management reports to our Board or one of its committees.
ENTERPRISE RISK MANAGEMENT PROCESS
Our ERM process, among other things, is designed to identify material risks across L3Harris with input from each business segment and function. This process has been reviewed by our Board and is the subject of oversight and regular review by our Audit Committee. However, the responsibility for the day-to-day management of risk lies with our management, which continually monitors the material risks facing L3Harris, including strategic, financial, operational and legal and compliance risks. Under our ERM process, which is coordinated through a cross-functional management committee, various material business risks are regularly identified, assessed and prioritized. The top risks to L3Harris, which are reflected in an enterprise risk “heat map,” and any mitigation plans associated with those risks, are reported to our Board. In addition, our management ERM committee regularly provides reports to our senior executives to ensure dissemination of information about identified risks to management and throughout L3Harris. We also manage risk through numerous controls and processes embedded in our operations, which are reviewed from time to time with our Board and/or its relevant committees.
L3HARRIS 2024 PROXY STATEMENT   25

CORPORATE GOVERNANCE OUR BOARD'S ROLE AND RESPONSIBILITIES
ALLOCATION OF RISK OVERSIGHT RESPONSIBILITIES
Our Board also considers risks that are raised in the context of various matters that management may bring to the attention of our Board or one of its committees. This activity is carried out through the full Board and its committees based on the nature of the risks being considered, as shown below:
26   L3HARRIS 2024 PROXY STATEMENT

CORPORATE GOVERNANCE OUR BOARD'S ROLE AND RESPONSIBILITIES
Management Succession Planning
Our Board dedicates at least one meeting each year to a comprehensive review of our management succession strategy and our leadership pipeline for key roles, including the CEO, based on our long-term strategy. The Compensation Committee facilitates this review session, at which the Board:
>
considers and assesses key leadership talent throughout our Company;

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reviews our talent strategy for critical positions, including roles for which it may be necessary to consider external candidates; and

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reviews and updates our contingency plans in the event the CEO or another executive officer becomes unable to serve for any reason, including death or disability.

In addition, management conducts periodic talent reviews of all of our business segments and corporate functional areas, including discussion of succession plans for key positions and identification and development of top talent for future leadership roles. These reviews inform and support our Board’s review session.
Our Board also receives regular updates on key talent indicators for our overall workforce, including employee engagement, attrition, diversity, equity and inclusion, recruiting and development programs and our broader human capital management strategy, and has regular opportunities to observe key leaders and high-potential talent through presentations, meetings and other events.
Ethics, Compliance and Sustainability Oversight
Our Board has responsibility for overseeing our ethics and compliance programs and our activities related to corporate citizenship, responsibility and sustainability. This oversight is carried out largely through our Audit Committee, which assists our Board in overseeing our ethics and business conduct program, and our Nominating and Governance Committee, which assists our Board in overseeing our environmental, health and safety programs, our political advocacy and lobbying activities and expenditures and our charitable, civic, educational and philanthropic activities. Our Nominating and Governance Committee also monitors and takes appropriate action regarding strategic issues and trends relating to environmental, social and governance efforts and corporate citizenship and responsibility that could affect our operations, financial performance or public image.
CODE OF CONDUCT
All L3Harris employees, officers and directors are required to abide by our Code of Conduct to help ensure that we consistently conduct our business in an ethical and legal manner. Our Code of Conduct is an important component of a comprehensive ethics and compliance program that includes compliance with all laws and corporate policies and procedures, an open relationship among employees that contributes to good business conduct and an abiding belief that we should conduct all business dealings in an honest and ethical manner.
Our Audit Committee assists our Board in fulfilling its oversight responsibility as to our compliance with the goals and objectives in our Code of Conduct by reviewing and taking action regarding compliance processes, standards and controls and reviewing results of relevant audits and investigations. Our Code of Conduct covers a broad range of topics, including:
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Promoting diversity, inclusion and respect in the workplace

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Health and safety

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Privacy of personally identifiable information

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Avoiding conflicts of interest

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Working with governments

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Commitment to quality

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Bribery, corruption and kickbacks

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Business courtesies

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Fair competition

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Exports, imports and trade compliance

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Confidential information and intellectual property

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Material non-public information and insider trading

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Communicating L3Harris information

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Social media

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Business records and record management

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Protecting L3Harris and customer assets

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Political activities and lobbying

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Human rights

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Human trafficking

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Corporate responsibility

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Avoiding harassment and preventing discrimination

Employees are required to report any conduct they believe in good faith to be a violation of our Code of Conduct or policies. Our Code of Conduct is posted on our website at www.l3harris.com/company/environmental-social-and-governance and also is available by written request to our Corporate Ethics Office, L3Harris Technologies, Inc., 1025 West NASA Boulevard, Melbourne, Florida 32919. Any amendment to, or waiver from, our Code of Conduct that is required to be disclosed to shareholders will be posted on our website within four business days following such amendment or waiver.
L3HARRIS 2024 PROXY STATEMENT   27

CORPORATE GOVERNANCE BOARD POLICIES AND PROCESSES
SUSTAINABILITY — ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS
We have a strong commitment to creating a more sustainable future for our society, which we have demonstrated by establishing our values of integrity, excellence and respect. It is on this foundation we established and continue to advance our comprehensive ESG program that includes a focused strategy and detailed metrics for how we plan to hold ourselves accountable, overseen by our Nominating and Governance Committee.
We also are committed to serving all of our stakeholders  —  employees, shareholders, customers, suppliers and community partners, among others. As a technology innovator, we strive to deliver solutions that solve our customers’ most mission-critical challenges, while at the same time seeking to address ESG-related issues, including reducing our environmental impact.
For more information about L3Harris’ ESG program and related efforts, refer to the L3Harris Sustainability Report 2023, which will be published soon after the date of this proxy statement on the ESG section of our website at https://www.l3harris.com/
company/environmental-social-and-governance, but is not incorporated by reference into this proxy statement.
BOARD POLICIES AND PROCESSES
Our Corporate Governance Guidelines
Our Corporate Governance Guidelines address a broad set of issues that our Board believes are integral to sound governance practices:
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Board composition

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Director independence

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Selection of Chair

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Designation and responsibilities of Lead Independent Director

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Selection of Board nominees

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Board membership criteria

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Majority voting for directors

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Director retirement policy

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Director time commitments

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Director compensation

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Stock ownership guidelines

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Prohibitions on hedging

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Prohibition on margin accounts and pledging transactions

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Meeting schedules and agendas

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Executive sessions of independent directors

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Access to management

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Board committees and membership

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Board and director responsibilities

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Director orientation and continuing education

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CEO performance evaluation and compensation

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Succession planning

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Board and committee self-evaluations

Our Board reviews our Corporate Governance Guidelines at least annually, updating them from time to time as regulatory requirements change and governance practices evolve. Our Nominating and Governance Committee is responsible for overseeing our Corporate Governance Guidelines and for reporting and making recommendations to our Board concerning corporate governance matters.
A copy of our Corporate Governance Guidelines is available on the Corporate Governance section of our website at www.l3harris.com/company/environmental-social-and-governance.
Director Independence Standards
Our Board periodically assesses the independence of our directors and examines the nature and extent of any relationships between the Company and our directors, their families and their affiliates. Our Board is guided in this assessment by our Director Independence Standards, available on the Corporate Governance section of our website at www.l3harris.com/company/environmental-social-and-governance.
A director is considered independent if our Board affirmatively determines that the director does not have any direct or indirect material relationship with L3Harris that could impair the director’s independence from management and the Company. When assessing the materiality of a director’s relationship with the Company, our Board considers the issue both from the standpoint of the director and the standpoint of persons or organizations with which the director is affiliated. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.
Pursuant to our Corporate Governance Guidelines, our Board undertook a review of director independence in February 2024, which included a review of the responses of each director to questions regarding the individual’s relationships, as well as discussions with each director. Based on the NYSE listing standards and our Director Independence Standards, our Board has affirmatively determined in its business judgment that each director, with the exception of Mr. Kubasik, our Chair and CEO, is independent and has no direct or indirect material relationship with L3Harris, other than as a director, that impairs the director’s independence.
28   L3HARRIS 2024 PROXY STATEMENT

CORPORATE GOVERNANCE BOARD POLICIES AND PROCESSES
Stock Ownership Guidelines for Non-Employee Directors
To further align the interests of our non-employee directors with L3Harris shareholders, our Board has adopted stock ownership guidelines for our non-employee directors. Non-employee directors are expected to:
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own L3Harris stock or stock equivalent units with a minimum value equal to five times the annual cash retainer for service as a member of our Board; and

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meet these levels within five years after election or appointment to our Board (or five years from the closing of the Merger, in the case of non-employee directors designated by Harris or L3 in connection with the Merger).

Related Person Transactions
Our Board has adopted a written policy and procedures for the review, approval and ratification of transactions among L3Harris and our directors, executive officers, nominees for director and their related interests. The policy supplements the conflicts of interest policies set forth in our Code of Conduct and our other internal policies and procedures. Under this policy, our Nominating and Governance Committee reviews all related person transactions, and may approve or ratify a related person transaction if, in its business judgment, it determines that the transaction is, or is not inconsistent with, the best interests of L3Harris and our shareholders. This may include situations where we obtain products or services of a nature, quantity or quality, or on terms that are not readily available from alternative sources, or where we provide to related persons products or services on an arm’s-length basis on terms comparable to those that apply to unrelated third parties or employees generally. Any director who participates in or is the subject of an existing or potential related person transaction may not participate in the review, consideration or approval of the related person transaction.
Under the policy and consistent with SEC rules, a related person transaction is any transaction, arrangement or relationship in which L3Harris was, is or will be a participant, where the amount involved exceeds $120,000 and in which a related person had, has or will have a direct or indirect material interest. A related person includes any of our directors, executive officers, nominees for director, any person known to be the beneficial owner of more than 5% of any class of our common stock, an immediate family member of any person described above and any entity with respect to which any person described above is an employee, is a partner or principal or serves in a similar position, or has 10% or greater beneficial ownership interest.
Each director, nominee and executive officer must annually complete a questionnaire to identify the individual’s related interests and persons, and must endeavor to promptly notify us of changes to that information. Before entering into a potential related person transaction, the related person or involved business area of L3Harris must notify our Secretary of the facts and circumstances of the potential transaction, and if the Secretary determines that it would be a related person transaction, it will be submitted to the Nominating and Governance Committee for review and consideration. A related person transaction entered into without the Nominating and Governance Committee’s prior approval will not violate this policy or be unenforceable, as long as the transaction is brought to the committee’s attention promptly after it is entered into or after it becomes apparent that the transaction is covered by this policy, and it is ratified by the committee.
Based on holdings reported on Schedule 13G/A and Schedule 13G filed with the SEC by BlackRock, Inc. (“Blackrock”) and T. Rowe Price Associates, Inc. (“T. Rowe Price”), respectively, each beneficially owned more than 5% of our common stock as of January 25, 2024 and February 14, 2024, respectively. BlackRock and certain of its affiliates provided asset management services in fiscal 2023 for certain of our defined contribution and defined benefit plans, for which participants paid or will pay approximately $1.6 million and we paid or will pay approximately $0.1 million. T. Rowe Price and certain of its affiliates provided asset management services in fiscal 2023 for certain of our defined contribution plans, for which participants paid or will pay approximately $3.8 million.
The agreements with each of BlackRock and T. Rowe Price were negotiated on an arm’s-length basis, and the ownership of our common stock plays no role in the business relations between us and BlackRock and T. Rowe Price. In addition, we believe that the agreements represent standard terms and conditions for asset management services. In accordance with our then-existing related person transaction policy, the Harris Governance and Corporate Responsibility Committee reviewed, ratified and approved the agreements entered into by Harris with BlackRock and T. Rowe Price.
DIRECTOR ONBOARDING AND EDUCATION
When new directors join our Board, they are provided with background material on L3Harris, its strategy, its business plans, its financial position, its legal affairs and its risk profile. They also meet with senior management and visit some of our key facilities.
Our directors are expected to keep up with issues affecting L3Harris and the industry in which we operate, and on developments that may affect their general responsibility as directors. Our Board and the Nominating and Governance Committee are also expected to periodically review our Board’s policies and procedures regarding director orientation, and to recommend, as needed, continuing education programs for board members or committee members.
L3HARRIS 2024 PROXY STATEMENT   29

CORPORATE GOVERNANCE DIRECTOR COMPENSATION AND BENEFITS
MEETING ATTENDANCE
In fiscal 2023, our Board of Directors held 10 meetings, and its committees held a total of 24 meetings, and the average attendance of directors at those meetings is shown in the table below.
FISCAL 2023 BOARD AND COMMITTEE MEETINGS AND ATTENDANCE
Board or Committee	Number of Meetings Held	Average Meeting Attendance
Board of Directors	10	99%
Audit Committee	8	100%
Compensation Committee	5	100%
Finance Committee	2	100%
Innovation and Cyber Committee	3	100%
Nominating and Governance Committee	6	100%
We typically schedule a Board meeting in conjunction with our Annual Meeting of Shareholders. Absent unavoidable conflict, all Board members are expected to attend the Annual Meeting of Shareholders. All of our Board members then serving attended our 2023 Annual Meeting of Shareholders.
Communicating With Our Board of Directors
GENERAL COMMUNICATIONS
To communicate with an L3Harris Board member, a selected group of Board members, or the full Board:
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send an e-mail to corporate.secretary@l3harris.com (specifying which Board member(s) you would like to reach); or

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write to the Board member(s) c/o Secretary, L3Harris Technologies, Inc., 1025 West NASA Boulevard, Melbourne, Florida 32919.

Our Secretary will review your communication and, if it is related to the duties and responsibilities of our Board and its committees, will forward it to the appropriate recipient(s), who will then determine whether it should be shared with other Board members.
However, our Board has instructed our Secretary not to forward communications that the Secretary deems unduly hostile, threatening, illegal or similarly inappropriate (such as surveys, spam, junk mail, resumes, service or product inquiries or complaints, solicitations or advertisements). Our Secretary will periodically provide our Board a summary of all communications (other than surveys, spam, etc.) that were not forwarded to the intended recipient(s), and make them available to any director upon request.
ACCOUNTING, INTERNAL CONTROLS, AUDITING AND OTHER MATTERS
Our Audit Committee has established procedures for the handling of complaints and concerns received by L3Harris regarding accounting, internal accounting controls or auditing matters, financial reporting or disclosure matters, and other matters relating to actual, alleged or potential violations of any law, rule or regulation relating to securities or fraud against shareholders. Upon receipt of a complaint or concern, a determination will be made as to whether it pertains to any of these matters, and if so, it will be handled in accordance with these procedures. A copy of the procedures is available on the Corporate Governance section of our website at www.l3harris.com/company/environmental-social-and-governance.
DIRECTOR COMPENSATION AND BENEFITS
Our Board compensation program is intended to attract and retain directors with demonstrated ability, integrity, judgment and experience to fulfill their responsibility to oversee management and to develop and oversee the implementation of strategies aimed at creating sustainable, long-term value for our shareholders. The program also is intended to recognize the time commitments and potential liability associated with serving on the board of a public company.
Our independent directors are not permitted to receive, directly or indirectly, any consulting, advisory or other compensatory fees from us, and we do not compensate any employee director separately for service as a director. Directors do not receive additional fees for meeting attendance.
The form and amount of director compensation is annually reviewed and assessed by our Nominating and Governance Committee. The committee reviews compensation comparison peer group data and broad survey data concerning director compensation practices, levels and trends for companies comparable to us in revenue, businesses and complexity, as supplied by independent compensation consultants. If the committee believes any changes to director compensation are warranted, it makes recommendations for the Board to consider.
30   L3HARRIS 2024 PROXY STATEMENT

CORPORATE GOVERNANCE DIRECTOR COMPENSATION AND BENEFITS
Our Board compensation program is described below.
Cash and Equity-Based Retainers for Non-Employee Directors
	Board member	Lead Independent Director	Audit Committee Chair	Compensation Committee Chair	Other Committee Chair/Co-Chair
Fiscal 2023 Annual Retainer	$140,000 cash $170,000 equity-based (in the form of director share units)	$50,000 cash	$30,000 cash	$20,000 cash	$20,000 cash
Annual Retainer Effective January 1, 2024	$150,000 cash $190,000 equity-based (in the form of director share units)	$50,000 cash	$30,000 cash	$25,000 cash	$20,000 cash
Cash compensation: Each cash retainer is payable on a quarterly basis in arrears and is pro-rated if a director does not serve for the entire quarter.
Equity-based compensation. Each year at our Annual Meeting of Shareholders, non-employee directors receive a grant of director share units under our 2015 Equity Incentive Plan (as amended and restated effective as of August 28, 2020, our “2015 Equity Incentive Plan”) or any successor equity compensation plan. The number of shares granted is calculated by dividing the applicable dollar amount shown in the table above by the fair market value of one share of L3Harris common stock on the grant date (rounded down to the nearest whole share). Generally, these director share units fully vest on the one-year anniversary of the grant date, subject to the director’s continued service and the particular terms and conditions of the grant, and upon vesting, are paid in shares of L3Harris common stock (subject to deferral, as described below). If a non-employee director joins the Board after an Annual Meeting of Shareholders, the award is pro-rated based on the portion of the year for which the director serves.
Deferred Compensation Plan for Non-Employee Directors
On June 29, 2019, our Board adopted the L3Harris Technologies, Inc. 2019 Non-Employee Director Deferred Compensation Plan, an unfunded, non-qualified deferred compensation plan for the benefit of our non-employee directors, which became effective December 31, 2019.
Under this plan, each non-employee director of L3Harris may elect in advance to defer all or a portion of cash retainer fees to be earned, and of director share units to be granted, in the next calendar year or in subsequent years (special rules govern the timing of deferral elections by new non-employee directors who join our Board after a calendar year has commenced).
Any cash retainer deferred by a director will be credited as deferred units to the director’s account as of the date the retainer would have otherwise been paid. Each deferred unit is equivalent in value to one share of L3Harris common stock, and the number of units credited will be equal to the cash amount deferred as of such date, divided by the fair market value of L3Harris common stock on such date. Any director share unit award deferred by a director will be credited as deferred units to the director’s account on the date on which the director share units vest.
Each deferred unit is credited with dividend equivalents equal to dividends paid on L3Harris common stock, which are deemed reinvested in additional deferred units on the dividend payment date. Deferred units will be appropriately adjusted if there is a change in the value of L3Harris common stock due to a transaction or event such as a merger, consolidation, combination, stock dividend or stock split.
Payment will be made in shares of L3Harris common stock equal to the number of deferred units credited to the director’s account, including any fractional deferred units. A director may elect to receive deferred amounts either in a lump sum, or in up to 10 annual installments, with either the lump sum payment or first installment paid within 90 days after the individual’s resignation or retirement. Beneficiaries receive a lump sum death benefit in the event of the former director’s death. Upon a change in control (as defined in our 2015 Equity Incentive Plan), and to the extent permitted by Federal tax laws, each non-employee director (or former non-employee director) will receive a cash lump sum equal to the number of deferred units credited to the individual’s account on the date of the change in control, multiplied by the fair market value of one share of L3Harris common stock on such date. If payment following a change in control is not permitted by Federal tax laws, then payment will be made as if a change in control had not occurred.
Reimbursement, Insurance and Charitable Gift Matching
We pay or reimburse each non-employee director for travel and out-of-pocket costs and expenses incurred in connection with attending Board and committee meetings, other meetings on our behalf, and director education programs. On occasion, spouses or guests are invited to accompany directors to Board-related events and we cover their travel and related expenses.
We also provide each non-employee director with accidental death and dismemberment insurance of up to $200,000 and business travel insurance of up to an additional $200,000 in the event that the individual is involved in an accident while traveling
L3HARRIS 2024 PROXY STATEMENT   31

CORPORATE GOVERNANCE DIRECTOR COMPENSATION AND BENEFITS
on business relating to our affairs, and we pay the premiums for such insurance. The premiums for coverage during fiscal 2023 for all non-employee directors collectively amounted to less than $900. We also provide liability insurance coverage and indemnity for all of our directors and officers.
Non-employee directors may participate in our charitable gift matching program, under which our foundation matches contributions to eligible educational institutions and tax-exempt organizations up to an annual maximum of  $10,000 per director.
FISCAL 2023 COMPENSATION OF NON-EMPLOYEE DIRECTORS TABLE
The following table shows compensation paid to each of our non-employee directors for fiscal 2023. We currently do not have a non-equity incentive plan or pension plan for directors.
Non-Employee Director	Fees Earned or Paid in Cash $(1)	Stock Awards $(2)	All Other Compensation $(3)	Total $
Sallie B. Bailey	$170,000	$169,907	$10,000	$349,907
Peter W. Chiarelli	$160,000	$169,907	$0	$329,907
Thomas A. Dattilo	$153,889	$169,907	$10,000	$333,796
Roger B. Fradin	$161,196	$169,907	$0	$331,103
Joanna L. Geraghty	$140,000	$169,907	$10,000	$319,907
Kirk S. Hachigian	$8,369	$61,378	$0	$69,747
Harry B. Harris, Jr.	$140,000	$169,907	$10,000	$319,907
Lewis Hay III	$160,000	$169,907	$10,000	$339,907
Rita S. Lane	$140,000	$169,907	$10,000	$319,907
Robert B. Millard	$190,000	$169,907	$10,000	$369,907
Edward A. Rice, Jr.	$119,389	$197,218	$10,000	$326,607
William H. Swanson	$9,565	$61,378	$0	$70,943
Christina L. Zamarro	$140,000	$169,907	$10,000	$319,907

(1)
Reflects total cash compensation earned in fiscal 2023 for Board, committee, committee chair and Lead Independent Director retainers.

(2)
Reflects the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation  —  Stock Compensation (“ASC 718”) with respect to director share units awarded for fiscal 2023.

Under ASC 718, the fair value of the director share unit awards was determined as of the grant date or grant dates using the closing market price of L3Harris common stock on the grant date. These amounts reflect our accounting for these awards and do not necessarily correspond to the actual values that may be realized by directors.
For Mr. Rice, stock awards include a pro-rata grant of 130 director share units made in March 2023 for service prior to the 2023 Annual Meeting. For Messrs. Hachigian and Swanson, includes a pro-rata grant of 293 director share units made in February 2024 for service prior to the 2024 Annual Meeting.
As of December 29, 2023, each of our non-employee directors had approximately 856.36 unvested director share units (including accrued reinvested dividend equivalents), other than Mr. Rice, who had 989.52, and Messrs. Hachigian and Swanson, who had 0 until they received pro-rata grants. As of December 29, 2023, deferred units accumulated under the L3Harris Technologies, Inc. 2019 Non-Employee Director Deferred Compensation Plan from deferrals of cash compensation and director share units, as applicable, including additional deferred units credited as a result of dividend equivalents earned, were as follows: Mr . Chiarelli — 194.53, Mr. Hay — 2,476.12, Mr. Millard — 6,136.73, Ms. Lane — 2,476.12 and Ms. Zamarro — 730.37.
(3)
As noted above, our non-employee directors were eligible to participate in our foundation’s charitable gift matching program up to an annual maximum of  $10,000 per director, and the amounts shown reflect charitable gift matching payments made during fiscal 2023.

32   L3HARRIS 2024 PROXY STATEMENT

PROPOSAL 2:
ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE
OFFICER COMPENSATION
Our Board unanimously recommends voting FOR approval of the compensation of our named executive officers as disclosed in this proxy statement.
>
Executive compensation decisions were made by independent members of our Board and our Compensation Committee.

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Executive compensation for fiscal 2023 reflected pay-for-performance alignment with our current operating environment and results.

>
Our executive compensation program helped attract talented, experienced executives to drive future results.

As at past Annual Meetings and as required by Federal securities law, we are asking our shareholders to vote, on a non-binding, advisory basis, to approve the compensation of our named executive officers as disclosed in this proxy statement. The list of named executive officers appears on page 34. We encourage you, before voting, to review this entire proxy statement, and particularly the “Compensation Discussion and Analysis” section on pages 34-56, the “Compensation Tables” section on pages 58-74 and the “Potential Payments Upon Termination or Change in Control” section on pages 68-74.
The overall objective of our executive compensation program is to encourage and reward the creation of sustainable, long-term shareholder value. Our guiding principles, shown on page 37 and summarized below, provide a framework for our executive compensation program to meet this objective. Specifically, our program is designed to:
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Directly align the interests of our executives with those of our shareholders.

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Provide competitive compensation and benefits to attract, motivate and retain executives that drive our desired business results.

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Ensure that a significant portion of compensation is at-risk and based on Company and personal performance so as to motivate achievement of our financial goals and strategic objectives.

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Align an executive’s realized pay with the individual’s performance through above-target compensation for above-target performance and below-target compensation for below-target performance.

Payouts on our at-risk compensation aligned with our short-term and long-term incentive compensation plan goals and the interests of our shareholders. Additionally, we believe our competitive compensation and benefits have attracted talented, experienced executives to our team to drive future results and execution. We will continue to work to attract, appropriately reward and retain executives to grow and advance our Trusted Disruptor strategy.
Please note that your vote on this proposal is not intended to address any specific element of compensation; rather, it relates to the overall compensation of our named executive officers as disclosed in this proxy statement under SEC rules. Also, the vote is advisory, which means that the results are not binding on us. However, our Board and our Compensation Committee, which are responsible for designing and administering our executive officer compensation program, value the opinions expressed by our shareholders and will consider the voting results when making future decisions regarding compensation for our named executive officers.
Shareholders will be voting on the following resolution:
“RESOLVED, that the shareholders of L3Harris Technologies, Inc. hereby approve, on an advisory basis, the compensation of the named executive officers as disclosed in the L3Harris Technologies, Inc. proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal 2023 Summary Compensation Table and other related tables and accompanying footnotes and narratives.”
We currently hold our advisory vote to approve the compensation of our named executive officers (“Say-on-Pay vote”) annually. Shareholders have an opportunity to cast an advisory vote on the frequency of the Say-on-Pay vote at least every six years, and the next advisory vote on the frequency of the Say-on-Pay vote will be at our 2029 Annual Meeting of Shareholders.
L3HARRIS 2024 PROXY STATEMENT   33

COMPENSATION
DISCUSSION
AND ANALYSIS
This Compensation Discussion and Analysis is intended to help shareholders understand our overall executive compensation program, objectives, framework and elements. It also discusses and analyzes the basis for the compensation paid to our fiscal 2023 named executive officers:
CURRENT NAMED EXECUTIVE OFFICERS

Christopher E. Kubasik Chair and Chief Executive Officer	Kenneth L. Bedingfield Senior Vice President and Chief Financial Officer	Samir B. Mehta President, Communications Systems

Sean J. Stackley Senior Vice President, Strategy, Growth & Technology	Edward J. Zoiss President, Space & Airborne Systems
FORMER NAMED EXECUTIVE OFFICER
Michelle L. Turner. Former Senior Vice President and Chief Financial Officer
Effective December 11, 2023, Mr. Bedingfield succeeded Ms. Turner as Senior Vice President and Chief Financial Officer. As the former Chief Financial Officer, Ms. Turner’s inclusion in this Compensation Discussion and Analysis is required by SEC rules.
34   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS EXECUTIVE SUMMARY
EXECUTIVE SUMMARY
Fiscal 2023 Performance
Business Environment
L3Harris Technologies is the Trusted Disruptor in the defense industry. With customers’ mission-critical needs always in mind, our dedicated employees deliver end-to-end technology solutions connecting the space, air, land, sea and cyber domains in the interest of national security.
With an increasingly complex geopolitical environment, the need for differentiated capabilities and innovative solutions is more important than ever. As we continue to leverage our national security focused portfolio, L3Harris is uniquely positioned to meet our customers’ evolving needs and deliver advanced capabilities with the speed and agility required to support the U.S. and its allies.
Operational Performance and Financial Results
Operationally, we experienced improving trends in supply chain and employee attrition, helping to drive growth and execution in the business, resulting in better financial predictability. Additionally, we embarked on the next phase of the L3Harris journey, known as LHX NeXt, a targeted three-year program designed to enhance organizational agility and performance by leveraging our scale and relationships across segments to drive operational efficiency and competitiveness for the enterprise. With this program we are investing in enterprise tools and optimized, revamped processes with the objective of at least $1 billion in gross cost savings. This is expected to unlock further opportunity for margin expansion and create additional shareholder value.
Customer demand for L3Harris solutions remains robust, and in 2023 we were awarded orders of $23 billion. These awards contributed to our record backlog of $33 billion, more than double our backlog at the time of the Merger, and providing further visibility and demonstrating that our strategy is working.
To further align with national defense priorities and broaden our capabilities in high-growth markets, we expanded our portfolio with the acquisitions of Tactical Data Links (TDL) and Aerojet Rocketdyne. Under a rigorous regulatory environment, we were successful in closing these acquisitions, each enabling long-term shareholder value.
KEY FULL FISCAL YEAR 2023 RESULTS VS. FULL FISCAL YEAR 2022 RESULTS
Our results came in above our target on corporate performance measures used in our cash incentive compensation determinations for fiscal 2023, which is reflected in our performance-based compensation to our named executive officers for fiscal 2023.
(in millions, except per share amounts)	Fiscal 2023 ($)	Fiscal 2022 ($)
Revenue	$19,419	$17,062
Operating income	$1,426	$1,127
Adjusted EBIT*	$3,260	$3,181
Cash from operations	$2,101	$2,158
Adjusted free cash flow*	$2,009	$2,029
Cash used to repurchase shares of our common stock	$518	$1,083
Annualized cash dividend rate per share**	$4.56	$4.48

*
See Appendix A for reconciliations of GAAP to non-GAAP financial measures.

**
In February 2024, our Board increased our quarterly cash dividend rate from $1.14 per share to $1.16 per share, for an annualized cash dividend rate of $4.64 per share.

L3Harris delivered positive TSR for the year, but our TSR results were below the median of companies in the Standard & Poor’s 500 (“S&P 500”) and the median of our compensation comparison peer group, as shown below.
L3HARRIS 2024 PROXY STATEMENT   35

COMPENSATION DISCUSSION AND ANALYSIS EXECUTIVE SUMMARY
TSR Results at End of Fiscal 2023
Shareholder Engagement on Executive Compensation
“SAY-ON-PAY” RESULTS AND ENGAGEMENT ON COMPENSATION MATTERS
At our 2023 Annual Meeting of Shareholders, approximately 92% of the shares voted on the Say-on-Pay proposal were in support of our fiscal 2022 executive compensation and related disclosures, and over 90% of the shares voted were in support of our executive compensation and related disclosures in each of our past three Say-on-Pay advisory votes. Our Compensation Committee viewed those voting results as evidence of broad shareholder support for our executive compensation program and policies.
As part of our shareholder outreach, we seek shareholder views and input on our executive compensation program. During fiscal 2023, we engaged with large shareholders representing approximately 30% of our outstanding shares, including at our recent Investor Day. Input received from our large shareholders influenced our determinations to begin using TSR measured on a relative basis as an equally-weighted core measure for long-term incentive compensation in 2024 to further align management with shareholders and to begin using segment operating margin as a performance measure for our annual cash incentive for fiscal 2024. Our Board and Compensation Committee will continue to consider input from shareholders — including through Say-on-Pay advisory votes — in making compensation decisions and reviewing executive compensation-related programs and policies.
36   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS Our Executive Compensation Philosophy and Key Practices
Our Executive Compensation Philosophy
and Key Practices
The overall objective of our executive compensation program is to encourage and reward the creation of sustainable, long-term shareholder value. Our guiding principles provide a framework for our executive compensation program to meet this objective.
Guiding Principles for Executive Compensation

Align with Shareholders’ Interests
We believe an executive’s interests are directly aligned with our shareholders’ interests when our compensation programs appropriately balance short-and long-term financial performance, create a “pay for profitable growth” environment, are impacted by our stock price performance and require meaningful ownership of our stock.

Be Competitive at Target Performance Level
We believe an executive’s total compensation should be competitive at the target performance level to motivate performance and to attract, retain and reward executives who possess the abilities and skills to build long-term shareholder value.

Motivate Achievement of Financial Goals and Strategic Objectives
We believe an effective way to incentivize an executive to create long-term shareholder value is to make a significant portion of overall compensation dependent on the achievement of our short- and long-term financial goals and strategic objectives and on the value of our stock.

Align Realized Pay with Performance
We believe that above-target performance should be appropriately rewarded, and there should be downside risk of below-target compensation if we do not achieve our financial goals and strategic objectives.

Although compensation levels differ among our named executive officers based on competitive factors and their varying roles, responsibilities and performance, there are no material differences in the manner in which target total direct compensation is determined for any of our named executive officers or the compensation policies that apply to them. The material elements of our fiscal 2023 executive compensation program that apply to our named executive officers also apply to our other executive officers.
L3HARRIS 2024 PROXY STATEMENT   37

COMPENSATION DISCUSSION AND ANALYSIS Our Executive Compensation Philosophy and Key Practices
Key Practices and Policies
In accordance with our overall objective and our guiding principles, we follow sound executive compensation practices and policies that are designed to encourage and reward the creation of sustainable, long-term shareholder value.
WHAT WE DO
Decision-making and analysis	Other best practices

>
Place executive compensation decisions in the hands of independent directors

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Retain an independent executive compensation
consulting firm

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Annually assess whether our compensation strategies, plans, programs, policies or procedures encourage undertaking unnecessary or excessive risks reasonably likely to have a material adverse effect on us

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Annually conduct a pay equity analysis as part of our commitment to fair and equitable compensation practices, including engaging with an external firm to help in this analysis, and taking remediation actions as necessary

>
Regularly review and evaluate plans for management development, succession and diversity

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Annually review and, as appropriate, change the composition of compensation comparison peer group

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Pay cash severance under executive change in control severance agreements or plans only on a “double trigger” basis

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Have a “clawback” policy to recover any excess incentive-based compensation from executive officers subject to Section 16 following a restatement of financial information that affects a financial measure used to determine such incentive-based compensation, in addition to policies under our incentive plans applicable to all executives for restatement due to errors, omissions or fraud

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Provide for accelerated vesting of equity-based compensation granted only on a “double trigger” basis

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Require executives to agree to non-competition, non-solicitation, customer non-interference and other covenants as part of equity-based compensation awards where permitted by applicable law and regulation

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Require executive officers to utilize 10b5-1 trading plans

At-risk compensation and shareholder alignment

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Make a significant portion of each executive’s overall compensation opportunity equity-based to establish a strong link between compensation and our stock price performance and to provide rewards in alignment with shareholder returns

>
Align performance share unit award payouts with our stock price performance through a relative TSR adjustment and beginning in 2024 as a core performance measure

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Maintain a 12-month minimum vesting period for annual cycle awards of equity-based compensation, except in the case of death, disability or a qualifying termination after a change in control

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Have meaningful stock ownership guidelines to maintain alignment of executives’ interests with those of our shareholders

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Hold annual Say-on-Pay advisory vote and seek input of large shareholders on key aspects of our executive compensation program

WHAT WE DON’T DO

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Provide guaranteed incentive payouts over multi-year periods

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Provide guaranteed annual salary increases or bonuses

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Incentivize executive officers to engage in excessive risk-taking

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Provide excessive perquisites

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Permit repricing or back-dating of options

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Provide excise tax gross-ups under executive change in control severance agreements or plans

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Pay dividend equivalents to executive officers on unvested performance share unit and restricted stock unit awards

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Permit directors, officers and designated employees to enter into hedging transactions or permit directors, officers and any employees to engage in short sales or, puts, calls or other “derivative” transactions with respect to our securities

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Permit directors or executives to hold or purchase our stock on margin or in a margin account or otherwise pledge our stock as collateral for margin accounts, loans or any other purpose

38   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS ELEMENTS OF OUR COMPENSATION PROGRAM
ELEMENTS OF OUR COMPENSATION PROGRAM
The overall objective of our compensation program is to encourage and reward the creation of sustainable, long-term shareholder value.
Our Compensation Committee believes that the major elements of our executive compensation program further this objective. They directly align the interests of our executives and shareholders, are competitive, motivate achievement of our short- and long-term financial goals and strategic objectives, and align realized pay with performance.
Overview of Main Pay Elements for Fiscal 2023

Pay Element	Form of Compensation	Purpose and Measure
FIXED	Base salary	Cash	Intended to provide a stable portion of income to attract and retain executive-level talent.
VARIABLE	Annual cash incentive	Cash	Motivates our executives to focus on achieving or exceeding pre-determined short-term financial targets and individual objectives strategically chosen to align with the interests of our shareholders. The primary fiscal 2023 financial measures were: **50%** Adjusted Free Cash Flow · **30%** EBIT · **20%** Revenue
	Long-term incentive	Performance share units	Motivate our executives to achieve multi-year financial and operating goals. Approximately 50% of each named executive officer's total equity grant is in the form of performance share units. As such, the ultimate value each named executive officer realizes at the end of the three-year performance period is highly correlated withcompany performance. Vesting of performance share units granted in2023 is based on the following three measures: **50%** Cumulative EPS · **50%** return on invested capital ("ROIC") TSR as measured against the S&P 500 (payout modifier)
		Stock options	Motivate our executives to increase shareholder value as executives only realize benefits if share price exceeds the exercise price. Options vest in equal installments on the first, second and third anniversaries following the grant date. The options have a ten-year term.
		Restricted stock units	Primarily facilitate retention and succession planning. The restricted stock units cliff vest after a three-year period.

In limited circumstances, we also have granted, and may in the future grant, performance stock options to better align compensation with execution against certain strategic initiatives, as well as shares of restricted stock, restricted stock unit awards and stock options to facilitate recruitment that may have differing terms, such as ratable vesting restricted stock unit awards and cliff vesting stock options.
The main elements of compensation for our CEO and our named executive officers are at-risk and performance-based. The independent directors of our Board (based on the recommendation of our Compensation Committee, in the case of our CEO), and our Compensation Committee (in the case of other executive officers), establish performance measures and performance objectives that are intended to align with our Board-approved annual operating plan and long-term strategic plan and create a “pay for profitable growth” environment to encourage and reward the creation of sustainable, long-term value for our shareholders.
We do not have a formal policy relating to the mix among the various elements of our compensation program for executive officers. However, we believe that the greater an executive’s responsibility level and ability to influence results, the greater the portion of the individual’s overall compensation that should be variable compensation.
Compensation Program Changes for Fiscal 2024
In February of 2024, our Compensation Committee approved changes to the financial measures for our annual cash incentive for fiscal 2024, reducing the weighting for adjusted EBIT and revenue by 10% each and adding two additional performance measures weighted at 10% each—segment operating margin and “Strategic Goals,” which will be the achievement of LHX NeXt Synergy Savings for Fiscal 2024. Our Compensation Committee also approved changes for the 2024-2026 Cycle performance share units. The 2024-2026 Cycle performance share units incorporate TSR measured on a relative basis as a weighted core measure (instead of as a modifier) with equal weighting between relative TSR, cumulative EPS and 3-year average ROIC. The relative TSR metric will be based on relative performance to the S&P 500, as well as a new TSR Performance Peer group. For a
L3HARRIS 2024 PROXY STATEMENT   39

COMPENSATION DISCUSSION AND ANALYSIS ELEMENTS OF OUR COMPENSATION PROGRAM
limited number of executives, including executive officers and others responsible for driving LHX transformation and synergy savings, the Fiscal 2024-2026 Cycle performance share units will also be subject to a payout modifier (+/− 25%), dependent on 2026 segment operating margin performance, with the overall maximum payout percentage remaining capped at 200%.
Target Pay Mix for Fiscal 2023
In accordance with our principle of aligning pay with performance, at-risk pay accounted for approximately 92% of the CEO’s target total direct compensation and 82% for the other named executive officers, on average. The at-risk pay elements include performance-based awards with payouts dependent upon achievement relative to pre-established goals as well as equity awards whose value increases or decreases based upon stock price.
CEO and Other Named Executive Officer* Fiscal 2023
Target Total Direct Compensation Mix
*
The Other Named Executive Officer Average includes the average of named executive officers Messrs. Mehta, Stackley and Zoiss and Ms. Turner, who were our named executive officers as of February 2023, and excludes Mr. Bedingfield. Percentages may not total 100% due to rounding.

Base Salary
Base salary reflects a fixed, stable portion of the overall compensation package and also generally serves as the base amount from which other compensation elements are determined. Executive base salaries are not subject to automatic annual adjustments and represent a relatively small percentage of target total direct compensation, particularly for executive officers with greater responsibility and ability to influence results.
Our Compensation Committee reviews executive base salaries prior to or early in each fiscal year and whenever there is a substantial change in an executive’s responsibilities or in market conditions. Generally, our Compensation Committee targets an executive officer’s base salary to approximate the market median for comparable positions at companies in our compensation comparison peer group. In addition to the competitive considerations discussed on pages 52-54, an executive’s base salary is influenced by the individual’s experience, position, responsibilities, tenure, contributions and individual performance, as well as current business conditions and our business outlook.
The table below shows the fiscal 2023 base salary for each named executive officer, including a comparison with fiscal 2022.
	Fiscal 2022 Annual Base Salary* $	Fiscal 2023 Annual Base Salary* $	% Change	Reason for Change
Mr. Kubasik	1,500,000	1,550,000	3.3%	merit
Mr. Bedingfield**	n/a	850,000	n/a	n/a
Mr. Mehta**	n/a	725,000	n/a	n/a
Mr. Stackley	685,000	725,000	5.8%	merit/market
Mr. Zoiss	685,000	725,000	5.8%	merit/market
Ms. Turner	750,000	800,000	6.6%	market

*
For actual base salary amounts paid for fiscal 2023 and prior periods, see the “Salary” column of the Fiscal 2023 Summary Compensation Table on page 58.

**
Mr. Bedingfield and Mr. Mehta joined L3Harris in fiscal 2023, and their respective Fiscal 2023 Annual Base Salaries reflect amounts set forth in their Offer Letter Agreements. See “Employment and Release Agreements” on page 49 for details.

40   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS ELEMENTS OF OUR COMPENSATION PROGRAM
Annual Cash Incentive
We provide our executive officers the opportunity to earn annual cash incentive compensation under our Annual Incentive Plan (as amended and restated effective as of August 28, 2020, our “Annual Incentive Plan”). Awards under this plan are structured to provide payouts ranging from 0% to 200% of pre-established award target values, depending on:
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our performance against specific pre-determined financial performance measures; and

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named executive officer performance against pre-determined individual objectives and contribution to our overall results.

For executives, this structure creates:
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the upside potential of above-target payouts if our financial performance is above target; and

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the downside risk of below-target payouts if our financial performance is below target.

Through this structure, the annual cash incentive motivates our executives to focus on achieving or exceeding pre-determined financial performance measure targets and individual objectives strategically chosen to align with the interests of our shareholders.
AWARD TARGET VALUES
An award target value for the annual cash incentive is set for each executive officer early in or prior to the fiscal year. For our named executive officers, the target value is typically set using our compensation comparison peer group’s data as a reference point (if available for a comparable position) and/or other broad compensation market data, including surveys. The independent directors of our Board (based on the recommendation of our Compensation Committee) set the target values for our CEO, and our Compensation Committee sets the target values for other executive officers. For our named executive officers, target values generally are set as a percentage of base salary.
The table below shows each named executive officer’s annual cash incentive award target value for fiscal 2023. Cash incentive award target values for fiscal 2023 were unchanged from fiscal 2022 as a percentage of base salary.
	Fiscal 2022 Cash Incentive Target Value $	Fiscal 2023 Cash Incentive Target Value $	Cash Incentive Target Value (as % of Base Salary)
Mr. Kubasik	3,000,000	3,100,000	200%
Mr. Bedingfield(1)	n/a	850,000	100%
Mr. Mehta(2)	n/a	725,000	100%
Mr. Stackley	685,000	725,000	100%
Mr. Zoiss	685,000	725,000	100%
Ms. Turner	750,000	800,000	100%

(1)
Mr. Bedingfield joined L3Harris in December 2023 and was entitled to a pro-rata portion of his cash incentive target value, as set forth in his Offer Letter Agreement. See “Employment and Release Agreements” on page 49 for details.

(2)
Mr. Mehta joined L3Harris in fiscal 2023, and his cash incentive target value reflects the value set forth in his Offer Letter Agreement. See “Employment and Release Agreements” on page 49 for details.

PERFORMANCE MEASURES
At the beginning of each fiscal year, the independent directors of our Board (in the case of our CEO) and our Compensation Committee (in the case of other executive officers) establish specific financial performance measures and their relative weightings, as well as targets and thresholds for each measure. Individual performance objectives for each executive officer are also set at this time.
The graphic below shows the three financial performance measures and relative weighting for fiscal 2023 awards under our Annual Incentive Plan. After considering shareholder feedback, our Board and Compensation Committee chose these performance measures and their relative weighting based on their business judgment that the measures would incentivize performance against our key strategic priorities and our annual operating plan for fiscal 2023 and align with the interests of our shareholders. For fiscal 2023, in order to further emphasize our continued focus on cash flow performance our Board and Compensation Committee increased the weighting of adjusted free cash flow from 40% to 50%, with adjusted EBIT remaining at 30%, and revenue to 20%.
L3HARRIS 2024 PROXY STATEMENT   41

COMPENSATION DISCUSSION AND ANALYSIS ELEMENTS OF OUR COMPENSATION PROGRAM
50%	30%	20%
Adjusted Free Cash Flow	Adjusted EBIT	Revenue
The adjusted free cash flow we generate: can be increased by growing revenues, accelerating cash receipts, improving payment terms, reducing inventory, increasing prices and reducing expenses.	Our ability to generate profits from revenue: can be increased by efficient management and operation of our business, including reducing costs, improving procurement and sourcing practices and achieving operational excellence.	What we generate from normal business activities: can be increased by improving market share, introducing new products, entering new markets organically or through acquisition, enhancing execution and pricing effectively.
We apply these three financial measures to L3Harris as a whole and to our four business segments. For corporate executives, such as Messrs. Kubasik, Bedingfield and Stackley, payouts are based 100% on consolidated L3Harris results. Payouts for our named executive officers who are segment presidents — Messrs. Mehta and Zoiss — are based 50% on segment results and 50% on consolidated L3Harris results.
PERFORMANCE TARGETS AND PAYOUT PERCENTAGES
The independent directors of our Board (based on the recommendation of our Compensation Committee, in the case of our CEO), and our Compensation Committee (in the case of other executive officers), seek to establish targets for our financial performance measures at levels we believe require significant effort on the part of executives, but also represent a reasonable expectation of financial results based on prior-year performance, existing business conditions, the markets in which we participate and our outlook. Our 2023 targets were set with this same rigor and commitment to strong performance as we have shown in previous years, taking into account both operating and non-operating challenges, including macro inflationary challenges, pension headwinds, and significantly increased income tax payments as a result of the Tax Cuts and Jobs Act of 2017 eliminating the option to deduct R&D expenditures, which impacted our adjusted EBIT and adjusted free cash flow outlook as compared to 2022 actual performance.
We established targets for our consolidated L3Harris and individual segment results, and the payout for varying performance levels was linked to specific resulting payout percentages for each performance measure. Performance below threshold for each metric (set at 80% of target performance for adjusted free cash flow, 85% for adjusted EBIT and 90% for revenue) results in 0% payout for the weighted percentage of such metric. Payouts are interpolated on a linear basis between threshold and maximum payouts. Performance at or in excess of the cap for each metric (set at 115% of target performance for adjusted free cash flow and adjusted EBIT and 110% for revenue) results in a payout factor of 200% for the weighted percentage of such metric.
Certain of the fiscal 2023 performance targets were adjusted. See the Results and Payout Percentages for Fiscal 2023 table below and the associated footnotes for the adjusted performance targets and a description of the adjustments.
DETERMINING PAYOUTS
The independent directors of our Board (based on the recommendation of our Compensation Committee, in the case of our CEO), and our Compensation Committee (in the case of other executive officers), determine and approve payouts of performance-based, cash incentive compensation under our Annual Incentive Plan, based on formulaic calculations of our financial results against the targets. These preliminary results may be further adjusted based on assessments by the independent directors of our Board (for the CEO) and by the Compensation Committee (for other executive officers) of performance relative to pre-determined objectives for the fiscal year. In addition to strategic and operating objectives, the pre-determined objectives also include progress toward achieving workplace injury and lost day rates, environmental goals, as well as workforce diversity representation and ethics.
Payout determinations typically occur after audited financial statements become available after the end of each fiscal year. In certain instances, as permitted under our Annual Incentive Plan, financial performance measure targets and our actual results may be adjusted in recognition of unusual or nonrecurring events affecting us or our financial statements, such as items that are determined not to be reflective of normal, ongoing business operations. At the request of our Audit Committee, our Internal Audit Department independently verifies calculations for Annual Incentive Plan payouts.
Results and Payout Percentages for Fiscal 2023
The table below shows targets and results for each financial performance measure for L3Harris as well as for our Communication Systems and Space & Airborne Systems segments*. It also shows how we used those results to calculate weighted payout percentages for annual cash incentive awards under our Annual Incentive Plan.
42   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS ELEMENTS OF OUR COMPENSATION PROGRAM
Financial Performance Measure	Weighting	Threshold (50% Payout)(1)	Target (100% Payout)(1)	Maximum (200% Payout)(1)	Result(2)	Result Relative to Target(2)	Resulting Payout %	Weighted Payout %
L3HARRIS (100% for Kubasik, Bedingfield, and Stackley; 50% for other named executive officers)
Adjusted Free Cash Flow	50%	$1,594	$1,993	$2,292	$2,009	100.8%	105.3%
Adjusted EBIT	30%	$2,671	$3,143	$3,614	$3,260	103.7%	124.7%	120.5%
Revenue	20%	$16,619	$18,466	$20,313	$19,419	105.2%	152.0%
COMMUNICATION SYSTEMS SEGMENT (50% for Mehta)
Adjusted Free Cash Flow	50%	$1,040	$1,300	$1,495	$1,342	103.2%	121.3%
Adjusted EBIT	30%	$978	$1,150	$1,323	$1,229	106.9%	146.0%	135.7%
Revenue	20%	$4,320	$4,800	$5,280	$5,070	105.6%	156.0%
SPACE & AIRBORNE SYSTEMS SEGMENT (50% for Zoiss)
Adjusted Free Cash Flow	50%	$560	$700	$805	$963	137.6%	200.0%
Adjusted EBIT	30%	$589	$693	$797	$783	113.0%	186.7%	191.4%
Revenue	20%	$5,729	$6,366	$7,003	$6,856	107.7%	177.0%

*
Targets for our Integrated Mission Systems and Aerojet Rocketdyne reporting segments are omitted as permitted under applicable rules because they are not relevant for payouts for named executive officers for fiscal 2023.

(1)
For comparability of performance targets with full-year results due to a divestiture of a business during fiscal 2023 impacting L3Harris and Space & Airborne Systems, L3Harris and Space & Airborne Systems were decreased by excluding, as applicable, the pro-rata amounts for the divested business’ EBIT, adjusted free cash flow and revenue attributable to the remainder of fiscal 2023 following the applicable divestiture date, based on our original fiscal 2023 annual operating plan. Additionally, L3Harris revenue and adjusted EBIT targets were increased following the acquisition of Aerojet Rocketdyne in the third quarter of fiscal 2023. The adjusted free cash flow target was not increased due to the acquisition of Aerojet Rocketdyne as the cash generated in the 5 months of ownership was more than offset by the incremental interest expense incurred from the debt used to close the transaction.

(2)
Calculations are based on our financial results calculated in accordance with GAAP, adjusted as permitted under our Annual Incentive Plan in recognition of unusual or nonrecurring events affecting us or our financial statements. These adjustments are made in accordance with pre-established guidelines. See Appendix A for reconciliations of GAAP to non-GAAP financial measures.

The adjusted EBIT result for L3Harris was increased $1,496 million on a net basis, reflecting (a) the exclusion of  $1,523 million of charges consisting of (i) $779 million for significant and /or non-recurring items included in operating income above amortization of acquisition-related intangibles, (ii) $370 million for the following anticipated types of charges: merger, acquisition and divestiture-related expenses, additional cost of sales related to the fair value step-up in inventory sold, LHX NeXt and amortization of acquisition-related intangibles, losses from the sale of an asset group and business divestiture-related losses, net, and (iii) $374 million for impairment of goodwill and other assets; (b) partially offset by the exclusion of  $27 million of favorable adjustments for gains on the sale of property, plant and equipment. The reported net cash provided by operating activities result for L3Harris was decreased by $393 million net additions of property, plant and equipment and increased $306 million for cash flow used for merger, acquisition and divestiture related expenses.
Payouts for Fiscal 2023*
The table below shows how the weighted payout percentages in the previous table were used to determine payouts for our named executive officers, linking their annual cash incentive award payouts under our Annual Incentive Plan to our fiscal 2023 results for each pre-established financial performance measure.
	Annual Incentive Plan Target Granted	Weighted Payout % Under Annual Incentive Plan(1)	Adjustment based on individual performance (+/-)	Actual Payout (in $)	Actual Payout (as % of Target)
Mr. Kubasik	$3,100,000	120.5%	n/a	$3,735,500	120.5%
Mr. Bedingfield(2)	$44,368	120.5%	n/a	$53,500	120.5%
Mr. Mehta	$725,000	128.1%	n/a	$928,700	128.1%
Mr. Stackley	$725,000	120.5%	n/a	$873,600	120.5%
Mr. Zoiss	$725,000	155.9%	n/a	$1,130,300	155.9%

*
Pursuant to her Release Agreement, Ms. Turner did not receive any annual cash incentive and instead received a fixed amount in lieu of any payments under our Annual Incentive Plan. See “Employment and Release Agreements” on page 49 for details.

(1)
Weighted payout percentage reflects 50% of the calculated weighted payout percentage for the applicable segment (Communication Systems for Mr. Mehta and Space & Airborne Systems for Mr. Zoiss) and 50% of calculated weighted payout percentage for L3Harris in accordance with provisions designed to incentivize segment executives to drive both segment and overall Company results.

(2)
Mr. Bedingfield was entitled to 5% of the target award based on his pro-rated service in 2023, as adjusted for performance following completion of the fiscal year.

L3HARRIS 2024 PROXY STATEMENT   43

COMPENSATION DISCUSSION AND ANALYSIS ELEMENTS OF OUR COMPENSATION PROGRAM
The payouts under our Annual Incentive Plan for fiscal 2023 are also shown in the “Non-Equity Incentive Plan Compensation” column of the Fiscal 2023 Summary Compensation Table on page 58.
Long-Term Incentives
We currently provide long-term incentive compensation to executive officers under our 2015 Equity Incentive Plan. Long-term incentive compensation is designed to motivate our executives to focus on achievement of our long-term financial goals and strategic objectives.
DETERMINING EQUITY GRANTS
Early in the fiscal year, the following are determined for each executive officer:

1	2	3

The total target value for long-term equity incentive compensation awards.
For our named executive officers, the target value typically is set using our compensation comparison peer group data as a reference point (if available for a comparable position) and/or other broad compensation market data, including surveys.

The appropriate mix of types of equity-based compensation (i.e., the percentage of total award target value allocated to each type of award).

These determinations are made after considering relevant data for our compensation comparison peer group, the retention value of each type of equity-based compensation and other factors important to us, including linking incentive compensation to performance, tax and accounting treatment, and the recommendations of Frederic W. Cook & Co., Inc. (“FW Cook”), our Compensation Committee’s independent compensation consultant.

The specific numbers of units or options to be granted, based on the percentage of total award target value allocated to each type of equity award and a valuation of our common stock on the grant date.*

*
For fiscal 2023, we valued performance share units based on the closing market price of our common stock on the grant date, which differs from the valuation method required for calculating amounts shown in the “Stock Awards” column of the Fiscal 2023 Summary Compensation Table on page 58, and we valued restricted stock units and options using the grant date fair value method, consistent with the valuation method required for calculating amounts shown in the “Stock Awards” and “Option Awards” columns of the Fiscal 2023 Summary Compensation Table on page 58.

EQUITY GRANTS FOR FISCAL 2023
The table below shows the total target value of our fiscal 2023 long-term incentive awards for our named executive officers as compared to fiscal 2022. The target values for all named executive officers were set based on the factors described below for each type of incentive award.
	Fiscal 2022 Target Value	Fiscal 2023 Target Value
Mr. Kubasik	$11,500,000	$13,500,000
Mr. Bedingfield(1)	n/a	n/a
Mr. Mehta(2)	n/a	$2,550,000
Mr. Stackley	$2,500,000	$2,550,000
Mr. Zoiss	$2,200,000	$2,550,000
Ms. Turner	$2,500,000	$3,100,000

(1)
Mr. Bedingfield joined L3Harris subsequent to the grant of long-term incentive awards for fiscal 2023.

(2)
Mr. Mehta joined L3Harris in fiscal 2023, and his fiscal 2023 Target Value reflects the value set forth in his Offer Letter Agreement.

Types and Mix of Equity-Based Compensation for Named Executive Officers for Fiscal 2023
The target values for fiscal 2023 annual cycle awards were allocated as follows:
50%	25%	25%
as performance share units	as stock options	as restricted stock units
This equity-based compensation mix was determined based on the value of each type of equity-based compensation in motivating achievement of financial performance targets that our named executive officers can influence directly, our named executive
44   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS ELEMENTS OF OUR COMPENSATION PROGRAM
officers’ retention value, trends within our compensation comparison peer group and in the market, anticipated effects on mitigating shareholder dilution and the recommendations of FW Cook.
For further information related to grants to our named executive officers of fiscal 2023 annual compensation cycle equity-based awards and related terms and conditions, see the Grants of Plan-Based Awards in Fiscal 2023 Table on page 61 and related notes.
OUR PERFORMANCE SHARE UNITS
Establishing the Performance Measures
Early in the first fiscal year of each multi-year performance period (generally three years), we establish specific financial performance measures and their relative weighting and associated targets and thresholds, which serve as the basis for measuring how we perform and for determining payouts. The independent directors of our Board (based on the recommendation of our Compensation Committee, in the case of our CEO), and our Compensation Committee (in the case of other executive officers), establish the measures for our CEO and other executive officers, which have typically been the same.
As a general principle, we seek to establish targets for financial performance measures that are aligned with our three-year strategic plan and are challenging yet achievable. Targets are set at levels we believe require significant effort on the part of executives, yet also represent a reasonable expectation of financial results based on prior-year performance, existing business conditions, the markets in which we participate and our outlook.
The graphic below shows the financial performance measures and their relative weighting for Fiscal 2023-2025 Cycle performance share units granted in fiscal 2023 to named executive officers under our 2015 Equity Incentive Plan, as approved early in fiscal 2023 in accordance with the discussion above.
The independent directors of our Board and Compensation Committee chose 3-year cumulative EPS and 3-year average ROIC financial performance measures, weighted equally, based on their business judgment that these measures would motivate elements of performance that management could influence directly and also would improve EPS and capital management over the long term and create long-term shareholder value, while the relative TSR measure would promote further alignment with shareholder interests. The independent directors of our Board and Compensation Committee also considered input received from our large shareholders regarding financial performance measures.
Performance Measures, Weighting and Rationale for Fiscal 2023-2025 Cycle Performance Share Unit Awards
TSR measures cumulative value to shareholders through stock price appreciation and dividends. Relative TSR compares our TSR percentile ranking with the ranking of other companies in the S&P 500 (a broad market index of companies with which we compete for shareholder investment).
Determining Payouts
The independent directors of our Board (based on the recommendation of our Compensation Committee, in the case of our CEO), and our Compensation Committee (in the case of other executive officers), determine and approve payouts for the multi-year performance period that concludes at the end of the relevant fiscal year, based on formulaic calculations of our financial results against pre-determined targets for such performance period. Payout determinations typically occur after audited financial statements become available after the end of each fiscal year. Performance share unit awards generally are structured to provide payouts in shares of our common stock ranging from 0% to 200% of the target number of units granted under such awards.
In certain instances, as permitted under our 2015 Equity Incentive Plan, financial performance measure targets and our actual results may be adjusted in recognition of unusual or nonrecurring events affecting us or our financial statements, such as items that are determined not to be reflective of normal, ongoing business operations. At the request of our Audit Committee, our Internal Audit Department independently verifies calculations for payouts in respect of performance share unit awards.
L3HARRIS 2024 PROXY STATEMENT   45

COMPENSATION DISCUSSION AND ANALYSIS ELEMENTS OF OUR COMPENSATION PROGRAM
Relationship Between Performance and Payout Percentage for Fiscal 2023-2025 Cycle Performance Share Units
The graphics below show how varying levels of performance for each performance measure result in different payout percentages for Fiscal 2023-2025 Cycle performance share units, which are the same percentages as the Fiscal 2022-2024 Cycle performance share units. Performance below threshold (which was set at 90% of target for 3-year cumulative EPS and 80% of target for 3-year average ROIC) would result in a payout percentage of zero. The maximum payout percentage is capped at 200%.

The graphic at right shows how the potential relative TSR performance payout adjustment (up to +/-20%) is dependent on our percentile ranking for TSR performance over the fiscal 2023-2025 performance period compared with other companies in the S&P 500.

Payout of Fiscal 2021-2023 Cycle Performance Share Unit Awards
The fiscal 2021-2023 Cycle Performance Share Unit awards were structured similarly to the fiscal 2023-2025 Cycle Performance Share Unit awards described above, except that they had a TSR performance adjustment of up to +/- 33%.
Following the three-year performance period, our Compensation Committee calculated an initial payout based on our 3-year average ROIC and 3-year cumulative EPS performance. L3Harris’ TSR over the period was compared to that of the S&P 500. The targets and outcomes of the fiscal 2021-2023 measurement period are below:
Financial Performance Measures(1)	Weighting	Target(2)	Result(3)	Result Relative to Target	Resulting Payout %	Weighted Payout %
3-year Average ROIC	50%	16%	20.4%	127.6%	150.0%	114.9%
3-year Cumulative EPS(4)	50%	$39.83	$38.21	95.9%	79.7%
TSR vs. S&P 500(5)	Modifier	50th percentile	42nd percentile	84%	-8.8%	-8.8%
2021-2023 Performance Share Units Awarded to Executives (% of Target)						104.7%

(1)
ROIC and EPS are non-GAAP financial measures. See Appendix A for reconciliations of GAAP to non-GAAP financial measures.

(2)
The 3-year target for ROIC remained constant at 16% for each fiscal year during the three-year performance period and is not adjusted.

The 3-year cumulative EPS target represents the sum of the EPS targets set by our Compensation Committee for each of fiscal 2021, fiscal 2022 and fiscal 2023 that were adjusted as follows: (i) the fiscal 2021 target of $12.75 was adjusted to $12.48 to reflect the impact of divestitures, net of share buybacks with divestiture proceeds; (ii) the fiscal 2022 target of  $14.05 was adjusted to $13.16 to reflect the impact of divestitures, net of share buybacks with divestiture proceeds, and accounting regulatory changes related to pension adjustments; and (iii) the fiscal 2023 target of  $15.40 was adjusted to $14.19 to reflect the impact of divestitures, acquisitions, net of share buybacks with divestiture proceeds, and accounting regulatory changes related to pension adjustments.
(3)
The ROIC and EPS results for each of fiscal 2021, fiscal 2022 and fiscal 2023 are set forth in Appendix A. The EPS result for fiscal 2021 used in calculating the 3-year cumulative EPS excludes $.03 of EPS that was reclassified for fiscal 2021 as L3Harris merger-related integration expenses for comparability with fiscal 2022. See Appendix A.

(4)
The 3-year cumulative EPS target reflects adjustments from the original target of $42.20 for acquisitions, divestitures, share buybacks with divestiture proceeds, and accounting regulatory changes. The 3-year cumulative EPS result is adjusted to exclude amounts reclassified in fiscal 2021 for comparability with fiscal 2022 and fiscal 2023. See Appendix A for details.

(5)
For the 2021-2023 performance period, the Company’s percentile rank of the companies in the S&P 500 was 42nd with a TSR of 15.80%.

46   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS ELEMENTS OF OUR COMPENSATION PROGRAM
The number of performance share units granted to each named executive officer, who was a named executive officer in 2021, and the number of shares earned following the fiscal 2021-2023 measurement period is presented below:
	Number of performance share units granted	number of shares earned
Mr. Kubasik	30,235	31,657
Mr. Stackley	4,811	5,038
Mr. Zoiss	4,811	5,038
STOCK OPTIONS
Stock options granted to our executive officers typically have the following terms:
>
Exercise price equal to the closing price of our common stock on the grant date (or the preceding business day if the grant is made on a weekend or holiday);

>
Vesting in equal installments of one-third each on the first, second and third anniversary of the grant date, subject to the recipient’s continued employment on such anniversary (except for certain new-hire grants described below);

>
Expiration 10 years from the grant date; and

>
“Double trigger” accelerated vesting following a change in control.

Stock options may not be repriced, replaced, modified or regranted through cancellation if the effect thereof would be to reduce the exercise price of such stock options, except with prior approval of our shareholders, or in connection with a change in our capitalization, including spin-offs. Our Compensation Committee and Board, however, have discretion to set the exercise price of stock options higher than the closing market price of our common stock on the grant date.
RESTRICTED STOCK UNITS
Awards of restricted stock units, as noted above, are made primarily for retention purposes and as a recruitment mechanism to replace the value of equity awards that an executive may have forfeited upon leaving a former employer. They are granted to all executive officers, including the named executive officers.
These awards typically have 3-year “cliff” vesting, except for certain new-hire grants, meaning that the entire grant will vest on the third anniversary of the grant date if the recipient remains employed with L3Harris. Restrictions on these awards, which typically expire at the end of a three-year period, provide that the shares or units may not be sold or otherwise transferred and will be immediately forfeited if the recipient’s employment ends for any reason other than involuntary termination without cause, voluntary termination for good reason, death, disability or retirement.
For more information about grants to our named executive officers of fiscal 2023 annual compensation cycle equity-based awards and related terms and conditions, see the Grants of Plan-Based Awards in Fiscal 2023 Table on page 61 and related notes.
NEW-HIRE GRANTS
Effective December 11, 2023, Kenneth L. Bedingfield was named Senior Vice President and Chief Financial Officer of L3Harris. In connection with this hire, Mr. Bedingfield and L3Harris entered into an employment offer letter agreement (the “Bedingfield Offer Letter Agreement”) which provided for a one-time grant of 45,000 three-year cliff vesting non-qualified stock options in fiscal 2024.
On January 3, 2023, Samir B. Mehta was named President of L3Harris’ Communications Systems segment. In connection with this hire, Mr. Mehta and L3Harris entered into an employment offer letter agreement, as amended (the “Mehta Offer Letter Agreement”), that provided for a one-time grant of  (i) restricted stock units with a grant value of  $2,500,000 vesting ratably over three years, (ii) restricted stock units with a grant value of  $1,500,000 with half vesting on the third anniversary of the grant date and half vesting on the fifth anniversary of the grant date and (iii) three-year cliff vesting non-qualified stock options with a grant value of  $750,000, in addition to his annual cycle grant made in fiscal 2023. These one-time grants were made in fiscal 2023 as an incentive for Mr. Mehta to join L3Harris and to offset forfeited awards from his previous employer.
L3HARRIS 2024 PROXY STATEMENT   47

COMPENSATION DISCUSSION AND ANALYSIS Other Compensation Elements
Other Compensation Elements
HEALTH AND WELFARE BENEFITS
We maintain the following health and welfare benefits and insurance programs:
Benefit or program	Available to
Employee benefits: Medical and prescription coverage, dental and vision programs, short-term disability insurance, basic, supplemental and dependent life insurance, basic and supplemental accidental death and dismemberment insurance and business travel insurance, paid time off, leave of absence and other similar policies.	Most U.S.-based employees (including executive officers)
Liability insurance coverage	Board-appointed officers
Employee-paid liability coverage: Option to participate in group excess liability umbrella policy at employee’s own expense.	Qualifying U.S.-based employees
Long-term disability coverage
>
offers 60% of  “eligible compensation” before offsets for Social Security and certain other Company or government-provided disability or other benefits

>
“eligible compensation” is capped at $400,000 per year under the plan

>
supplemental benefit of 50% of eligible compensation above $400,000 and up to $800,000, for a maximum supplemental benefit of  $200,000 per year.

Most U.S.-based employees (including executive officers)
PERQUISITES
We do not provide excessive perquisites, and perquisites provided to our named executive officers in fiscal 2023 represented a small portion of total compensation. (See the “All Other Compensation” column in the Fiscal 2023 Summary Compensation Table on page 58.)
Board-elected or appointed officers are eligible for:
>
annual Company-paid physical examinations (our Compensation Committee believes this is in the interest of our Company because the health of our executive officers is critical to their performance); and

>
Company-paid financial planning and advice, and Federal and state tax preparation services, provided by a designated third party (executives are responsible for paying any tax on income imputed for such services).

Our Compensation Committee has authorized limited personal use of Company-owned aircraft by our CEO and his family members and guests, so he can minimize and more effectively use his travel time in consideration of the time demands he faces and for his personal security. Our Compensation Committee sets limits on the hours of the CEO’s personal use and these limits are reviewed annually. In fiscal 2023, Mr. Kubasik’s personal use of Company-owned aircraft fell below these limits. The CEO is responsible for paying the tax on income imputed for personal use of our aircraft. In very limited instances as approved by our CEO, we also may provide limited personal use of Company-owned aircraft for other executives.
In addition, we provide Mr. Kubasik with a car and driver to ensure his safety, security and productivity. Our Compensation Committee believes this also helps him spend more of his travel time on critical Company business.
We do not provide tax reimbursement or gross-up payments with respect to any perquisites provided solely to executive officers. However, tax gross-up payments pursuant to a plan, policy or arrangement covering a broad base of management employees, such as a relocation or tax equalization policy, are permitted.
RETIREMENT PLANS
Tax-Qualified Plans
We maintain the L3Harris Retirement Savings Plan (“RSP”), a tax-qualified, 401(k) defined contribution retirement plan available to most of our U.S.-based employees, including our named executive officers. Subject to applicable limits under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), participants may generally contribute up to 70% of eligible compensation. In general, after one year of service we will make a matching contribution of up to 6% of eligible compensation contributed by a participant.
48   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS EMPLOYMENT AND RELEASE AGREEMENTS
Non-qualified Supplemental Plans
To the extent their contributions to our RSP are subject to Internal Revenue Code limits, certain of our salaried employees, including our named executive officers, may elect to participate in our Excess Retirement Savings Plan (“ERSP”), an unfunded, non-qualified defined contribution retirement plan. In addition, our Compensation Committee has discretion to provide for the deferral of other compensation under our ERSP, including equity awards.
The value of Company contributions credited to our named executive officers’ accounts under the RSP and ERSP is shown in the “All Other Compensation” column in the Fiscal 2023 Summary Compensation Table on page 58. Additional information regarding our ERSP, including credits to and balances in ERSP accounts, is shown in the “Nonqualified Deferred Compensation”
section of this proxy statement beginning on page 66.
EMPLOYMENT AND RELEASE AGREEMENTS
Letter Agreement with Mr. Kubasik
On February 23, 2024, we entered into a letter agreement with Mr. Kubasik (the “Kubasik Letter Agreement”).
The Kubasik Letter Agreement provides Mr. Kubasik with the following compensation and benefits in the event of his termination prior to March 31, 2028, other than a termination following a change in control covered by the L3Harris Executive Change in Control Severance Plan (the “CIC Severance Plan”):
>
a lump sum cash payment equal to 2x of his base salary and target bonus;

>
pro-rata portion of his Annual Incentive Plan payout for the year of termination based on actual performance for the full year;

>
continued participation in our group medical, dental and vision plans for 2 years;

>
professional finance and tax planning assistance services for the balance of the calendar year in which the termination occurs and the calendar year thereafter;

>
immediate vesting of a pro-rata portion of any previously unvested time-vesting restricted stock units, restricted stock and stock options granted on or after February 23, 2024, with any vesting stock options remaining exercisable through the original option term date, subject to execution of a release and any delay required under Section 409A; and

>
vesting of a pro-rata portion of any previously unvested performance stock units and performance stock granted on or after February 23, 2024 at the end of the applicable performance period, based on actual performance results for the full performance period, subject to execution of a release and any delay required under Section 409A.

Separately, our Compensation Committee has also authorized an extension of our CEO’s eligibility to receive up to $1,250,000 for relocation-related expenses until 6 years following the Merger, with gross-up of amounts taxed as ordinary income. Mr. Kubasik had previously been entitled to such reimbursement expenses for up to 3 years following the Merger under his agreement with L3, which L3Harris assumed following completion of the Merger.
Offer Letter Agreement with Mr. Bedingfield
Mr. Bedingfield and L3Harris entered into the Bedingfield Offer Letter Agreement pursuant to which he was named Senior Vice President and Chief Financial Officer of L3Harris, effective December 11, 2023.
The Bedingfield Offer Letter Agreement provides for the following compensation and benefits:
>
annual base salary of  $850,000;

>
eligibility to receive an annual cash incentive under our Annual Incentive Plan with a target value of 100% of his base salary;

>
eligibility, beginning in 2024, to receive annual equity with a target value of  $3,750,000;

>
a one-time grant of 45,000 three-year cliff vesting non-qualified stock options;

>
a one-time cash sign-on bonus of  $200,000, subject to a 12-month clawback in the event of voluntary termination, to offset foregone equity compensation at his prior employer;

>
eligibility to participate in L3Harris’ RSP, ERSP and employee health and welfare plans; and

>
relocation benefits to assist with his move from Maryland to the Melbourne, Florida area, including a $10,000 expense allowance payment.

Offer Letter Agreement with Mr. Mehta
Mr. Mehta and L3Harris entered into the Mehta Offer Letter Agreement pursuant to which he was named President of L3Harris’ Communications Systems segment, effective January 3, 2023.
L3HARRIS 2024 PROXY STATEMENT   49

COMPENSATION DISCUSSION AND ANALYSIS EMPLOYMENT AND RELEASE AGREEMENTS
The Mehta Offer Letter Agreement provides for the following compensation and benefits:
>
annual base salary of  $725,000;

>
eligibility to receive an annual cash incentive under our Annual Incentive Plan with a target value of 100% of his base salary;

>
eligibility to receive annual equity with a target value of no less than $2,550,000;

>
one-time grants determined based on whether certain awards from his employer were cancelled, forfeited or terminated, of which Mr. Mehta became entitled to: (i) restricted stock units with a grant value of $2,500,000 vesting ratably over three years; (ii) restricted stock units with a grant value of  $1,500,000, with half vesting on the third anniversary of the grant date and half vesting on the fifth anniversary of the grant date; and (iii) three-year cliff vesting non-qualified stock options with a grant value of  $750,000;

>
a one-time cash sign-on bonus of  $850,000 as an incentive to join L3Harris;

>
eligibility to participate in L3Harris’ RSP, ERSP and employee health and welfare plans;

>
reimbursement of up to $50,000 in attorneys’ fees in connection with his employment; and

>
severance benefits under our Severance Pay Plan (or equivalent benefits in the event such plan no longer exists), plus immediate vesting of any unvested portions of the one-time grants described above upon termination without “cause,” resignation for “good reason” or upon disability or death, with “good reason” defined as certain diminutions in position, duties, responsibilities or status, reductions in compensation, requirements to change principal work location, an unsuccessful attempt of termination for cause or a material breach of a written agreement with Mr. Mehta by L3Harris. See “Agreements, Plans and Programs Providing for Potential Termination Benefits” on page 69.

Release Agreement with Ms. Turner
On December 22, 2023, we entered into a Release of All Claims Agreement (the “Release Agreement”) with Ms. Turner, our former Senior Vice President and Chief Financial Officer, in connection with her involuntary termination without cause. Under the Release Agreement, which was approved by our Compensation Committee, we agreed to pay Ms. Turner: $1,600,000 (equal to one year of base salary plus one year of target bonus); $951,200 in lieu of any payments to which she may have been entitled under the Annual Incentive Plan, including in respect of 2023; $18,000 in lieu of outplacement benefits; and $500,000 as additional consideration for transitional assistance. The Release Agreement also provides for 12 months of COBRA coverage at active employee rates and that Ms. Turner’s separation from L3Harris be treated as an involuntary separation for the purpose of her equity awards and other post-separation benefits. These payments and the other benefits provided under the Release Agreement are subject to its terms and conditions. In consideration for the Release Agreement, including the payment for transitional assistance, Ms. Turner agreed to a general release of all claims, confidentiality restrictions, a one-year non-solicitation restriction, a one-year non-competition restriction and other restrictive covenants.
50   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS OUR PRACTICES, POLICIES AND GUIDELINES FOR EXECUTIVE COMPENSATION
OUR PRACTICES, POLICIES AND GUIDELINES FOR EXECUTIVE COMPENSATION
Annual Compensation Cycle
Our Board and Compensation Committee generally follow an annual compensation cycle as shown below:
WHAT WE DO PRIOR TO OR EARLY IN A NEW FISCAL YEAR
Consider and make, as appropriate, program design changes
Determine what changes, if any, to make to the executive compensation program for the new fiscal year (after receiving input from our CEO and independent compensation consultant and assessing compensation trends and competitive market data).

Set target compensation values
This process includes a review of:
>
each executive’s three-year compensation history, including base salary and annual cash incentive and equity awards;

>
the types and levels of other benefits available to the executive, such as change in control severance agreements or plans; and

>
compensation comparison peer group data or broad compensation market data, including surveys.

Establish performance measures, targets and individual objectives
We determine:
>
short- and long-term financial performance measures and their relative weightings and associated targets for performance-based, at-risk elements of compensation for the new fiscal year; and

>
individual performance objectives for each executive and the relevant business sector or organization.

These measures, weightings and targets and performance objectives are intended to align with our Board-approved annual operating plan and long-term strategic plan and create a “pay for profitable growth” environment and thereby encourage and reward the creation of sustainable, long-term value for our shareholders.

Make equity grants
>
Annual equity award grants to executive officers (and, typically, to other eligible employees) are made at Board or Compensation Committee meetings, the dates for which are generally set at least one year in advance. We do not time equity grants to take advantage of information, whether positive or negative, about us that has not been publicly disclosed.

>
Only in special circumstances, such as new hires or promotions, or for retention or recognition, would grants occur outside of the typical cycle.

WHAT WE DO AFTER THAT FISCAL YEAR ENDS
Conduct performance reviews
>
CEO performance review: The independent directors of our Board conduct this review, evaluating the CEO’s achievement of objectives established early in the fiscal year, other accomplishments, overall Company performance and the CEO’s self-evaluation of performance for the fiscal year. This review occurs in executive session, under the leadership of our Compensation Committee Chair and Lead Independent Director and without our CEO or other members of management present.

>
Performance reviews for other executive officers: Our CEO provides our Compensation Committee with specific compensation recommendations based on a review and assessment of each executive officer’s performance, including achievement of objectives established early in the fiscal year for the executive and the relevant business sector or organization, contribution to Company performance and other accomplishments.

Determine payouts
>
Payouts of performance-based, at-risk elements of compensation to executives are determined based on actual performance with respect to the previously established measures, targets and individual objectives.

L3HARRIS 2024 PROXY STATEMENT   51

COMPENSATION DISCUSSION AND ANALYSIS OUR PRACTICES, POLICIES AND GUIDELINES FOR EXECUTIVE COMPENSATION
Who Does What
ROLE OF BOARD AND COMPENSATION COMMITTEE
Our Compensation Committee sets the philosophy, objectives, elements, policies and practices of compensation for our executive officers. In approving compensation levels and targets, individual objectives and financial performance measures and targets for our named executive officers, our Compensation Committee focuses on the relationship between our executive compensation program and the achievement of our financial goals and strategic objectives, with an emphasis on creating a “pay for profitable growth” environment.
With respect to compensation decisions, the independent directors of our Board make all final compensation decisions for our CEO (based on the recommendation of our Compensation Committee), and our Compensation Committee makes them for other executive officers (based on recommendations from our CEO). These decisions include: determining the types and levels of benefits; establishing performance measures, weightings and targets; setting target compensation values; granting equity awards; and determining payouts.
ROLE OF INDEPENDENT COMPENSATION CONSULTANT
Our Compensation Committee has the authority to retain compensation consultants and other advisors to assist it in fulfilling its duties and responsibilities and has directly retained FW Cook — a nationally recognized, independent executive compensation consulting firm — to provide it with objective analysis, recommendations on plan design, competitive market data and other advice and information related to CEO compensation and the compensation of other executive officers. Our Nominating and Governance Committee also has directly retained FW Cook to provide it with objective analysis, plan design recommendations, advice and information related to the compensation of our independent directors. FW Cook performs these services solely at the direction and under the supervision of our Compensation Committee or our Nominating and Governance Committee, as applicable, and does not provide any other services for or receive other remuneration from L3Harris.
With regard to FW Cook’s services related to CEO and other executive officer compensation, our Compensation Committee has sole authority to modify or approve FW Cook’s remuneration, determine the nature and scope of its services, evaluate its performance, terminate the engagement and engage a replacement or additional consultant at any time. Our Compensation Committee also regularly meets with FW Cook in executive session, without our CEO or other members of management present. Taking into consideration the independence factors in the NYSE listing standards and SEC rules, our Compensation Committee has made the determination that, in its business judgment, FW Cook is independent and that its work does not raise any conflicts of interest.
ROLE OF CEO
Our Compensation Committee considers recommendations from our CEO when making decisions regarding our executive compensation program and the compensation of our other executive officers. During the annual compensation planning process, our CEO recommends targets for all incentive compensation programs. The targets are based on our Board-approved annual operating plan and long-term strategic plan. As part of the annual performance review process, which includes an assessment of each executive officer’s performance against individual objectives, our CEO presents an evaluation of each executive officer’s contributions (including both strengths and development needs), reviews succession plans for each executive position and recommends specific compensation for the other executive officers, including base salary adjustments and annual cash incentive and equity awards.
Competitive Considerations
BENCHMARKING
Our Board and Compensation Committee use benchmarking as a reference point in the framework of its overall compensation decisions. Specifically, our Board and Compensation Committee generally set target total direct compensation for our CEO and other executives to approximate the median total direct compensation for comparable positions in our compensation peer group. However, actual compensation levels may differ from the median based on our Board and our Compensation Committee’s discretion, based on such factors as experience, position, responsibilities, tenure and contributions. Our Board and our Compensation Committee may also consider other broad compensation market data, including published compensation surveys.
For fiscal 2023, the L3Harris Total Rewards team performed a comprehensive assessment and benchmarking of the competitive compensation positioning of our named executive officers as well as the mix and elements of their compensation, primarily focusing on our compensation comparison peer group, but also using broad aerospace and defense and industrial compensation market data. Our Compensation Committee also engaged FW Cook to review, assess and validate our Total Rewards team’s assessment and benchmarking process.
52   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS OUR PRACTICES, POLICIES AND GUIDELINES FOR EXECUTIVE COMPENSATION
HISTORICAL PAY INCREASES FOR OUR CEO
In considering the compensation structure for our CEO, our Compensation Committee and the independent directors of our Board assess not only our own internal metrics of success but also the broader market context. Our CEO’s total compensation was below the median of our compensation comparison peer group in 2021 and 2022, and increased to estimated peer median in 2023. The increase was predominantly focused in long-term incentives, which is 100% at-risk and depedent on achievement of our performance goals and delivering shareholder return.
Pay Elements	2021	2022	2023
Salary	$1,500	$1,500	$1,550
Annual Incentive %	172%	200%	200%
Annual Incentive	$2,580	$3,000	$3,100
Long-term Incentive	$11,000	$11,500	$13,500
Target Total Direct Compensation (“TDC”)	$15,080	$16,000	$18,150
Peer Group Median Target TDC(1)	$16,407	$16,784	$18,089
LHX CEO Target TDC vs. Peer Median Target TDC(1)	8% below	5% below	At median

(1)
Reflects peer pay sourced from proxy disclosures and other publicy available data. 2023 pay estimated based on the most recently available data at the time the Compensation Committee evaluated 2023 compensation changes, which was then aged 5% on an annualized basis through 2023.

This broad lag in compensation occurred despite our CEO's success in steering the Company through challenging macroeconomic conditions and achieving key strategic goals. His leadership has been instrumental in maintaining our competitive position, driving innovation, and delivering sustainable value to our shareholders. In recent years, our Company has undertaken sweeping transformation, led by our CEO. This is especially evident in the successful acquisition of TDL and Aerojet Rocketdyne in fiscal 2023.
Our CEO’s compensation increase in 2023 improved his positioning within our peer group and was a reflection of his performance and key contributions, ensuring we remain competitive in attracting and retaining top executive talent while aligning realized pay with Company performance. More than 90% of our CEO’s 2023 total direct compensation is at risk, and more than 70% is performance based. This is consistent with our philosophy of aligning pay with performance and with the interests of our shareholders.
NO COMPENSATION CHANGE FOR OUR CEO IN 2024
After thorough consideration and evaluation, we have decided to maintain our CEO’s target total compensation at its current level for fiscal 2024, which aligned with the median of our compensation peer group. The Company has faced challenging market conditions, which has been reflected in our stock price performance. As such, we believe it is essential to represent our compensation philosophy of aligning pay with the overall health and performance of the Company.
We remain confident in our CEO’s leadership and his ability to navigate an ever-evolving market landscape. His strategic insight and commitment to driving growth and value continues to be instrumental to our organization.
COMPENSATION COMPARISON PEER GROUP
Our compensation comparison peer group is used to assess the competitiveness of our named executive officers’ compensation. Our Compensation Committee periodically reviews the composition of this peer group and makes changes it determines are appropriate based on changes to our businesses or to the attributes of companies in the group or the availability of their compensation data. Our independent compensation consultant, our CEO and members of management routinely provide input to our Compensation Committee regarding changes to the attributes of peer companies.
We seek to include companies based on the following criteria (which are not assigned any specific weight):
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The same or similar industry

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Revenue between 1/3 to 3X our revenue

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Market capitalization between 1/3 to 3X our market capitalization

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Similarities in business model

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Competition for executive talent

In each of October 2022 and October 2023, management proposed, FW Cook endorsed and our Compensation Committee approved the compensation comparison peer group below for fiscal 2023 and fiscal 2024, respectively, which is the same compensation comparison peer group used in fiscal 2022.
L3HARRIS 2024 PROXY STATEMENT   53

COMPENSATION DISCUSSION AND ANALYSIS OUR PRACTICES, POLICIES AND GUIDELINES FOR EXECUTIVE COMPENSATION

Eaton Corporation plc	Jacobs Solutions Inc.	Parker Hannifin Corporation
Emerson Electric Co.	Leidos Holdings, Inc.	RTX Corporation
General Dynamics Corporation	Lockheed Martin Corporation	Rockwell Automation, Inc.
Honeywell International Inc.	Motorola Solutions, Inc.	Textron Inc.
Illinois Tool Works Inc.	Northrop Grumman Corporation
The revenue median of the peer group was $17.7 billion based on most recently reported fiscal year-end financial results, and the median market capitalization was $64.9 billion as of December 29, 2023, versus our $19.4 billion revenue and $39.9 billion market capitalization.
Relationship Between Compensation Plans and Risk
Our Compensation Committee undertakes periodic comprehensive reviews to assess whether our compensation strategies, plans, programs, policies or practices — either individually or in the aggregate — would encourage executives or employees to undertake unnecessary or excessive risks that would be reasonably likely to have a material adverse effect on the Company. A review will also be conducted when there are material changes to our program.
Based on the most recent comprehensive review, and annual reviews of our compensation program, management and our Compensation Committee concluded that our compensation strategies, plans, programs, policies and practices were not reasonably likely to have a material adverse effect on us due to a variety of mitigating factors. These factors included:
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An emphasis on long-term compensation that utilizes a balanced portfolio of compensation elements, such as cash and equity, and delivers rewards based on sustained performance over time;

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The Compensation Committee’s power to set short- and long-term performance objectives for incentive plans that appropriately correlate with shareholder value and use multiple financial measures to measure performance;

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Performance share unit awards that generally are tied to financial performance measures spanning overlapping three-year performance periods, creating a focus on driving sustained performance over multiple performance periods, which mitigates the potential for executives to take excessive risks to drive one-time, short-term performance spikes in any one performance period;

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The use of equity awards with vesting periods to foster retention and align executives’ interests with those of shareholders;

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Caps on potential payouts under both short-and long-term incentive plans to eliminate the potential for any windfalls;

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A “clawback” policy that requires recovery of any excess incentive-based compensation from executive officers following a restatement of financial information that affects the financial measures used to determine such incentive-based compensation;

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Share ownership guidelines; and

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A broad array of competitive benefit programs that offer employees and executives an opportunity to build meaningful retirement assets and benefit protections throughout their careers.

Other Practices and Policies
EXECUTIVE COMPENSATION RECOVERY
Effective October 2, 2023, we adopted our Clawback Policy to comply with Section 303A.14 of the NYSE listing standards, which implements the final rule promulgated by the SEC for recovery of erroneously awarded compensation. The Clawback Policy requires recovery of any excess incentive-based compensation from any current or former executive officers subject to Section 16 of the Exchange Act (“Section 16”) following a restatement of financial information that affects a financial measure used to determine such incentive-based compensation. The excess amount is any such amount by which the affected incentive-based compensation exceeds the compensation that would have been received by the executive officer, without regard to any taxes paid, had the applicable financial measure not been subject to error. Under the Clawback Policy, our Compensation Committee determines the method of recovery, and recovery may be deemed impractical only in limited circumstances enumerated in the NYSE listing standards.
Separately, our executive compensation programs, including our Annual Incentive Plan and our 2015 Equity Incentive Plan, also permit us to recover all or a portion of any performance-based compensation, whether cash or equity, if our financial statements are restated as a result of errors, omissions or fraud, or any greater amount that our Compensation Committee or the independent members of our Board determine. Recovery of such amounts by L3Harris would be in addition to any actions that might be taken by law enforcement agencies, regulators or other authorities.
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COMPENSATION DISCUSSION AND ANALYSIS OUR PRACTICES, POLICIES AND GUIDELINES FOR EXECUTIVE COMPENSATION
STOCK OWNERSHIP GUIDELINES FOR OFFICERS
To further promote management’s ownership of our shares and more closely align management and shareholder interests, our Compensation Committee has established the following stock ownership guidelines for our Board-elected or appointed officers.
Executives are expected to meet the ownership levels shown below by the end of the five-year period from their hire date or from their promotion into a position covered by the guidelines. They are not permitted to sell our shares (other than to pay the exercise price and related taxes upon the exercise of stock options) until they have met that goal.
Stock Ownership (as a multiple of base salary)

What counts:	Shares owned outright or jointly by the executive, shares credited under any retirement plan sponsored by us, share equivalents represented by amounts deferred in the L3Harris Stock Fund account of our ERSP and restricted stock and restricted stock unit awards (on an after-tax basis).
What doesn’t count:	Stock options and unearned performance share units.
Our Compensation Committee conducts an annual review to assess compliance with the guidelines. As of February 23, 2024, our CEO has met and all of our other named executive officers met or were on track to meet the applicable stock ownership guidelines within the applicable timeframe.
For a discussion of stock ownership guidelines for our non-employee directors, see page 29.
POLICIES ON INSIDER TRADING, 10B5-1 PLANS AND HEDGING AND PLEDGING
Our insider trading policy prohibits directors, employees and certain of their family members from purchasing or selling any type of security (whether issued by us or another company) while such person is aware of material non-public information (except pursuant to an approved 10b5-1 trading plan), or from providing such material non-public information to any person who may trade while aware of such information. This policy also prohibits directors and employees from engaging in short sales with respect to our securities and from entering into hedging, puts, calls or other derivative transactions with respect to our securities. We also have procedures that require trades by directors and executive officers to be pre-cleared by our General Counsel or his staff.
We also require all of our executive officers and directors to utilize 10b5-1 trading plans, which must comply with the provisions of Rule 10b5-1 and also be pre-cleared by our General Counsel or his staff. We require a cooling off period of not less than (and in certain circumstances more than) 90 days after the plan is adopted. We limit executive officers to a single 10b5-1 trading plan in effect at any time, subject to limited exceptions in accordance with Rule 10b5-1.
Our policies prohibit directors and executive officers from purchasing our stock on margin, holding our stock in a margin account or otherwise pledging our stock as collateral for margin accounts, loans or any other purpose. We do permit the use of  “cashless exercise” procedures to exercise stock options granted by us if such exercise complies with our insider trading and other relevant policies. None of our directors or executive officers pledged our stock during our fiscal 2023.
EQUITY GRANTS BY CEO
As permitted under our equity incentive plans, our Compensation Committee has delegated to our CEO the authority to grant equity awards to employees who are not executive officers. The annual maximum number of shares underlying the awards that may be granted pursuant to this delegation is set by our Compensation Committee, which reviews these awards annually.
Tax and Accounting Considerations
TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Internal Revenue Code generally prohibits a public company from deducting compensation paid in any year in excess of  $1 million to its CEO or any of its four other most highly compensated executive officers. In evaluating executive compensation components, our Compensation Committee considers the net cost to us as well as its ability to effectively administer executive compensation in the long-term interest of shareholders and in a manner designed to promote corporate
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COMPENSATION DISCUSSION AND ANALYSIS OUR PRACTICES, POLICIES AND GUIDELINES FOR EXECUTIVE COMPENSATION
goals. Accordingly, our Compensation Committee retains the flexibility to approve elements of compensation that it believes are consistent with the objectives of our executive compensation program, even if that might result in the non-deductibility of certain compensation under the Internal Revenue Code.
NONQUALIFIED DEFERRED COMPENSATION
Under Section 409A of the Internal Revenue Code, “nonqualified deferred compensation” must be deferred and paid under plans or arrangements that satisfy certain requirements with respect to the timing of deferral elections, timing of payments and certain other matters. If these requirements are not complied with, amounts deferred under compensation arrangements that are subject to Section 409A will be currently includable in income to the employee and subject to an excise tax to be assessed on the employee. In general, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees so that they either are exempt from, or satisfy the requirements of, Section 409A.
ACCOUNTING FOR EQUITY-BASED COMPENSATION
Before we grant equity-based compensation awards, we consider the accounting impact of the award. This involves analyzing the award’s impact both as structured and in other possible scenarios.
56   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT
The following Report of our Compensation Committee (this “Compensation Committee Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other previous or future filings by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Compensation Committee Report by reference therein.
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section of this proxy statement. Based on its review and discussion, the Compensation Committee has recommended to the Board of Directors of L3Harris Technologies, Inc., and the Board of Directors of L3Harris Technologies, Inc. has approved, that this Compensation Discussion and Analysis be included in this proxy statement for the 2024 Annual Meeting of Shareholders and incorporated by reference in L3Harris Technologies, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 29, 2023.
Submitted on March [•], 2024 by the Compensation Committee of the Board of Directors of L3Harris Technologies, Inc.
Lewis Hay III, Chair
Thomas A. Dattilo
Joanna L. Geraghty
Robert B. Millard
L3HARRIS 2024 PROXY STATEMENT   57

COMPENSATION TABLES
FISCAL 2023 SUMMARY COMPENSATION TABLE
The following table summarizes the compensation paid to, or accrued on behalf of, our named executive officers for our fiscal year ended December 29, 2023 (fiscal 2023), fiscal year ended December 30, 2022 (fiscal 2022) and fiscal year ended December 31, 2021 (fiscal 2021). The following table and the Grants of Plan-Based Awards in Fiscal 2023 Table on page 61 should be viewed together for a more complete presentation of both the annual and long-term incentive compensation elements of our executive compensation program.
Name and Principal Position*	Year	Salary $(1)	Bonus $(2)	Stock Awards $(3)	Option Awards $(4)	Non-Equity Incentive Plan Compensation $(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $	All Other Compensation $(6)	Total $
Christopher E. Kubasik Chair and Chief Executive Officer	2023	$1,542,308	$0	$10,114,106	$3,375,035	$3,735,500	$0	$1,057,298	$19,824,247
	2022	$1,500,000	$0	$8,913,013	$2,875,052	$2,625,000	$0	$801,164	$16,714,229
	2021	$1,500,000	$0	$8,287,958	$2,750,012	$2,750,000	$0	$409,779	$15,697,749
Kenneth L. Bedingfield Senior Vice President and Chief Financial Officer	2023	$49,038	$200,000	$0	$0	$53,500	$0	$212	$302,750
Samir B. Mehta President, Communications Systems	2023	$721,863	$850,000	$5,911,070	$1,387,597	$928,700	$0	$85,335	$9,884,565
Sean J. Stackley Senior Vice President, Strategy, Growth & Technology	2023	$718,846	$0	$1,910,722	$637,550	$873,600	$0	$166,614	$4,307,332
	2022	$679,615	$0	$1,937,853	$625,011	$560,000	$0	$158,796	$3,961,275
	2021	$645,385	$0	$1,318,858	$437,536	$700,000	$0	$101,650	$3,203,429
Edward J. Zoiss President, Space & Airborne Systems	2023	$718,846	0	$1,910,722	$637,550	$1,130,300	$0	$169,547	$4,566,965
	2022	$679,615	$0	$1,705,240	$550,032	$570,000	$0	$153,506	$3,658,393
	2021	$645,385	$0	$1,318,858	$437,536	$610,000	$0	$104,635	$3,116,414
Michelle L. Turner Former Senior Vice President and Chief Financial Officer	2023	$792,308	$0	$2,322,592	$775,013	$0	$0	$3,177,809	$7,067,722
	2022	$706,731	$750,000	$3,288,058	$1,975,053	$675,000	$0	$518,229	$7,913,071

*
Mr. Bedingfield joined L3Harris on December 11, 2023 and was not a named executive officer of L3Harris prior to fiscal 2023; Mr. Mehta joined L3Harris on January 3, 2023 and was not a named executive officer of L3Harris prior to fiscal 2023; effective October 17, 2022, Mr. Stackley was named Senior Vice President, Strategy, Growth & Technology and ceased serving as President of Integrated Mission Systems; and Ms. Turner joined L3Harris on January 24, 2022 and was not a named executive officer of L3Harris prior to fiscal 2022. Under the terms of her Release Agreement, Ms. Turner’s employment with L3Harris ended following the close of business on December 29, 2023.

(1)
The “Salary” column reflects the base salary amount (not base salary) for each of our named executive officers for the respective fiscal year. Amounts shown include any portion of base salary deferred and contributed by our named executive officers to our RSP or ERSP. See the Fiscal 2023 Nonqualified Deferred Compensation Table on page 67 and related notes for information regarding contributions by our named executive officers to our ERSP.

(2)
The amounts shown for Messrs. Bedingfield and Mehta in fiscal 2023 and for Ms. Turner in fiscal 2022 represent one-time cash sign-on bonuses paid under the terms of their respective Offer Letter Agreements. The amount shown for Ms. Turner for fiscal 2023 represents the amount paid pursuant to the terms of her Release Agreement. See “Employment and Release Agreements” on page 49 for details.

(3)
The “Stock Awards” column reflects the aggregate grant date fair value computed in accordance with ASC 718 for the respective fiscal year with respect to performance share units and restricted stock units granted to our named executive officers. Amounts reflect our accounting for these awards and do not necessarily correspond to the actual values that may be realized by our named executive officers. The grant date fair values of performance share units granted in fiscal 2023, fiscal 2022 and fiscal 2021 were determined as of the grant date using a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to other companies in the S&P 500, less a discount because neither dividends, nor dividend equivalents are payable on performance share units during the performance period. The grant date fair values of restricted stock units were determined as of the grant date using the closing market price of our common stock on the grant date. Although neither dividends, nor dividend equivalents are payable on restricted stock units

58   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION TABLES FISCAL 2023 SUMMARY COMPENSATION TABLE
during the restriction period, the grant date fair values of restricted stock units do not reflect any discounts. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions.
As noted, the grant date fair values of performance share units granted in fiscal 2023, fiscal 2022 and fiscal 2021 reflect discounts (because neither dividends, nor dividend equivalents are payable on performance share units during the performance period), which discounts were approximately: (a) $13.28 per share for fiscal 2023 performance share units granted in February 2023; (b) $13.65 per share for fiscal 2022 performance share units granted in February 2022; and (c) $11.91 per share for fiscal 2021 performance share units granted in February 2021. Each performance share unit earned at the end of the applicable multi-year performance period and paid out receives accrued dividend equivalents in an amount equal to the cash dividends or other distributions paid with respect to our common stock during the performance period. Payment of such dividend equivalents is made in cash at the time of the actual payout of performance share units ultimately earned as determined after completion of the performance period. Dividends declared with respect to issued and outstanding shares of our common stock were $4.56, $4.48 and $4.08 per share in fiscal 2023, fiscal 2022 and fiscal 2021, respectively. The dollar value of dividend equivalents paid on vested performance share units is included in the “All Other Compensation” column when the value of such dividend equivalents paid was not factored into the grant date fair value of the underlying performance shares units.
The grant date fair values of performance share units were computed based on the probable outcome of the performance conditions as of the grant date of such awards, which was at target. The respective grant date fair values of the performance share units granted in fiscal 2023, fiscal 2022 and fiscal 2021, as applicable, assuming at such grant date the maximum payment (200% of target for performance share units granted in fiscal 2023, fiscal 2022 and fiscal 2021), would have been as follows: Mr. Kubasik — $13,478,194, $12,075,608 and $11,795,882; Mr. Mehta — $2,546,254; Mr. Stackley — $2,546,254, $2,625,494 and $1,876,964; Mr. Zoiss — $2,546,254, $2,310,180 and $1,876,964; and Ms. Turner — $3,095,118 and $2,625,494. See the Grants of Plan-Based Awards in Fiscal 2023 Table on page 61 and related notes and the “Compensation Discussion and Analysis” section of this proxy statement for information with respect to equity awards granted in fiscal 2023 and the Outstanding Equity Awards at 2023 Fiscal Year End Table on page 63 and related notes for information with respect to equity awards granted prior to fiscal 2023.
(4)
The “Option Awards” column reflects the aggregate grant date fair value computed in accordance with ASC 718 for the respective fiscal year with respect to stock options granted to our named executive officers. Amounts reflect our accounting for these option grants and do not necessarily correspond to the actual values that may be realized by our named executive officers. The grant date fair values of these option grants were calculated as of the grant date using the Black-Scholes-Merton option-pricing model. The grant date fair values per share of our common stock underlying these option grants were as follows: (a) $54.81 for fiscal 2023 stock option grants on February 24, 2023; (b) $54.02 for fiscal 2022 stock option grants in February 2022; (c) $42.16 for fiscal 2021 stock option grants on February 2021; (d) $54.73 for option grants made on February 1, 2023 to Mr. Mehta in connection with his hiring; and (e) $46.16 for option grants made on February 1, 2022 to Ms. Turner in connection with her hiring. The assumptions used for the valuations are set forth in the Notes to our audited consolidated financial statements in our Annual Reports on Form 10-K for fiscal 2023 (Note 10), fiscal 2022 (Note 15) and fiscal 2021 (Note 15), respectively. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions. See the Grants of Plan-Based Awards in Fiscal 2023 Table on page 61 and related notes and the “Compensation Discussion and Analysis” section of this proxy statement for information with respect to stock options granted in fiscal 2023 and the Outstanding Equity Awards at 2023 Fiscal Year End Table on page 63 and related notes for information with respect to stock options.

(5)
The “Non-Equity Incentive Plan Compensation” column reflects payouts to our named executive officers of cash amounts earned under our Annual Incentive Plan. Amounts shown include any portion of these payouts deferred and contributed by the recipient to our RSP or ERSP. See the Fiscal 2023 Nonqualified Deferred Compensation Table on page 67 and related notes for information regarding contributions by our named executive officers to our ERSP. For additional information about our Annual Incentive Plan and these payouts, see the “Compensation Discussion and Analysis” section of this proxy statement and the Grants of Plan-Based Awards in Fiscal 2023 Table on page 61 and related notes.

(6)
The following table describes the components of the “All Other Compensation” column for fiscal 2023:

Fiscal 2023 All Other Compensation Table
Name	Life Insurance Premiums (a)	Company Contributions to RSP (b)	Company Credits to ERSP (nonqualified) (c)	Equity Cash Dividends (d)	Perquisites and Other Personal Benefits and Other Payments (e)	Total
Christopher E. Kubasik	$4,856	$15,692	$234,346	$415,327	$387,077	$1,057,298
Kenneth L. Bedingfield	$212	$0	$0	$0	$0	$212
Samir B. Mehta	$651	$1,673	$0	$0	$83,011	$85,335
Sean J. Stackley	$2,166	$7,838	$68,892	$66,087	$21,630	$166,614
Edward J. Zoiss	$2,166	$7,838	$69,492	$66,087	$23,963	$169,547
Michelle L. Turner	$2,390	$18,185	$38,769	$0	$3,118,465	$3,177,809

(a)
Reflects the dollar value of premiums paid by us for life insurance for our named executive officers under our broad-based group basic life insurance benefit.

(b)
Reflects our contributions credited to accounts of our named executive officers under our RSP, which is a tax-qualified, defined contribution plan.

(c)
Reflects our credits to accounts of our named executive officers under our ERSP, which is an unfunded, nonqualified defined contribution retirement plan. For additional information regarding these credits and our ERSP, see the “Nonqualified Deferred Compensation” section beginning on page 66, including the Fiscal 2023 Nonqualified Deferred Compensation Table and related notes.

(d)
Reflects the dollar value of dividend equivalents paid on vested performance share units when the value of such dividend equivalents paid was not factored into the grant date fair value of the underlying performance shares units.

(e)
The amount for each of Messrs. Kubasik, Stackley and Zoiss and Ms. Turner included $21,630 and for Mr. Mehta included $21,511, in each case for Company-paid financial planning and advice, and federal and state tax preparation services from a designated third-party provider (but no tax assistance for payment of taxes for such services). The amount for Ms. Turner included $100 for charitable gift matching payments under the Company foundation’s charitable gift matching program, a cash payment of  $3,069,200 and $18,483 for 12 months of COBRA coverage at active employee rates to which she was entitled in accordance with the terms and conditions of her Release Agreement. See “Employment and Release Agreements” on page 49 for details. Amounts for Messrs. Kubasik and Zoiss included $2,976 and $2,333, respectively, and for Ms. Turner, $9,052 for Company paid physical examinations. Amounts for Mr. Kubasik included $225,873 for personal use of Company-owned aircraft. Amounts for Mr. Kubasik also include $136,598 for security and Company provided vehicle-related expenses. The amount for Mr. Mehta also included $61,500 in legal expenses paid in connection with his hiring pursuant to his Offer Letter Agreement. See “Employment and Release Agreements” on page 49 for details.

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COMPENSATION TABLES FISCAL 2023 SUMMARY COMPENSATION TABLE
The incremental cost to us of personal use of Company-owned aircraft is calculated based on our average variable operating costs, which include fuel, maintenance, weather-monitoring, on-board catering, trip-related hangar/parking, landing/ramp fees and other miscellaneous variable costs. Our total annual variable operating costs are divided by the annual number of miles the Company-owned aircraft flew to derive an average variable cost per mile, which is then multiplied by the miles flown for personal use to derive the incremental cost. The methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip related hangar expenses. The taxable benefit associated with personal use of Company-owned aircraft is imputed at “Standard Industry Fare Level” rates to the applicable named executive officers, who do not receive any gross-up for payment of taxes for such imputed income. The amount related to the loss of tax deduction to us due to the personal use of Company-owned aircraft under the Internal Revenue Code is not included.
As noted above, we also offer a supplemental long-term disability benefit to employees with eligible compensation in excess of  $400,000 and offer our executives the option to participate in a group excess liability umbrella policy. No premiums are payable by us for these benefits and there is no incremental cost reflected for our named executive officers.
Certain Company-related events may include meetings and receptions with our customers, executive management or Board attended by the named executive officer and a spouse or guest. If the Company-owned aircraft is used and a spouse or guest travels with the named executive officer, no amounts are included because there is no incremental cost to us. We also have Company-purchased tickets to athletic or other events generally for business purposes. In limited instances, executives, including our named executive officers, may have personal use of Company-purchased event tickets. No amounts are included because event tickets are purchased in advance for business purposes, and limited personal use has no incremental cost. For a discussion of perquisites and other personal benefits provided to our named executive officers, see the “Compensation Discussion and Analysis” section of this proxy statement.
Salary and Bonus as a Proportion of Fiscal 2023 Total Compensation
Using the amounts shown under the “Salary” and “Bonus” and “Total” columns in the Fiscal 2023 Summary Compensation Table, the salary and bonus of each of our named executive officers as a proportion of such named executive officer’s fiscal 2023 total compensation were as follows:
Name	Salary and Bonus as Proportion of Fiscal 2023 Total Compensation
Christopher E. Kubasik	8%
Kenneth L. Bedingfield	82%
Samir B. Mehta	16%
Sean J. Stackley	17%
Edward J. Zoiss	16%
Michelle L. Turner	11%
60   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION TABLES GRANTS OF PLAN-BASED AWARDS IN FISCAL 2023 TABLE
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2023 TABLE
The following table provides information about cash (non-equity) and equity incentive compensation plan-based awards granted to our named executive officers in fiscal 2023, including: (1) the grant date and approval date of equity awards; (2) the range of cash payouts that were possible in respect of awards under our Annual Incentive Plan; (3) the range of performance share units that may be earned in respect of grants under performance share unit awards; (4) grants under restricted stock unit awards; (5) the number of shares underlying, and exercise price of, stock option grants; and (6) the grant date fair value of grants under performance share unit and restricted stock unit awards and stock options grants computed under ASC 718.
	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Share)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name/Type of Award			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher E. Kubasik
Annual Incentive Plan	—	—	310,000	3,100,000	6,200,000	—	—	—	—	—	—	—
Performance share units	2/24/2023	2/24/2023	—	—	—	6,424	32,120	64,240	—	—	—	6,739,097
Restricted stock units	2/24/2023	2/24/2023	—	—	—	—	—	—	16,060	—	—	3,375,009
Stock options	2/24/2023	2/24/2023	—	—	—	—	—	—	—	61,577	210.15	3,375,035
Kenneth L. Bedingfield
Annual Incentive Plan	—	—	4,437	44,368	88,736	—	—	—	—	—	—	—
Samir B. Mehta
Annual Incentive Plan	—	—	36,250	725,000	1,450,000	—	—	—	—	—	—
Performance share units	2/24/2023	2/23/2023	—	—	—	1,214	6,068	12,136	—	—	—	1,273,127
Restricted stock units(7)	2/1/2023	11/7/2022	—	—	—	—	—	—	18,533	—	—	4,000,348
Restricted stock units	2/24/2023	2/23/2023	—	—	—	—	—	—	3,034	—	—	637,595
Stock options(7)	2/1/2023	11/7/2022	—	—	—	—	—	—	—	13,707	215.85	750,047
Stock options	2/24/2023	2/23/2023	—	—	—	—	—	—		11,632	210.15	637,550
Sean J. Stackley
Annual Incentive Plan	—	—	72,500	725,000	1,450,000	—	—	—	—	—	—	—
Performance share units	2/24/2023	2/23/2023	—	—	—	1,214	6,068	12,136	—	—	—	1,273,127
Restricted stock units	2/24/2023	2/23/2023	—	—	—	—	—	—	3,034	—	—	637,595
Stock options	2/24/2023	2/23/2023	—	—	—	—	—	—	—	11,632	210.15	637,550
Edward J. Zoiss
Annual Incentive Plan	—	—	36,250	725,000	1,450,000	—	—	—	—	—	—	—
Performance share units	2/24/2023	2/23/2023	—	—	—	1,214	6,068	12,136	—	—	—	1,273,127
Restricted stock units	2/24/2023	2/23/2023	—	—	—	—	—	—	3,034	—	—	637,595
Stock options	2/24/2023	2/23/2023	—	—	—	—	—	—	—	11,632	210.15	637,550
Michelle L. Turner
Annual Incentive Plan	—	—	80,000	800,000	1,600,000	—	—	—	—	—	—	—
Performance share units	2/24/2023	2/23/2023	—	—	—	1,475	7,376	14,752	—	—	—	1,547,559
Restricted stock units	2/24/2023	2/23/2023	—	—	—	—	—	—	3,688	—	—	775,033
Stock options	2/24/2023	2/23/2023	—	—	—	—	—	—	—	14,140	210.15	775,013

(1)
The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns show the range of possible cash payouts under our Annual Incentive Plan in respect of our fiscal 2023 performance. Amounts actually earned under our Annual Incentive Plan for fiscal 2023 were determined and approved by our independent directors, in the case of Mr. Kubasik and our Compensation Committee, in the case of our other named executive officers, in February 2024 and paid soon thereafter and are reported under the “Non-Equity Incentive Plan Compensation” column in the Fiscal 2023 Summary Compensation Table on page 58. For additional information related to our Annual Incentive Plan and these payouts, including financial performance measures and associated weighting and targets, as well as calculation of payout thresholds and maximums, see the “Compensation Discussion and

L3HARRIS 2024 PROXY STATEMENT   61

COMPENSATION TABLES GRANTS OF PLAN-BASED AWARDS IN FISCAL 2023 TABLE
Analysis” section of this proxy statement. Mr. Bedingfield joined L3Harris in fiscal 2023 and was entitled to a pro-rata portion of his cash incentive target value, as set forth in his Offer Letter Agreement.
(2)
The “Estimated Future Payouts Under Equity Incentive Plan Awards” column shows the possible range of shares earnable in respect of the performance share units granted under our 2015 Equity Incentive Plan in fiscal 2023 for the three-year performance period of fiscal 2023-2025, which ranged from 0% to a maximum of 200% of the target number of performance share units at the time of grant based on the extent of weighted achievement of targets for the 3-year cumulative EPS and 3-year average ROIC for the performance period, subject to possible adjustment based on our TSR relative to other companies in the S&P 500.

For additional information related to the performance measures and associated weighting, see the “Compensation Discussion and Analysis” section of this proxy statement. Cash dividend equivalents are not payable during the performance period on performance share units. Instead, each performance share unit earned and paid out receives accrued dividend equivalents in an amount per share equal to any cash dividends or other distributions paid with respect to an issued and outstanding share of common stock during the performance period, with payment of such dividend equivalents to be made in cash at the time of the payout of performance share units ultimately earned after completion of the performance period. An executive officer must remain employed with us through the last day of the performance period to earn an award; however: (a) a pro-rata portion of the award will be earned if employment terminates (i) subject to a minimum holding period ending on the last day of the first fiscal year of the three-year performance period, as a result of qualifying early retirement (after age 60 with 5 or more years of full-time service and meeting certain advance notice and other criteria) or involuntary termination other than for cause or (ii) as a result of death or disability (in which cases, the pro-rata portion is based on target and the period worked during the performance period and paid out promptly); and (b) the award will continue to vest if employment terminates (i) subject to a minimum holding period ending on the last day of the first fiscal year of the three-year performance period, as a result of qualifying full retirement (after age 65 with 10 or more years of full-time service and meeting certain advance notice and other criteria). See the “Potential Payments Upon Termination or Change in Control” section of this proxy statement beginning on page 68 for the treatment of these performance share units upon a termination of employment or change in control. For additional information related to the terms and conditions of these performance share units, see the Outstanding Equity Awards at 2023 Fiscal Year End Table on page 63 and related notes.
(3)
The “All Other Stock Awards: Number of Shares of Stock or Units” column shows restricted stock units granted under our 2015 Equity Incentive Plan in fiscal 2023. Cash dividend equivalents are not payable during the restriction period on restricted stock units. Instead, each restricted stock unit paid out receives accrued dividend equivalents in an amount per share equal to any cash dividends or other distributions paid with respect to an issued and outstanding share of common stock during the restriction period, with payment of such dividend equivalents to be made in cash at the time of the payout of restricted stock units after completion of the restriction period. See the “Potential Payments Upon Termination or Change in Control” section of this proxy statement beginning on page 68 for the treatment of restricted stock units upon a termination of employment or change in control. For additional information related to the terms and conditions of restricted stock units, see the Outstanding Equity Awards at 2023 Fiscal Year End Table on page 63 and related notes.

(4)
The “All Other Option Awards: Number of Securities Underlying Options” column shows the number of shares of our common stock underlying stock options granted under our 2015 Equity Incentive Plan in fiscal 2023, which expire no later than 10 years from the grant date. See the “Potential Payments Upon Termination or Change in Control” section of this proxy statement beginning on page 68 for the treatment of stock options upon a termination of employment or change in control. For additional information related to the terms and conditions of stock options, see the Outstanding Equity Awards at 2023 Fiscal Year End Table on page 63 and related notes.

(5)
The “Exercise or Base Price of Option Awards” column shows the exercise price per share for the stock options at the time of grant, which was the closing market price per share of our common stock on the grant date.

(6)
The “Grant Date Fair Value of Stock and Option Awards” column shows the aggregate grant date fair value computed in accordance with ASC 718 of performance share units (at target), restricted stock units and stock options granted in fiscal 2023. In accordance with SEC rules, the amounts in this column reflect the grant date fair value without reduction for estimates of forfeitures related to service-based vesting conditions.

The grant date fair values of these performance share units were computed based on the probable outcome of the performance conditions as of the grant date of such awards (which was at target) and were determined as of the grant date using a multifactor Monte Carlo valuation model that simulates our stock price and TSR relative to other companies in the S&P 500 (which yielded a valuation of approximately $223.09 per share), less a discount (approximately $13.28 per share) because dividends are not paid on performance share units during the performance period, for a grant date fair value of $209.81 per share.
The grant date fair values of restricted stock units were determined as of the grant date using the $210.15 closing market price of our common stock on the grant date, except for 18,533 restricted stock units granted to Mr. Mehta on February 1, 2023, for which the grant date fair value was the $215.85 closing market price of our common stock on February 1, 2023.
The grant date fair values of stock options were calculated at the grant date using the Black-Scholes-Merton option-pricing model. The grant date fair value per share of our common stock underlying stock options was $54.81, except for 13,707 stock options granted to Mr. Mehta on February 1, 2023, for which the grant date fair value was $54.73.
The assumptions used for the valuations are set forth in Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for our fiscal year ended December 29, 2023. These amounts reflect our accounting for these grants and do not necessarily correspond to the actual values that may be realized by our named executive officers.
(7)
Represents restricted stock units and non-qualified stock options granted to Mr. Mehta in connection with the Mehta Offer Letter Agreement.

62   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION TABLES OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR END TABLE
OUTSTANDING EQUITY AWARDS AT 2023 FISCAL
YEAR END TABLE
The following table provides information regarding outstanding unexercised stock options and unvested stock awards held by each of our named executive officers as of December 29, 2023. Each grant of outstanding unexercised stock options or unvested stock awards is shown separately for each named executive officer. The vesting schedule for each grant of outstanding unexercised stock options is shown in the footnotes following this table. Mr. Bedingfield had no outstanding equity awards at the 2023 fiscal year end and therefore is omitted from this table.
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards:
Name/Grant Date(1)								Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Christopher E. Kubasik
10/30/2015	46,258	0	—	$97.24	10/30/2025	—	—	—	—
2/16/2016	76,190	0	—	$89.39	2/16/2026	—	—	—	—
2/21/2017	56,624	0	—	$129.85	2/21/2027	—	—	—	—
12/20/2017	112,138	0	—	$149.31	12/20/2027	—	—	—	—
2/20/2018	97,171	0	—	$162.30	2/20/2028	—	—	—	—
8/1/2019	129,501	0	—	$204.85	8/1/2029	—	—	—	—
2/28/2020	74,297	0	—	$197.73	2/28/2030	—	—	—	—
2/26/2021	43,485	21,743	—	$181.91	2/26/2031	15,118	$3,184,153	—	—
2/25/2022	17,740	35,482	—	$233.51	2/25/2032	12,313	$2,593,364	49,250	$10,373,035
2/24/2023	0	61,577	—	$210.15	2/24/2033	16,060	$3,382,557	64,240	$13,530,229
Total	653,404	118,802				43,491	$9,160,074	113,490	$23,903,264
Samir B. Mehta
2/1/2023	0	13,707	—	$215.85	2/1/2033	18,533	$3,903,420	—	—
2/24/2023	0	11,632	—	$210.15	2/24/2033	3,034	$639,021	12,136	$2,556,084
Total	0	25,339				21,567	$4,542,442	12,136	$2,556,084
Sean J. Stackley
2/20/2018	2,210	0	—	$162.30	2/20/2028	—	—	—	—
8/1/2019	34,707	0	—	$204.85	8/1/2029	—	—	—	—
2/28/2020	11,598	0	—	$197.73	2/28/2030	—	—	—	—
2/26/2021	6,918	3,460	—	$181.91	2/26/2031	2,406	$506,752	—	—
2/25/2022	3,856	7,714	—	$233.51	2/25/2032	2,677	$563,830	10,708	$2,255,319
2/24/2023	0	11,632	—	$210.15	2/24/2033	3,034	$639,021	12,136	$2,556,084
Total	59,289	22,806				8,117	$1,709,603	22,844	$4,811,403
Edward J. Zoiss
8/24/2018	9,012	0	—	$163.23	8/24/2028	—	—	—	—
8/1/2019	34,707	0	—	$204.85	8/1/2029	—	—	—	—
2/28/2020	11,598	0	—	$197.73	2/28/2030	—	—	—	—
2/26/2021	6,918	3,460	—	$181.91	2/26/2031	2,406	$506,752	—	—
2/25/2022	3,394	6,788	—	$233.51	2/25/2032	2,356	$496,221	9,422	$1,984,462
2/24/2023	0	11,632	—	$210.15	2/24/2033	3,034	$639,021	12,136	$2,556,084
Total	65,629	21,880				7,796	$1,641,994	21,558	$4,540,546
Michelle L. Turner(7)
2/1/2022	0	29,247	—	$209.92	2/1/2032	6,432	$1,354,708	—	—
2/25/2022	3,856	7,714	—	$233.51	2/25/2032	2,677	$563,830	10,708	$2,255,319
2/24/2023	0	14,140	—	$210.15	2/24/2033	3,688	$776,767	14,752	$3,107,066
Total	3,856	51,101				12,797	$2,695,304	25,460	$5,362,385
L3HARRIS 2024 PROXY STATEMENT   63

COMPENSATION TABLES OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR END TABLE
(1)
All options granted are nonqualified stock options. The exercise price for all stock options, other than stock options granted to Messrs. Kubasik and Stackley prior to August 1, 2019, is the closing market price of a share of our common stock on the grant date. The stock options granted to Messrs. Kubasik and Stackley prior to August 1, 2019 are stock options originally granted by L3 to purchase shares of L3 common stock at an exercise price equal to the closing market price of a share of L3’s common stock on the grant date, each of which was converted on June 29, 2019 upon completion of the Merger into an option to purchase a number of shares of our common stock equal to the original number of shares of L3 common stock subject to the L3 stock option multiplied by 1.30 (the exchange ratio in the Merger), at an exercise price equal to the original exercise price of the L3 stock option divided by 1.30. The exercise price for all stock options may be paid in cash and/or shares of our common stock, or an option holder may use “broker assisted cashless exercise” procedures. See the “Potential Payments Upon Termination or Change in Control” section of this proxy statement beginning on page 68 for the treatment of these options upon a termination of employment or change in control.

(2)
The following table details the regular vesting schedule for all unvested stock options as of December 29, 2023 for each named executive officer except Ms. Turner. See note (7) below and “Tables of Potential Payments Upon Termination or Change in Control” on page 71 for a description of the impact of Ms. Turner’s involuntary separation on her equity awards. In general, options expire 10 years from the grant date.

Name	Grant Date	Option Vesting Date	Number of Shares Underlying Options
Christopher E. Kubasik	2/26/2021	2/26/2024	21,743
	2/25/2022	2/25/2024	17,741
		2/25/2025	17,741
	2/24/2023	2/24/2024	20,525
		2/24/2025	20,526
		2/24/2026	20,526
Samir B. Mehta	2/1/2023	2/1/2026	13,707
	2/24/2023	2/24/2024	3,877
		2/24/2025	3,877
		2/24/2026	3,878
Sean J. Stackley	2/26/2021	2/26/2024	3,460
	2/25/2022	2/25/2024	3,857
		2/25/2025	3,857
	2/24/2023	2/242024	3,877
		2/24/2025	3,877
		2/24/2026	3,878
Edward J. Zoiss	2/26/2021	2/26/2024	3,460
	2/25/2022	2/25/2024	3,394
		2/25/2025	3,394
	2/24/2023	2/24/2024	3,877
		2/24/2025	3,877
		2/24/2026	3,878

(3)
The restricted stock units granted on February 24, 2023 vest on February 24, 2026. Mr. Mehta’s restricted stock units granted on February 1, 2023 were granted in connection with the Mehta Offer Letter Agreement; 6,950 of such restricted stock units vest one-half on February 1, 2026 and one-half on February 1, 2028, and 11,583 of such restricted stock units vest ratably on February 1, 2024, February 1, 2025 and February 1, 2026. Ms. Turner’s restricted stock units were granted on February 1, 2022 and had been scheduled to vest on February 1, 2025 (see note (7) below). The restricted stock units granted on February 25, 2022 vest on February 25, 2025. The restricted stock units granted on February 26, 2021 vest on February 26, 2024.

Cash dividend equivalents are not payable on restricted stock units during the restriction period. Instead, each restricted stock unit paid out receives accrued dividend equivalents in an amount per share equal to any cash dividends or other distributions paid with respect to an issued and outstanding share of common stock during the restriction period, with payment of such dividend equivalents to be made in cash at the time of the payout of restricted stock units after completion of the restriction period. See the “Potential Payments Upon Termination or Change in Control” section of this proxy statement beginning on page 68 for the treatment of restricted stock unit awards upon a termination of employment or change in control.
(4)
The market value shown was determined by multiplying the number of restricted stock units that had not vested by the $210.62 closing market price per share of our common stock on December 29, 2023, the last trading day of our fiscal year ended December 29, 2023.

(5)
The performance share units granted in fiscal 2022 are for the three-year performance period of fiscal 2022-2024. The performance share units granted in fiscal 2023 are for the three-year performance period of fiscal 2023-2025. The numbers of performance share units and related values as of December 29, 2023 represent payouts at maximum, rather than payouts at target, in accordance with SEC rules requiring reporting of these amounts in this manner because our performance exceeded target during the last completed fiscal year or years over which performance is measured. For fiscal 2023-2025 and fiscal 2022-2024 performance period awards, actual performance will cause the number of shares that are earned to range from 0% to a maximum of 200% of the target number of performance share units based on the extent of weighted achievement of targets for 3-year cumulative EPS and 3-year average ROIC for the performance period, subject to possible adjustment based on our TSR relative to other companies in the S&P 500 (with a TSR modifier of  +/-20%). Cash dividend equivalents are not payable during the performance period on performance share units. Instead, each performance share unit earned and paid out receives accrued dividend equivalents in an amount per share equal to any cash dividends or other distributions paid with respect to an issued and outstanding share of our common stock during the performance period, with payment of such dividend equivalents to be made in cash at the time of the actual payout of performance share units ultimately earned as determined after completion of the performance period. See the “Potential Payments Upon Termination or Change in Control” section of this proxy statement beginning on page 68 for the treatment of these performance share units upon a termination of employment or change in control. For more information regarding performance share units, see the Grants of Plan-Based Awards in Fiscal 2023 Table on page 61 and related notes and the “Compensation Discussion and Analysis” section of this proxy statement.

(6)
The market value shown was determined by multiplying the number of unearned and unvested performance share units (at maximum for the fiscal 2023-2025 fiscal and fiscal 2022-2024 cycle awards) by the $210.62 closing market price per share of our common stock on December 29, 2023, the last trading day of fiscal 2023.

64   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION TABLES OPTION EXERCISES AND STOCK VESTED IN FISCAL 2023 TABLE
(7)
Under the terms of her Release Agreement, Ms. Turner’s employment with L3Harris ended following the close of business on December 29, 2023, so equity awards shown do not reflect the terms of her separation from L3Harris. See “Tables of Potential Payments Upon Termination or Change in Control” on page 71 for a description of the impact of Ms. Turner’s involuntary separation on her equity awards.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2023 TABLE
The following table provides information for each of our named executive officers regarding (1) stock option exercises during fiscal 2023, including the number of shares acquired and value realized on exercise, and (2) vesting of stock awards during or in respect of fiscal 2023, including the number of shares acquired and value realized on vesting.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Christopher E. Kubasik	—	—	44,617	$9,404,620
Kenneth L. Bedingfield	—	—	—	—
Samir B. Mehta	—	—	—	—
Sean J. Stackley	—	—	7,061	$1,488,341
Edward J. Zoiss	30,077	2,136,271	7,061	$1,488,341
Michelle L. Turner	—	—	5,725	$1,205,867

(1)
Value realized on exercise of stock options was determined by multiplying the number of options exercised by the difference between the weighted average sale price of the shares of our common stock sold on the date of exercise and the exercise price, irrespective of any taxes owed upon exercise.

(2)
Consists of shares earned and acquired on vesting of performance share unit awards and shares acquired on vesting of restricted stock unit awards, as described further in the notes below, with value realized on vesting of performance share unit awards granted in fiscal 2021 determined by multiplying the number of shares earned and vested by the $210.62 closing market price of our common stock on December 29, 2023, the last trading day of our fiscal 2023, and with value realized on vesting of restricted stock unit awards determined by multiplying the number of shares acquired on vesting by the $211.19 closing market price of our common stock on the February 28, 2023 vesting date. Upon the vesting and release of performance share unit and restricted stock unit awards, shares are surrendered to satisfy income tax withholding requirements. Amounts shown for number of shares acquired and value realized on vesting, however, have not been reduced to reflect shares surrendered to cover such tax withholding obligations. For Ms. Turner, also includes the pro-rata portion of restricted stock unit awards to which she was entitled in accordance with the terms and conditions of such awards and her Release Agreement.

L3HARRIS 2024 PROXY STATEMENT   65

COMPENSATION TABLES NONQUALIFIED DEFERRED COMPENSATION
NONQUALIFIED DEFERRED COMPENSATION
Retirement Savings Plan
Our RSP is a tax-qualified, 401(k) defined contribution retirement plan available to most of our U.S.-based employees, including our named executive officers. Under our RSP, subject to applicable limits under the Internal Revenue Code, participants generally may contribute up to 70% of eligible compensation, the most significant components of which are base salary and annual incentive payments. In general, following one year of service, we match up to the first 6% of eligible compensation that is contributed by a participant. The Internal Revenue Code limits certain contributions to a participant’s RSP account and also limits the amount of compensation that may be considered when determining benefits under our RSP.
Participants in our RSP are immediately vested in contributions they make and are fully vested in the remainder of their account (including contributions we make) on or after the attainment of age 55 or due to their disability or death. In general, participants also become fully vested in the remainder of their account after three years of employment with us (contributions we make generally are subject to three-year graduated vesting).
Excess Retirement Savings Plan
To the extent contributions by participants to our RSP are limited by the Internal Revenue Code, certain of our salaried employees, including our named executive officers, are eligible to participate in our ERSP. The ERSP is an unfunded, nonqualified defined contribution retirement plan intended to make up the difference between the amount actually credited to a participant’s account under our RSP and the amount that, in the absence of certain Internal Revenue Code limits, would have been credited to the participant’s account.
In addition, our Compensation Committee may, at its discretion, provide for the deferral of other compensation to executive officers under our ERSP, including equity awards.
The value of our contributions credited to our named executive officers’ accounts under our RSP and ERSP is shown in the Fiscal 2023 Summary Compensation Table on page 58 under the “All Other Compensation” column and related notes.
Deferred compensation under our ERSP generally will be paid or commence being paid to a participant in January of the calendar year following the year in which such participant reaches age 55, or the year in which such participant’s employment terminates, whichever is later. Participants select the form in which payment will be made, typically a lump sum or annual payments over a period of 3, 5, 7, 10 or 15 years. Deferred amounts generally may not be withdrawn prior to their payment date, except to meet an “unforeseeable financial emergency,” as defined under U.S. Federal tax law, or in the event of a change in control of the Company that satisfies certain requirements of U.S. Federal tax law. Payments to “specified employees,” as defined under U.S. Federal tax law, are delayed at least six months after termination of employment (this six-month delay generally does not apply to amounts deferred prior to 2005).
The vesting provisions of our ERSP are generally the same as the vesting provisions of our RSP. Participants in our ERSP are immediately vested in contributions they make and are fully vested in the remainder of their account upon termination of employment on or after the attainment of age 55 or due to their disability or death. Participants also generally become fully vested in the remainder of their account after three years of employment with us (contributions we make generally are subject to three-year graduated vesting).
Earnings on amounts credited to a participant’s account in our ERSP are based on participant selections among investment choices, which substantially mirror the investment choices available under our RSP. Participants may elect that a portion of their account be deemed invested in the Company stock fund, and such amounts are credited with dividend equivalents equal to the dividends paid on our common stock, which are then deemed reinvested in the Company stock fund. No above-market or preferential earnings are paid or guaranteed on investment choices.
Amounts credited to a participant’s account in our ERSP may be partially or fully funded by a grantor trust, also known as a “rabbi trust,” and are required to be fully funded upon a change in control of the Company. The assets in such trust are subject to the claims of our creditors, and participants are treated as our unsecured general creditors.
66   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION TABLES NONQUALIFIED DEFERRED COMPENSATION
Fiscal 2023 Nonqualified Deferred Compensation Table
The following table summarizes the amounts credited under our ERSP for our named executive officers, as well as earnings or losses and account balances under our ERSP. For additional information related to our ERSP, see the “Nonqualified Deferred Compensation” section of this proxy statement beginning on page 66.
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Christopher E. Kubasik	$352,385	$234,346	$334,645	$0	$2,416,220
Kenneth L. Bedingfield	$0	$0	$0	$0	$0
Samir B. Mehta	$0	$0	$0	$0	$0
Sean J. Stackley	$232,961	$68,892	$63,493	$0	$913,757
Edward J. Zoiss	$234,961	$69,492	$363,238	$0	$2,455,709
Michelle L. Turner	$38,769	$38,769	$7,912	$0	$85,450

(1)
Represents contributions to our ERSP of base salary, annual cash incentives or other eligible compensation that have been deferred and credited during fiscal 2023. The portion representing deferral of base salary is included in the Fiscal 2023 Summary Compensation Table on page 61 in the “Salary” column for fiscal 2023. The portion representing deferral of annual cash incentives relates to deferred Annual Incentive Plan payments in fiscal 2023 in respect of fiscal 2022 performance, the amount of which is included in the Fiscal 2023 Summary Compensation Table on page 58 in the “Non-Equity Incentive Plan Compensation” column for fiscal 2022. Any contributions by our named executive officers to our ERSP of deferred Annual Incentive Plan payments in respect of our fiscal 2023 performance will be contributions in our fiscal 2024 ending January 3, 2025.

(2)
Represents contributions by us to our ERSP credited during fiscal 2023, which are included in the 2023 Fiscal Summary Compensation Table on page 58 in the “All Other Compensation” column.

(3)
None of the earnings in this column are included in the Fiscal 2023 Summary Compensation Table on page 58 because no preferential or above-market amounts are paid on balances in our ERSP.

(4)
Represents the sum of total contributions (by both the executive and the Company) and the aggregate earnings or losses on contributions, less withdrawals for all fiscal years through and inclusive of fiscal 2023. In addition to the amounts in the columns to the left in this table, also includes the following aggregate contributions for fiscal 2022 and fiscal 2021, which are included as part of the amounts reported in the “Salary,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” columns for fiscal 2022 and fiscal 2021 in the Summary Compensation Table on page 58 Mr. Kubasik —
$1,095,669; Mr. Stackley — $400,733; and Mr. Zoiss — $637,004.

L3HARRIS 2024 PROXY STATEMENT   67

COMPENSATION TABLES POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE IN CONTROL
This section sets forth information regarding compensation and benefits that each of our named executive officers would receive in the event of termination of employment of such named executive officer under several different circumstances.
SEVERANCE PAY PLAN
Like other regular, full-time employees of L3Harris, our named executive officers are generally eligible for benefits under our Severance Pay Plan, which became effective March 1, 2020. Upon an involuntary termination of employment by us without cause, the Severance Pay Plan provides for severance benefits, subject to a waiver and release, including the following severance benefits for employees at the officer level (including executive officers):
>
a lump sum cash payment equal to the participant’s annual base pay (as determined under the Severance Pay Plan) and annual bonus at target; and

>
12 months of COBRA coverage at active employee rates.

However, individuals are not eligible for severance benefits under the Severance Pay Plan in circumstances where they are entitled to severance payments under a different arrangement (including change in control severance payments under our CIC Severance Plan (as described below)). As a result of the Kubasik Letter Agreement, as of February 23, 2024, benefits are not currently available to Mr. Kubasik under the Severance Pay Plan.
EXECUTIVE CHANGE IN CONTROL SEVERANCE ARRANGEMENTS
Our executive change in control severance arrangements reflect sound practices because they:
>
Do not provide for a tax gross-up of excise taxes;

>
Do provide for a “best net after-tax” payment approach that reduces payments and benefits to an executive if the reduction would result in the executive receiving higher payments and benefits on a net after-tax basis; and

>
Do provide that we will reimburse the executive for any legal fees and costs with respect to any dispute arising under the arrangement.

L3Harris Executive Change in Control Severance Plan
Our CIC Severance Plan became effective on March 1, 2020 and was amended on July 21, 2023, includes a “double trigger,” meaning that participants can receive benefits only if there is both a change in control and a qualifying termination of their employment within the two-year period following the change in control.
Our Board believes that the CIC Severance Plan will align the interests of our executives and shareholders during the period of an actual or rumored change in control and is necessary in some cases to attract and retain executives. The plan is designed to preserve the focus and productivity of our executives, avoid disruption and prevent attrition during periods of uncertainty. Our Board also believes that the plan facilitates objective assessment of potential transactions that may be in our shareholders’ best interests but could negatively affect an executive’s employment prospects.
All L3Harris officers (including named executive officers and our CEO, following the July 21, 2023 amendment) and certain other executives participate in the CIC Severance Plan.
Under the CIC Severance Plan, if a participant’s employment is terminated by us without “cause” or by the participant for “good reason” (such as a material adverse change in compensation or job responsibilities or location) during the two-year period following a change in control, we will provide to the participant, subject to execution of a release of claims, the following severance benefits:
>
a lump sum cash payment equal to a multiple (2x in the case of employees at the officer level, including executive officers, and 3x for our CEO) of the participant’s base salary and target bonus;

>
a lump sum cash payment equal to the participant’s pro-rata target bonus;

>
continued participation in our group medical, dental and vision plans for the number of years equal to the applicable severance multiple; and

>
if immediately prior to the date of termination or change in control, the participant is eligible for professional finance and tax planning assistance services offered by us, continued participation in such services for the balance of the calendar year in which the termination occurs and the calendar year thereafter.

68   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION TABLES POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Agreements, Plans and Programs Providing for Potential Termination Benefits
As a general matter, most of our employees are “employees at-will” and only eligible for benefits under our Severance Pay Plan or our CIC Severance Plan. However, the Kubasik Letter Agreement and the Mehta Offer Letter Agreement provides for benefits in excess of what each of Mr. Kubasik and Mr. Mehta would be entitled to under our Severance Pay Plan, in each case as described under the “Employment and Release Agreements” heading in the Compensation Discussion and Analysis section of this proxy statement on page 49.
Potential Payments Under Various Circumstances
Termination for cause. A named executive officer whose employment is terminated by us for cause is not entitled to any compensation or benefits other than those generally paid to all of our salaried employees upon termination of employment. In addition, as discussed in “Other Practices and Policies — Clawback” in the “Compensation Discussion and Analysis” section of this proxy statement, we are required to recover any excess incentive-based compensation from current or former executive officers subject to Section 16, including each of our named executive officers, following a restatement of financial information that affects a financial measures used to determine incentive-based compensation, and, separately, we may be entitled to recover all or a portion of a named executive officer’s performance-based compensation if our financial statements are restated as a result of errors, omissions or fraud. Annual incentive awards, vested and unvested options, performance share units and restricted stock units are automatically forfeited following a termination for cause or misconduct.
Involuntary termination without cause (unless retirement eligible). In the case of termination of employment by us without cause, each of our named executive officers are entitled to compensation or benefits under our Severance Pay Plan. Additionally, Mr. Mehta is entitled to accelerated vesting of certain equity awards under the Mehta Offer Letter Agreement, as described under the “Employment and Release Agreements” heading in the “Compensation Discussion and Analysis” section of this proxy statement on page 49.
Under our Annual Incentive Plan, following an involuntary termination by us without cause, if the executive was employed a minimum of 180 days during the fiscal year, annual incentive compensation awards are paid pro-rata based on the period worked during such fiscal year, with payment made after the fiscal year end based on our performance.
Except as otherwise provided for Mr. Kubasik and Mr. Mehta, as described under the “Employment and Release Agreements” heading in the “Compensation Discussion and Analysis” section of this proxy statement on page 49, under our equity incentive plans, upon an involuntary termination by us other than for cause or misconduct (and assuming not within 2 years following a future change in control):
>
Unvested options are forfeited;

>
Vested options may be exercised for up to 90 days following such termination but not later than the regularly scheduled expiration date;

>
Vested performance stock options granted in our six-month fiscal transition period of June 29, 2019 through January 3, 2020 (“Fiscal Transition Period”) may be exercised until the regularly scheduled expiration date;

>
Unvested performance share units are forfeited, although a pro-rata portion (based on the period worked during the performance period) will remain outstanding and eligible to be earned based on attainment of applicable performance targets, subject to a minimum one-year vesting period; and

>
Unvested restricted stock units vest pro-rata based on the period worked during the restriction period, subject to a minimum one-year vesting period, with the vested portion generally paid out as soon as practicable and the unvested portion forfeited.

Voluntary termination/resignation (other than for good reason or retirement eligible). In the case of voluntary termination or resignation of employment by a named executive officer (other than for good reason or due to retirement):
>
The named executive officer is not entitled to any compensation or benefits other than those generally paid to all of our salaried employees upon any termination of employment;

>
Annual incentive awards, unvested stock options, unvested performance share units, unvested restricted stock units are automatically forfeited;

>
Vested options, as well as vested performance stock options, in each case granted prior to the Merger may be exercised for up to 30 days following such termination or resignation but not later than the regularly scheduled expiration date; and

>
Vested options, as well as vested performance stock options, in each case granted after the Merger may be exercised for up to 90 days following such termination or resignation but not later than the regularly scheduled expiration date.

Voluntary termination/resignation (for good reason). Except as otherwise provided for Mr. Mehta under the Mehta Offer Letter Agreement or Mr. Kubasik under the Kubasik Letter Agreement, each as described under the “Employment and Release Agreements” heading in the “Compensation Discussion and Analysis” section of this proxy statement on page 49, under our equity incentive plans, upon a voluntary termination for good reason by an executive officer (not within two years after a future change in control), the same equity treatment applies as described above in the case of voluntary termination or resignation other
L3HARRIS 2024 PROXY STATEMENT   69

COMPENSATION TABLES POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
than for good reason, except vested performance stock options granted in our Fiscal Transition Period may be exercised until the regularly scheduled expiration date.
Death or disability. If a named executive officer dies while employed with us, the individual’s beneficiaries are eligible for benefits under the death benefit programs generally available to many of our U.S.-based employees, including basic group life insurance (paid by us) and supplemental group life insurance (if it was elected and paid for by the executive). If a named executive officer’s employment is terminated as a result of disability, the executive is eligible for benefits under the disability programs generally available to many of our U.S.-based employees, which include a long-term disability income benefit and, in most cases, continuation of health and survivor and accident life insurance coverage applicable to active employees for specified periods, while disabled. In addition, upon death or disability:
>
Account balances in our RSP and ERSP become fully vested;

>
If the executive was employed for a minimum of 180 days during the fiscal year, annual incentive compensation awards are paid pro-rata based on the period worked during such fiscal year, with payment made after the fiscal year end based on our performance;

>
Unvested options immediately fully vest;

>
Vested options, as well as vested performance stock options, granted prior to the Merger may be exercised, in the case of death, for up to 12 months following the date of death but not later than the regularly scheduled expiration date (by the beneficiaries), and in the case of disability, until the regularly scheduled expiration date;

>
Vested options, as well as vested performance stock options, granted after the Merger may be exercised for up to 12 months following the date of death (by the beneficiaries) or disability but not later than the regularly scheduled expiration date;

>
A pro-rata portion of the number of unvested performance share units immediately vest at target and are paid out as soon as administratively practicable following death and, in the case of disability, generally following expiration of the service period but may be paid out earlier in certain circumstances; and

>
Unvested restricted stock units immediately fully vest and are paid out as soon as administratively practicable.

Retirement. As of December 29, 2023, all of our named executive officers who were serving as executive officers were eligible to participate in, and remain fully vested in, our RSP and ESRP. Additionally, Messrs. Kubasik, Stackley and Zoiss were retirement-eligible for certain awards under our equity incentive plans. If a named executive officer’s employment is terminated as a result of retirement (except Mr. Kubasik, whose retirement is governed under the Kubasik Letter Agreement) such named executive officer would receive retirement benefits generally available to our retirement-eligible salaried employees, including:
>
Account balances in our RSP and ERSP become fully vested;

>
If the executive was employed a minimum of 180 days during the fiscal year, annual incentive compensation awards are paid pro-rata based on the period worked during such fiscal year, with payment made after the fiscal year end based on our performance;

>
After age 55 with ten or more years of full-time service, the named executive officer’s vested options and vested performance stock options, in each case granted through our Fiscal Transition Period, may be exercised until the regularly scheduled expiration date;

>
After age 60 with five or more years of full-time service and satisfaction of certain advance notice and other criteria, the named executive officer’s vested options granted after our Fiscal Transition Period may be exercised until the regularly scheduled expiration date, and after age 65 with 10 or more years of full-time service and satisfaction of certain advance notice and other criteria, unvested options will continue to vest;

>
Unvested performance share units are forfeited, with two exceptions: (i) after age 60 with five or more years of full-time service and satisfaction of certain advance notice and other criteria, and subject to a minimum one-year vesting period, a pro-rata portion of performance share units (based on the period worked during the performance period) will remain outstanding and eligible to be earned based on attainment of applicable performance targets; and (ii) after age 65 with 10 or more years of full-time service and satisfaction of certain advance notice and other criteria, and subject to a minimum one-year vesting period, performance share units will continue to eligible to be earned based on attainment of applicable performance targets; and

>
Unvested restricted stock units are forfeited, with two exceptions: (i) after age 60 with five or more years of full-time service and satisfaction of certain advance notice and other criteria, and subject to a minimum one-year vesting period, unvested restricted stock units vest pro-rata based on the period worked during the restriction period, with the vested portion generally paid out as soon as practicable; and (ii) after age 65 with 10 or more years of full-time service and satisfaction of certain advance notice and other criteria, and subject to a minimum one-year vesting period, restricted stock units will continue to eligible to vest.

70   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION TABLES POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Change in control. Upon a future change in control:
>
Whether or not a termination occurs, annual cash incentive compensation awards under our Annual Incentive Plan are fully earned and paid out promptly following the change in control or, in certain instances, following the end of the fiscal year, in each case at not less than the target level;

>
If the “double trigger” qualifying termination of employment also occurs, unvested options immediately vest and may be exercised until the regularly scheduled expiration date;

>
Unvested performance share units are deemed fully earned at not less than the target level and will vest and be paid out as soon as administratively practicable following expiration of the service period, subject to accelerated vesting and payout if the “double trigger” qualifying termination of employment or certain other employment terminations also occur and to forfeiture in certain other types of terminations; and

>
If the “double trigger” qualifying termination of employment also occurs, unvested restricted stock units immediately fully vest and will be paid out as soon as administratively practicable.

Tables of Potential Payments Upon Termination or Change in Control
The following tables show estimates of the incremental compensation and benefits our named executive officers who are currently serving as executive officers would receive in a hypothetical termination as of December 29, 2023 (as described in more detail below) under various circumstances and the actual amounts received by Ms. Turner following her involuntary separation on December 29, 2023. The actual amounts to be paid would be determinable only at the time of a termination of employment or a future change in control and do not include amounts Mr. Kubasik would be entiteld to under the Kubasik Letter Agreement, which we entered into on Febraury 23, 2024.
The estimated amounts in the tables also are based on the following:
>
The assumption that the hypothetical termination event occurred as of December 29, 2023, the last day of fiscal 2023, and that the value of our common stock was $210.62 per share based on the closing market price on December 29, 2023;

>
The applicable provisions in the agreements and other arrangements between the named executive officer and us in effect as of December 29, 2023, which are summarized beginning on page 49;

>
Cash severance includes multiples of salary and annual incentive compensation, but does not include paid or unpaid salary or annual incentive compensation or cash incentives earned for service through the end of fiscal 2023;

>
The value of any options that were vested prior to December 29, 2023 is not included;

>
The assumption that all unvested, in-the-money options that were not automatically forfeited on December 29, 2023 and that were entitled to vesting on such day vested and were exercised on such day;

>
The hypothetical termination as of December 29, 2023 would qualify as continuous employment through the expiration of the first fiscal year of the performance period for performance share units;

>
The value of accelerated restricted stock units includes the dollar value of dividend equivalents paid in cash with respect to such accelerated restricted stock units;

>
The value of accelerated performance share units is based on the target number of performance share units previously granted and includes the dollar value of dividend equivalents paid in cash with respect to such accelerated performance share units;

>
Payment of any aggregate balance shown in the Fiscal 2023 Nonqualified Deferred Compensation Table on page 67 is excluded;

>
The estimated value of continuation of health and welfare benefits and perquisites is included, where applicable;

>
The “Other Benefits” line includes, as applicable, $22,275 for financial planning services from a designated third-party provider and $18,000 for outplacement services; and

>
With respect to a named executive officer over the age of 60 and who has completed at least five years of full-time service (as of December 29, 2023, Messrs. Kubasik and Stackley) and who provides a written six month notice for equity awards granted in fiscal 2022 or fiscal 2023, a termination of such executive’s employment with us that is within such executive’s control would be expected to be designated as retirement, as opposed to voluntary termination (resignation) or termination by such executive for good reason.

L3HARRIS 2024 PROXY STATEMENT   71

COMPENSATION TABLES POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Christopher E. Kubasik
Executive Benefits and Payment	Termination by L3Harris for Cause	Voluntary Termination/ Resignation	Termination by Executive for Constructive Termination	Involuntary Termination by L3Harris without Cause	Death	Disability	Retirement	Change in Control without Termination	Termination by L3Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$0	$4,650,000	$0	$0	$0	$0	$13,950,000
Value of Accelerated Vesting of Unvested Options	$0	$0	$0	$0	$653,183	$653,183	$0	$0	$653,183
Value of Accelerated Vesting of Unvested Restricted Stock Units	$0	$0	$0	$5,759,190	$9,542,966	$9,542,966	$5,759,190	$0	$9,542,966
Value of Accelerated Vesting of Unvested Performance Share Units	$0	$0	$0	$12,628,602	$12,628,602	$12,628,602	$12,628,602	$0	$19,085,488
Health and Welfare Benefits	$0	$0	$0	$13,690	$0	$0	$0	$0	$41,071
Other Benefits	$0	$0	$0	$40,275	$22,275	$22,275	$0	$0	$40,275
TOTAL	$0	$0	$0	$23,091,758	$22,847,026	$22,847,026	$18,387,792	$0	$43,312,983
Kenneth L. Bedingfield
Executive Benefits and Payment	Termination by L3Harris for Cause	Voluntary Termination/ Resignation	Termination by Executive for Constructive Termination	Involuntary Termination by L3Harris without Cause	Death	Disability	Change in Control without Termination	Termination by L3Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$0	$1,700,000	$0	$0	$0	$3,400,000
Value of Accelerated Vesting of Unvested Options	$0	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Vesting of Unvested Restricted Stock Units	$0	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Vesting of Unvested Performance Share Units	$0	$0	$0	$0	$0	$0	$0	$0
Health and Welfare Benefits	$0	$0	$0	$18,985	$0	$0	$0	$37,970
Other Benefits	$0	$0	$0	$18,000	$0	$0	$0	$18,000
TOTAL	$0	$0	$0	$1,736,985	$0	$0	$0	$3,455,970
72   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION TABLES POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Samir B. Mehta
Executive Benefits and Payment	Termination by L3Harris for Cause	Voluntary Termination/ Resignation	Termination by Executive for Constructive Termination	Involuntary Termination by L3Harris without Cause	Death	Disability	Change in Control without Termination	Termination by L3Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$0	$1,450,000	$0	$0	$0	$2,900,000
Value of Accelerated Vesting of Unvested Options	$0	$0	$0	$0	$5,467	$5,467	$0	$5,467
Value of Accelerated Vesting of Unvested Restricted Stock Units	$0	$0	$3,987,931	$3,987,931	$4,640,787	$4,640,787	$0	$4,640,787
Value of Accelerated Vesting of Unvested Performance Share Units	$0	$0	$0	$431,660	$431,660	$431,660	$0	$1,305,712
Health and Welfare Benefits	$0	$0	$0	$19,315	$0	$0	$0	$38,631
Other Benefits	$0	$0	$0	$40,275	$22,275	$22,275	$0	$40,275
TOTAL	$0	$0	$3,987,931	$5,929,181	$5,100,189	$5,100,189	$0	$8,930,872
Sean J. Stackley
Executive Benefits and Payment	Termination by L3Harris for Cause	Voluntary Termination/ Resignation	Termination by Executive for Constructive Termination	Involuntary Termination by L3Harris without Cause	Death	Disability	Retirement	Change in Control without Termination	Termination by L3Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$0	$1,450,000	$0	$0	$0	$0	$2,900,000
Value of Accelerated Vesting of Unvested Options	$0	$0	$0	$0	$104,803	$104,803	$0	$0	$104,803
Value of Accelerated Vesting of Unvested Restricted Stock Units	$0	$0	$0	$1,065,659	$1,779,204	$1,779,204	$1,065,659	$0	$1,779,204
Value of Accelerated Vesting of Unvested Performance Share Units	$0	$0	$431,660	$2,286,923	$2,286,923	$2,286,923	$2,286,923	$0	$3,558,185
Health and Welfare Benefits	$0	$0	$0	$249	$0	$0	$0	$0	$499
Other Benefits	$0	$0	$0	$40,275	$22,275	$22,275	$0	$0	$40,275
TOTAL	$0	$0	$431,660	$4,843,107	$4,193,206	$4,193,206	$3,352,582	$0	$8,382,967
L3HARRIS 2024 PROXY STATEMENT   73

COMPENSATION TABLES POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Edward J. Zoiss
Executive Benefits and Payment	Termination by L3Harris for Cause	Voluntary Termination/ Resignation	Termination by Executive for Constructive Termination	Involuntary Termination by L3Harris without Cause	Death	Disability	Change in Control without Termination	Termination by L3Harris without Cause/by Executive for Good Reason Following a Change in Control
Cash Severance	$0	$0	$0	$1,450,000	$0	$0	$0	$2,900,000
Value of Accelerated Vesting of Unvested Options	$0	$0	$0	$0	$104,803	$104,803	$0	$104,803
Value of Accelerated Vesting of Unvested Restricted Stock Units	$0	$0	$0	$998,948	$1,708,694	$1,708,694	$0	$1,708,694
Value of Accelerated Vesting of Unvested Performance Share Units	$0	$0	$0	$2,193,149	$2,193,149	$2,193,149	$0	$3,416,944
Health and Welfare Benefits	$0	$0	$0	$18,100	$0	$0	$0	$36,200
Other Benefits	$0	$0	$0	$40,275	$22,275	$22,275	$0	$40,275
TOTAL	$0	$0	$0	$4,700,472	$4,028,921	$4,028,921	$0	$8,206,916
Michelle L. Turner
As a result of her involuntary separation on December 29, 2023 in accordance with the terms of her Release Agreement, Ms. Turner received $3,069,200 in cash, vested restricted stock units valued at $1,205,867 and performance share units valued at $1,261,193 based on target number of shares (vested shares will distributed at the end of the performance period based on actual performance), and Ms. Turner became eligible to receive $18,483 in health and welfare beneifts, subject to the terms and conditions of her Release Agreement, which include, among other things, a release of all claims by Ms. Turner, confidentiality restrictions, a one-year non-solicitation restriction, a one-year non-competition restriction and other restrictive covenants. For further information regarding the compensation and the benefits paid or payable to Ms. Turner in connection with her separation, see “Employment and Release Agreements” in the “Compensation Discussion and Analysis” section of this proxy statement on page 49 and Note (6) to the Fiscal 2023 Summary Compensation Table on page 59.
74   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION TABLES PAY VERSUS PERFORMANCE
CEO PAY RATIO
We are required under Item 402(u) of Regulation S-K to calculate and disclose our “CEO pay ratio.” As permitted under SEC rules for such calculation and disclosure, from our total employee population of 51,822 full-time, part-time, seasonal and temporary workers as of November 30, 2023 (other than our CEO), we excluded all employees not located in the United States, Canada or United Kingdom, for a total of 1,566 excluded employees (less than 5% of total employees)* and then identified the median employee based on annual base salary and target bonus for the 12 months leading up to December 1, 2023, for employees located in the United States and the closest equivalent for employees located in Canada or United Kingdom. We calculated such median employee’s total compensation of  $106,472 for fiscal 2023 in the same manner we calculated our CEO’s total compensation of $19,824,247 for fiscal 2023, as reported in the “Total” column of the Fiscal 2023 Summary Compensation Table on page 58. Based on this information, for fiscal 2023, the pay ratio between our CEO and median employee was 1:186. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because applicable SEC rules permit various methodologies, assumptions and exclusions, such pay ratio may not be comparable to pay ratios calculated and disclosed by other companies.
*
Of our total employee population of 51,822 employees, 45,944 were located, and 5,878 were not located, in the United States as of November 30, 2023. These same numbers were used in calculating the de minimis exemption to determine the SEC permitted number of excluded employees. The approximate number of employees excluded, by jurisdiction, were as follows: Australia (581), Italy (257), India (129), South Africa (95), United Arab Emirates (86), Thailand (55), Republic of Korea (48), Iraq (46), Japan (42), Saudi Arabia (38), Germany (34), Pakistan (21), Cyprus (13), and 10 or fewer in each of Afghanistan, Algeria, Argentina, Brazil, British Indian Ocean Territory, Chile, China, Colombia, Curacao, Denmark, Djibouti, Estonia, France, Greece, Guam, Jordan, Kenya, Kosovo, Latvia, Malaysia, Morocco, Netherlands, New Zealand, Niger, Philippines, Poland, Qatar, Romania, Singapore, Sweden, Syrian Arab Republic and Taiwan.

PAY VERSUS PERFORMANCE
Compensation Actually Paid Tables
The following tables summarize the relationship between Named Executive Officer (“NEO”) compensation actually paid (“Compensation Actually Paid” or “CAP”) and our financial performance for our last four completed fiscal years, calculated in the manner required by Item 402(v) of Regulation S-K. The following tables and the associated narrative and graphical disclosure should be viewed together for a more complete presentation of such relationship over the periods presented.
Year (a)	Summary Compensation Table Total for Mr. Kubasik(1) (b)	Summary Compensation Table Total for Mr. Brown(1) (c)	Compensation Actually Paid to Mr. Kubasik(2) (d)	Compensation Actually Paid to Mr. Brown(2) (e)	Average Summary Compensation Table Total Paid to non-CEO NEOs(3) (f)	Average Compensation Actually Paid to non-CEO NEOs(2)(3) (g)	Value of Initial Fixed $100 Investment Based On:		Net Income (in millions) (j)	(Company Selected Measure) Adjusted Free Cash Flow (in millions)(4) (k)
							TSR (h)	Peer Group TSR (i)
2023	$19,824,247	n/a	$19,039,757	n/a	$5,225,867	$3,807,223	$108.52	$114.66	$1,198	$2,009
2022	$16,714,229	n/a	$21,278,977	n/a	$5,008,120	$5,096,945	$104.68	$107.39	$1,061	$2,029
2021	$15,697,749	$15,707,755	$23,168,382	$22,994,342	$3,232,194	$4,708,200	$105.19	$91.50	$1,842	$2,746
2020	n/a	$15,452,653	n/a	$18,317,486	$7,108,088	$8,177,817	$91.48	$80.81	$1,086	$2,686

(1)
Mr. Kubasik became CEO of L3Harris and its principal executive officer on June 29, 2021, at which point, our former CEO, William M. Brown transitioned to the role of Executive Chair. Following Mr. Brown’s transition to Executive Chair, Mr. Brown remained a named executive officer during such fiscal year, but was no longer the CEO of L3Harris. Mr. Brown retired on June 29, 2022.

(2)
To calculate CAP, the following amounts were deducted from and added to the total compensation set forth in the Summary Compensation Table for the fiscal year shown:

Mr. Kubasik Summary Compensation Table Total to Compensation Actually Paid Reconciliation
Year	Salary	Bonus and Non- Equity Incentive Compensation	Equity-Based Awards (i)	Change in Pension Value (ii)	All Other Compensation (iii)	Summary Compensation Table Total	Deductions from Summary Compensation Table Total (iv)	Additions to Summary Compensation Table Total (v)	Compensation Actually Paid
2023	$1,542,308	$3,735,500	$13,489,141	n/a	$1,057,298	$19,824,247	$(13,489,141)	$12,704,652	$19,039,757
2022	$1,500,000	$2,625,000	$11,788,065	n/a	$801,164	$16,714,229	$(11,788,065)	$16,352,813	$21,278,977
2021	$1,500,000	$2,750,000	$11,037,970	n/a	$409,779	$15,697,749	$(11,037,970)	$18,508,603	$23,168,382
2020	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
L3HARRIS 2024 PROXY STATEMENT   75

COMPENSATION TABLES PAY VERSUS PERFORMANCE
Mr. Brown Summary Compensation Table Total to Compensation Actually Paid Reconciliation
Year	Salary	Bonus and Non- Equity Incentive Compensation	Equity-Based Awards (i)	Change in Pension Value (ii)	All Other Compensation (iii)	Summary Compensation Table Total	Deductions from Summary Compensation Table Total (iv)	Additions to Summary Compensation Table Total (v)	Compensation Actually Paid
2023	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2022	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2021	$1,500,000	$2,750,000	$11,037,970	n/a	$419,785	$15,707,755	$(11,037,970)	$18,324,557	$22,994,342
2020	$1,492,308	$2,850,000	$10,794,567	n/a	$315,778	$15,452,653	$(10,794,567)	$13,659,400	$18,317,486
Average Non-CEO NEOs Summary Compensation Table Total to Compensation Actually Paid Reconciliation
Year	Salary	Bonus and Non- Equity Incentive Compensation	Equity-Based Awards (i)	Change in Pension Value (ii)	All Other Compensation (iii)	Summary Compensation Table Total	Deductions from Summary Compensation Table Total (iv)	Additions to Summary Compensation Table Total (v)	Compensation Actually Paid
2023	$600,180	$807,220	$3,098,563	0	$719,903	$5,225,867	$(3,098,563)	$1,679,920	$3,807,223
2022	$500,272	$773,250	$3,245,952	n/a	$488,646	$5,008,120	$(3,245,952)	$3,334,777	$5,096,945
2021	$671,731	$472,500	$1,919,408	n/a	$168,556	$3,232,194	$(1,919,408)	$3,395,414	$4,708,200
2020	$853,654	$1,230,000	$4,094,108	$122,587	$807,739	$7,108,088	$(4,216,695)	$5,286,424	$8,177,817

(i)
Represents “Stock Awards” and “Option Awards” reported in the Summary Compensation Table for the fiscal year shown.

(ii)
Represents the change in actuarial present value of the NEO’s accumulated benefit under all defined benefit pension plans, reported under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table for the fiscal year shown.

(iii)
Represents “All Other Compensation” reported in the Summary Compensation Table for the fiscal year shown.

(iv)
Reflects deductions for the grant date fair value of equity-based awards granted each fiscal year (column (i)) and the change in pension value each fiscal year (column (ii)), where applicable.

(v)
Reflects additions for total pension benefit adjustment and equity award adjustment amounts. The following table describes the components of the adjustments to the Summary Compensation Table Total that are attributable to pension benefits for the fiscal year shown:

Pension Value Adjustment
Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2023	$0	$0	$0
2022	$0	$0	$0
2021	$0	$0	$0
2020	$0	$0	$0
The following tables describe the components of the adjustments to the Summary Compensation Table Total that are attributable to the value of equity awards calculated in accordance with the methodology for determining CAP for each fiscal year shown, with all fair values computed in accordance with ASC 718. Below the following tables is further information regarding the determination of fair values of the equity awards.
Mr. Kubasik Equity Award Adjustments
Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$13,752,145	$211,837	n/a	$(1,457,649)	n/a	$198,319	$12,704,652
2022	$10,746,951	$319,308	n/a	$4,996,245	n/a	$290,308	$16,352,813
2021	$14,701,225	$2,694,420	n/a	$669,503	n/a	$443,455	$18,508,603
2020	n/a	n/a	n/a	n/a	n/a	n/a	n/a
76   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION TABLES PAY VERSUS PERFORMANCE
Mr. Brown Equity Award Adjustments
Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2022	n/a	n/a	n/a	n/a	n/a	n/a	n/a
2021	$14,701,225	$3,300,380	n/a	$(92,869)	n/a	$415,821	$18,324,557
2020	$10,784,404	$2,579,879	n/a	$0	n/a	$295,117	$13,659,400
Average Non-CEO NEOs Equity Award Adjustments
Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$2,457,732	$21,148	$102,909	$(199,172)	$(736,879)	$34,182	$1,679,920
2022	$2,568,851	$54,465	$510,320	$1,762,397	$(1,637,690)	$76,433	$3,334,777
2021	$2,556,542	$746,601	n/a	$(1,051)	n/a	$93,323	$3,395,414
2020	$4,090,296	$1,141,370	n/a	$(88,316)	n/a	$143,074	$5,286,424
The fair values of performance share units were computed based on the probable outcome of the performance conditions for each grant. A multifactor Monte Carlo model was used to simulate our stock price and TSR relative to other companies in the S&P 500 as of the last day of the fiscal year, less a discount because dividends are not payable on performance share units during the performance period. Each performance share unit earned at the end of the applicable multi-year performance period and paid out receives accrued dividend equivalents in an amount equal to any cash dividends or other distributions paid with respect to an issued and outstanding share of our common stock during the performance period. Payment of such dividend equivalents is made in cash at the time of the actual payout of performance share units ultimately earned as determined after completion of the performance period. Dividends declared with respect to issued and outstanding shares of our common stock were $4.56, $4.48, $4.08 and $3.40 per share in fiscal 2023, 2022, fiscal 2021 and fiscal 2020, respectively. The dollar value of dividend equivalents paid on vested performance share units is included in the “All Other Compensation” column of the Summary Compensation Table when the value of such dividend equivalents paid was not factored into the grant date fair value of the underlying performance shares units.
The fair value of restricted stock units was determined using the closing market price of our common stock on each date. Although dividends are also not payable on restricted stock units during the restriction period, the fair values of restricted stock units do not reflect any discounts. Instead, each restricted stock unit paid out receives accrued dividend equivalents in an amount per share equal to any cash dividends or other distributions paid with respect to an issued and outstanding share of our common stock during the restricted period, with payment of such dividends to be made in cash at the time of the actual payout of restricted stock units after completion of the restricted period.
For the purposes of calculating CAP and pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions and included the value of dividend equivalents accrued on stock awards during the year, when the value of such dividend equivalents paid was factored into the grant date fair value of the underlying stock units, as part of our equity adjustments shown above.
The fair value of stock options and performance stock options were calculated as of each date using the Black-Scholes-Merton option-pricing model. Pursuant to SEC rules, we disregarded the estimates of forfeitures related to service-based vesting conditions.
(3)
The non-CEO NEOs reflected in columns (f) and (g) represent the following individuals for each fiscal year shown: 2023 — Mr. Bedingfield, Mr. Mehta, Mr. Stackley, Mr. Zoiss, Ms. Turner; 2022 — Mr. Brown, Jesus Malave, Jr., Ms. Turner, Jon Rambeau, Mr. Stackley, Mr. Zoiss; 2021 — Mr. Malave, Todd W. Gautier, Mr. Stackley, Mr. Zoiss; and 2020 — Mr. Kubasik, Mr. Malave, Mr. Gautier, Mr. Zoiss.

(4)
See Appendix A for reconciliations of GAAP to non-GAAP financial measures.

Unranked List of the Most Important Financial Performance Measures Used to Link Compensation Actually Paid for Fiscal 2023 to Company Performance
The table below provides an unranked list of the most important financial performance measures used by us to link Compensation Actually Paid for fiscal 2023 to our performance. Each of these financial performance measures is described in detail under the “Annual Cash Incentive” and “Long-term Incentives” headings in the “Compensation Discussion and Analysis” section of this proxy statement.
Most Important Financial Performance Measures
Adjusted Free Cash Flow
(Company-Selected Measure)
3-year Cumulative EPS
3-year Average ROIC
L3HARRIS 2024 PROXY STATEMENT   77

COMPENSATION TABLES PAY VERSUS PERFORMANCE
TSR: Company vs. Peer Group
TSR peer group is based on the S&P 500 Aerospace and Defense Industry index (“Index”), and our TSRs are similarly impacted by market conditions. As shown in the chart below, 3-year cumulative TSR for L3Harris is greater than the companies included in the Index for the first two years, and drops below the Index beginning in year 3.
TSR: Company vs. Peer Group*
CAP vs. TSR
As shown in the chart below, CAP for our CEO and other NEOs has generally aligned with L3Harris’s TSR. This is primarily due to our equity-based long-term incentive compensation, the value of which is tied directly to stock price, as well as our financial performance.
CAP vs. Total Cumulative Return*
78   L3HARRIS 2024 PROXY STATEMENT

COMPENSATION TABLES PAY VERSUS PERFORMANCE
CAP vs. Net Income
As shown in the chart below, our net income is not strongly correlated with CAP given our compensation mix is largely equity-based, and the methodology in determining CAP is primarily based on fluctuations in stock price and varying levels of projected and actual achievement of performance goals.
CAP vs. Net Income
CAP vs. Adjusted Free Cash Flow (Company-Selected Measure)
As shown in the chart below, CAP decreased in 2022 and in 2023, while adjusted free cash flow decreased in 2022 and stayed flat in 2023. Free cash flow is the largest component used in our annual cash incentive plan. While stock price and overall performance may have a more prominent impact on CAP year-over-year, achievement against our free cash flow targets each year is the most important factor in determining our annual cash incentive payouts. The portion of CAP attributed to our annual cash incentive payout is consistent with our achievement against our adjusted free cash flow targets.
CAP vs. Adjusted Free Cash Flow
L3HARRIS 2024 PROXY STATEMENT   79

PROPOSAL 3:
APPROVAL OF THE L3HARRIS
TECHNOLOGIES, INC.
2024 EQUITY INCENTIVE PLAN
Our Board unanimously recommends voting FOR approval of the 2024 Equity Incentive Plan.
>
Designed to motivate our executives to focus on achievement of our long-term financial and operational goals and strategic objectives.

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Aligns executive compensation with shareholder value.

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Supports attraction, retention and motivation of a qualified and talented executive leadership team.

Our longstanding compensation philosophy has been to create a “pay for profitable growth” environment, where executive compensation is impacted by our stock price performance. We believe that making a significant portion of overall compensation dependent on the achievement of our short and long-term financial and operational goals, strategic objectives and on the value of our stock effectively incentivizes executives to create long-term shareholder value. We currently provide long-term incentive compensation under our 2015 Equity Incentive Plan, which is scheduled to expire in 2025.
To provide for the seamless continuation of our long-term incentive compensation program beyond the expiration of our 2015 Equity Incentive Plan and to assist in continuing to attract, retain and motivate award recipients, our Compensation Committee recommended and our Board approved the 2024 Equity Incentive Plan on February 22, 2024, subject to approval by our shareholders at the 2024 Annual Meeting. A copy of the 2024 Equity Incentive Plan is included in Appendix B to this Proxy Statement and the following description is qualified in its entirety by reference to the text of the 2024 Equity Incentive Plan.
PROPOSED SHARE RESERVE
As of December 29, 2023, 12,244,466 shares of our common stock remained available for future issuance under our 2015 Equity Incentive Plan. If this proposal is approved by our shareholders, the number of shares that remain available under our 2015 Equity Incentive Plan as of the date of the 2024 Annual Meeting will become available for future grants under the 2024 Equity Incentive Plan. Based on our current expectations of our business and workforce needs, inclusive of recent acquisitions, we are requesting shareholders authorize shares under the 2024 Equity Incentive Plan equal to the sum of (i) 10,300,000 plus (ii) the number of shares remaining available under the 2015 Equity Incentive Plan as of the date of the 2024 Annual Meeting, for a total initial share reserve of up to 22,544,466 shares. In addition, as described below, any shares subject to outstanding awards under our existing equity incentive plans that are forfeited or terminated will become available for future grant under the 2024 Equity Incentive Plan. We expect this reserve to provide us with the ability to appropriately and competitively incentivize award recipients and align the long-term interests of award recipients, including executive officers, with our shareholders for a number of years.
We believe that the dilutive effect of the share request is moderate and aligns with shareholder interests. As of December 29, 2023, assuming approval of this proposal, we calculate a dilution level of 12.45% by dividing the number of shares subject to existing awards or available for future grants under our plans (including the 2024 Equity Incentive Plan) by our fully diluted shares outstanding as follows:
Shares subject to outstanding options*	3,250,710
Shares subject to outstanding restricted stock units	728,052
Shares subject to outstanding performance share units (at target)**	480,341
Available for future grant under the 2015 Equity Incentive Plan**	12,244,466
New shares under the 2024 Equity Incentive Plan	10,300,000
Total available for future grant assuming approval of the 2024 Equity Incentive Plan	22,544,466
Shares outstanding	189,808,581
Fully diluted shares outstanding	216,812,149
80   L3HARRIS 2024 PROXY STATEMENT

PROPOSAL 3: APPROVAL OF THE L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
*
As of December 29, 2023, outstanding options have a weighted average remaining contractual life of approximately 5.42 years, with a weighted average exercise price of $169.53.

**
Awards granted under the 2015 Equity Incentive Plan after December 29, 2023 but before the 2024 Annual Meeting of Shareholders will reduce the shares available for future grant under our existing plan, and as such, reduce the shares that will rollover into the 2024 Equity Incentive Plan.

We also monitor share usage by reviewing the number of shares subject to grant on an annual basis. This metric is referred to as our “burn rate” and shows how rapidly we are depleting shares reserved for equity compensation. It is commonly defined as the number of shares granted under equity incentive plans in a given fiscal year divided by the weighted average common shares outstanding during that fiscal year.
The average burn rate for L3Harris across the 2021, 2022 and 2023 fiscal years is 0.45%, based on the following:
Burn Rate	2021	2022	2023
Options granted	500,489	390,347	366,670
Restricted stock units granted	279,704	330,379	354,657
Performance share units earned	0	198,600	182,808
Total shares granted	780,193	919,326	904,135
Weighted average shares outstanding as of fiscal year end	201.3M	191.8M	189.6M
Burn Rate	0.39%	0.48%	0.48%
Key Features of the 2024 Equity Incentive Plan
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Administered by a committee of Independent Directors. The 2024 Equity Incentive Plan will be administered by a committee of our Board, which will initially be our Compensation Committee (the “Board Committee”). The Board Committee is independent within the meaning of the NYSE listing standards applicable to compensation committee members, applicable laws and rules and our Director Independence Standards.

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No Repricing Permitted. Options and stock appreciation rights (“SARs”) granted under the 2024 Equity Incentive Plan may not be repriced without shareholder approval.

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Full-Value Award Multiple (Fungible Ratio) of 3.77. The 2024 Equity Incentive Plan counts each full-value award (i.e., awards other than options and SARs) as 3.77 shares against the number of shares available for award.

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One-year Minimum Vesting Requirement. Performance shares, performance units, restricted shares, restricted units, options and SARs will be subject to a minimum vesting or restriction period of one-year, subject to limited exceptions described in the 2024 Equity Incentive Plan, including accelerated vesting in certain circumstances.

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No Liberal Share Recycling Provisions. The 2024 Equity Incentive Plan prohibits “liberal share recycling.” It does not recycle shares delivered to or withheld by us to pay the exercise price or withholding taxes relating to an outstanding award, or shares repurchased by us on the open market with the proceeds of option exercises.

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Awards Subject to Clawback. Awards granted under the 2024 Equity Incentive Plan are subject to a “clawback” without regard to fault under our Clawback Policy if our financial statements are restated, and awards are separately subject to a “clawback” as a result of errors, omissions or fraud. See “Other Practices and Policies — Executive Compensation Recovery” on page 54 for further information on our clawback of executive compensation.

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No Discount Stock Options or SARs. Except with respect to substitute awards granted in connection with an acquisition or combination, the exercise price of options and the base price for SARs may not be less than the fair market value of a share of our common stock on the date of grant.

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No Current Payment of Dividends or Dividend Equivalents. The 2024 Equity Incentive Plan prohibits payment of dividends and dividend equivalents on performance shares, performance units, restricted shares, and restricted stock units until vesting or on options and SARs at any time.

Summary of the 2024 Equity Incentive Plan
Eligibility
Awards under the 2024 Equity Incentive Plan may be granted to employees of L3Harris or of any of its subsidiaries or affiliates and non-employee directors of L3Harris. As of February 23, 2024, we had approximately 50,000 employees and we had 13 non-employee directors, all of whom would be eligible to receive awards.
Awards
The 2024 Equity Incentive Plan authorizes awards in the form of restricted shares, restricted units, performance units, options, cash-based units, performance shares, SARs, deferred units (which may be awarded only to non-employee directors) or other
L3HARRIS 2024 PROXY STATEMENT   81

PROPOSAL 3: APPROVAL OF THE L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
share-based awards, all of which must be evidenced by an award agreement. Awards vest no earlier than the first anniversary of the grant date, subject to limited exceptions. See “Minimum Vesting Conditions” below for further details on vesting conditions. Since the Merger, we have made awards in the form of performance share units, restricted stock units, nonqualified options and deferred units to our non-employee directors.
Restricted Shares and Restricted Stock Units: Restricted shares are shares of common stock subject to transfer restrictions, and restricted stock units are awards denominated in units, each equal in value to a share of our common stock. Under the 2024 Equity Incentive Plan, such awards are subject to the vesting schedule, any rights of acceleration, any forfeiture conditions, and such other terms and conditions as the Board Committee shall determine. Upon expiration of the restriction period and satisfaction of any other terms or conditions, restricted shares will be released to participants without restriction on transfer, and restricted stock unit awards will be settled, at the discretion of the Board Committee, in cash, shares of common stock or any combination thereof. Any payout of restricted stock units in cash will be made based on the fair market value of the common stock as determined by the Board Committee. No dividends or dividend equivalents will be paid on outstanding unvested restricted shares or restricted stock units, but such awards may accrue dividends or dividend equivalents in an amount equal to the cash dividends or other distributions paid with respect to issued and outstanding shares of common stock during the restriction period. Holders of restricted shares (but not restricted stock units) may exercise full voting rights with respect to all shares of common stock underlying such restricted shares. Upon certain terminations of employment, unvested restricted shares or restricted stock units (including any accrued dividends or dividend equivalents) will be subject to forfeiture as set forth in the applicable award agreement.
Performance Shares and Performance Share Units: Performance shares and performance share units are similar to restricted shares and restricted stock units, respectively, except such awards are subject to the achievement of performance objectives over such performance periods as the Board Committee may determine, rather than a restriction period. Additionally, the Board Committee may also determine performance levels under which the number of shares or amount earned may be less than, equal to or greater than the number stated in the award.
Cash-Based Units: Cash-based units are treated similarly to restricted stock units, except each unit is equal in value to $1.00 or such other value as is determined by the Board Committee, rather than a share of our common stock. Any payout of cash-based units in common stock will be made based on the fair market value of our common stock as determined by the Board Committee.
Options: Stock options are rights to purchase shares of our common stock. Options may be granted at an exercise price of not less than 100% of the fair market value of a share on the grant date, as determined by the Board Committee, except for substitute awards granted in connection with an acquisition or combination (“Substitute Awards”). The Board Committee may grant nonqualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code, which will become vested and exercisable at such times and subject to such conditions specified by the Board Committee, provided that the term may not exceed 10 years. Options may not be repriced without shareholder approval. Holders of stock options have no rights as a shareholder with respect to any underlying shares until issuance upon the exercise and may not receive dividends or dividend equivalents. Stock options will be subject to forfeiture upon certain terminations and as set forth in the applicable award agreement.
SARs: SARs are rights to receive an amount (in cash and/or shares as determined by the Board Committee) equal to the excess of the fair market value of a stated number of shares at the exercise date over a fixed price not less than their fair market value on the grant date. The Board Committee may grant SARs either in tandem with a stock option or on a freestanding basis. A tandem SAR is exercisable only to the extent that the related stock option is exercisable and at the same exercise price. Upon exercise of a tandem SAR or the related option, a commensurate number of shares subject to the related option or the tandem SAR, respectively, will be automatically canceled. A freestanding SAR is exercisable at such times and subject to such terms, including the exercise price, as specified by the Board Committee, provided that the exercise price of a freestanding SAR may not be less than 100% of the fair market value of a share on the grant date, except for Substitute Awards. The term of a SAR may not exceed 10 years, and SARs may not be repriced without shareholder approval. Upon exercise, SARs will be settled in cash and/or shares as set forth in the applicable award agreement. Holders of SARs have no rights as a shareholder with respect to any underlying shares and may not receive dividends or dividend equivalents. SARs will be subject to forfeiture upon certain terminations and as set forth in the applicable award agreement.
Deferred Units: Deferred Units are awards denominated in units, each equal in value to a share of our common stock, granted to non-employee directors upon such terms as the Board Committee may determine. Deferred Units constitute an agreement to deliver shares to the non-employee director in the future in consideration of the performance of services and are credited to the applicable non-employee director’s deferred unit account. Deferred units are not required to be subject to any vesting or other restriction period. Subject to the provisions of the applicable deferred unit award agreement and unless otherwise provided or determined by the Board Committee, a non-employee director will have no rights to transfer any deferred units, deferred unit awards, or rights thereunder and will not have any ownership or voting rights in the deferred units or otherwise as a shareholder with respect to shares underlying a deferred unit award until such time, if any, as such underlying shares are actually issued to the non-employee director. No dividends or dividend equivalents will be paid on outstanding unvested deferred units, but such awards may accrue dividend equivalents in an amount equal to the cash dividends or other distributions paid with respect to issued and outstanding shares of common stock as set forth in the applicable award agreement.
82   L3HARRIS 2024 PROXY STATEMENT

PROPOSAL 3: APPROVAL OF THE L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
Other Share-Based Awards: The Board Committee may grant, subject to the limits set forth in the 2024 Equity Incentive Plan, awards of common stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, common stock (including bonus stock, shares that are subject to restrictions on transfer, or similar securities or rights). The Board Committee may, in its sole discretion, determine the terms of any such share-based award; provided that no dividends or dividend equivalents shall be paid on outstanding unvested or unearned Share-Based Awards.
Shares Available For Award
Shares issued or delivered under the 2024 Equity Incentive Plan may be authorized but unissued or reacquired shares of our common stock. We intend to register the shares available for issuance under the 2024 Equity Incentive Plan under a registration statement on Form S-8 to be filed with the SEC following approval of the 2024 Equity Incentive Plan by our shareholders. The closing price of our stock as reported by the NYSE on February 23, 2024 was $214.45 per share.
If approved by our shareholders, the maximum number of shares authorized under the 2024 Equity Incentive Plan (subject to adjustment as set forth below) will not exceed the sum of  (i) 10,300,000, (ii) the amount of shares that remain available for grant under our 2015 Equity Incentive Plan and (iii) and the amount of any shares subject to outstanding awards under our existing equity incentive plans that thereafter are forfeited or terminated without the issuance of some or all of the shares underlying the award or in the case of options or stock appreciation rights, without exercise. Subject to adjustment, no more than 10,300,000 shares will be available for issuance pursuant to incentive stock options. See “Share Adjustments” below for further details on share adjustments.
Any shares issued or delivered as cash-based units, deferred units, performance shares, performance units, restricted shares, restricted units and all other share-based awards, but excluding options and SARs (“Full-Value Awards”) will be counted as 3.77 shares for the purpose of the overall shares available for issuance. In the case of options and SARs, the number of shares available under the 2024 Equity Incentive Plan will be reduced upon the exercise of the option or SAR by the gross number of shares subject to that award. Substitute Awards do not reduce the number of shares available for awards under the 2024 Equity Incentive Plan.
The aggregate grant date fair value of awards granted during any fiscal year to any non-employee director (excluding awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers) will not exceed $1,000,000.
Administration
If our shareholders approve this proposal, the Board Committee will administer the 2024 Equity Incentive Plan. The Board Committee will be comprised solely of three or more “non-employee directors” for purposes of Section 16 and as an “independent director” as defined by the listing standards of the NYSE and our Director Independence Standards, which will initially be our Compensation Committee. Subject to the provisions of 2024 Equity Incentive Plan, the Board Committee has the discretion to determine the terms of each award and the persons to whom awards are granted. The Board Committee may delegate to one or more of our officers, or to a committee of our Board consisting of one or more directors who also serve as officers, the authority to grant awards under the 2024 Equity Incentive Plan, other than grants to any director or executive officer subject to reporting under Section 16. The Board Committee shall have the power to interpret the 2024 Equity Incentive Plan and awards granted thereunder, and all determinations of the Committee will be final, conclusive and binding on all persons having an interest in the 2024 Equity Incentive Plan or any award granted thereunder. Additionally, the Board Committee maintains discretion to waive in whole or in part, any restrictions or vesting requirements and to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or Change in Control (as defined below), whether in the terms of an award agreement or otherwise.
Change in Control
The Board Committee is authorized to include specific provisions in award agreements relating to the treatment of awards in the event of a “change in control” (as defined in the 2024 Equity Incentive Plan), including all restrictions terminating, outstanding awards becoming fully vested, option or SARs becoming exercisable, with performance units, cash-based units or other performance-based awards that vest deemed fully earned at the target level of such award or at such greater level of performance as the Board Committee may authorize, in each case subject to any conditions precedent, such as a termination of employment, as the Board Committee may require.
Within 90 days after a Change in Control (or at such other time as is required under Section 409A of the Internal Revenue Code), we must pay to each non-employee director, in a lump sum, any deferred units that have been credited to that non-employee director’s account.
A “Change in Control” in the 2024 Equity Incentive Plan generally includes: (i) a person becoming the beneficial owner of securities representing 20% or more of the combined voting power in the election of directors, subject to certain exceptions; (ii) the “Incumbent Directors” (as defined in the 2024 Equity Incentive Plan) ceasing to constitute at least a majority of our Board; (iii) the consummation of merger, consolidation, share exchange or similar form of corporate reorganization, unless immediately thereafter our existing voting securities retain more than 60% of the total voting power of the Company and neither of the events described in clauses (ii) or (iii) occur; (iv) our shareholders approve a plan of complete our liquidation or dissolution; or (v) we consummate a sale or other disposition of all or substantially all of our assets.
L3HARRIS 2024 PROXY STATEMENT   83

PROPOSAL 3: APPROVAL OF THE L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
Duration, Amendment and Termination
All awards under the 2024 Equity Incentive Plan must be granted by April 18, 2034 (except incentive stock option awards, which must be granted by February 23, 2034. The 2024 Equity Incentive Plan will continue in effect until amendment, suspension or termination, to the extent permitted by Section 409A of the Internal Revenue Code; provided that the following amendments will not be effective without shareholder approval: (i) any increase in the number of available shares; (ii) material modification in the participation requirements; (iii) modification of the prohibitions on the repricing or discounting of options or SARs; (iv) modification of the annual non-employee director compensation limit; or (v) an amendment subject to shareholder approval in order to comply with applicable law or the rules of the NYSE (or any other principal national securities exchange).
Other 2024 Equity Incentive Plan Features
Minimum Vesting Conditions
Awards granted under the Plan (other than Cash-Based Units) shall vest no earlier than the first anniversary of the grant date, subject to certain limited exceptions in the 2024 Equity Incentive Plan, including with respect to Substitute Awards, shares satisfying cash obligations, awards to non-employee directors that vest at the next annual meeting of shareholders and up to a maximum of 5% of the shares initially available under the 2024 Equity Incentive Plan.
Consideration and Payment; Tax Withholding
The 2024 Equity Incentive Plan does not require payment or consideration for an award other than the rendering of services to L3Harris or any subsidiary or affiliate of L3Harris, except as otherwise required in any applicable award. We will have the authority to withhold (shares or cash), or require remittance of, amounts sufficient to satisfy tax or withholding requirements associated with any award prior to issuance or delivery of any shares or cash under the 2024 Equity Incentive Plan.
Share Adjustments
Under the 2024 Equity Incentive Plan, the number of shares authorized, the maximum award limitations, the number of shares subject to outstanding awards, the exercise price, base price, option price and any other relevant provisions of the 2024 Equity Incentive Plan and outstanding awards will be proportionately and automatically adjusted in the event of a stock dividend, stock split, reverse stock split, share combination or similar events and may also be adjusted by the Board Committee or our Board, in its discretion, to reflect a change in our capitalization. To the extent deemed equitable and appropriate by the Board, but subject to any required shareholder approval, in the event of any merger, consolidation or reorganization, liquidation, or dissolution, any outstanding award may be adjusted so that it relates to the securities or other property received by shareholders in connection with such event. Such adjustments may include a substitution for alternative consideration (including cash) and may be made as a result of a recapitalization, repurchase, rights offering, reorganization, merger, consolidation, combination, exchange of shares, split-off, spin-off, spin-out, extraordinary cash dividend or other distribution of assets to shareholders or other similar corporate transaction or event.
Limits on Transferability
No award granted under the 2024 Equity Incentive Plan may be sold, assigned, pledged, encumbered or otherwise transferred by a participant, except by will or the laws of descent and distribution in the event of the participant’s death (to the extent such award, by its terms, survives the participant’s death), except that the Board Committee may, in its discretion, expressly authorize transfer by a participant of options (other than incentive stock options) or SARs on certain conditions.
Clawback
If any of our financial statements are restated as a result of errors, omissions or fraud, the Board Committee may direct that we recover all or a portion of any award or payment made to any, all or any class of participants with respect to any fiscal year of L3Harris the financial results of which are negatively affected by such restatement. In addition, an award granted under the 2024 Equity Incentive Plan also will be subject to recoupment pursuant to our Clawback Policy or other similar policies adopted by us. See “Other Practices and Policies — Executive Compensation Recovery” on page 54 for further information on our clawback of executive compensation.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. Federal income tax consequences of participation in the 2024 Equity Incentive Plan and does not attempt to describe all possible U.S. Federal or other tax consequences of such participation or tax consequences based on particular circumstances. Each participant is advised to consult his or her personal tax advisor concerning the application of the U.S. Federal income tax laws to such participant’s particular situation as well as the applicability and effect of any state, local or non-U.S. tax laws before taking any actions with respect to any awards under the 2024 Equity Incentive Plan.
Restricted Share and Performance Share Awards: A participant acquiring a restricted share or performance share award generally will recognize ordinary income equal to the excess of the fair market value of the underlying shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless, as will normally be the case, the shares are subject to a substantial risk of forfeiture and are not transferable, in
84   L3HARRIS 2024 PROXY STATEMENT

PROPOSAL 3: APPROVAL OF THE L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
which case the determination date is the earlier of  (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted share or performance share award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
Performance Unit, Restricted Unit, Cash-Based Unit and Deferred Unit Awards: A participant generally will recognize no income upon the grant of a performance unit, restricted unit, cash-based unit or deferred unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined in the paragraph above regarding “Restricted Share and Performance Share Awards”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
Nonqualified Stock Options: Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonqualified stock option, the participant normally recognizes ordinary income equal to the excess of the fair market value of the shares on the date the option is exercised over the option exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
Incentive Stock Options: A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Participants who do not dispose of their shares within two years following the date the option was granted or within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for U.S. Federal income tax purposes. If the participant disposes of shares before both of these holding periods have been satisfied (a “disqualifying disposition”), the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for U.S. Federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
In general, the excess of the fair market value of the shares on the date an incentive stock option is exercised over the option exercise price is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Stock Appreciation Rights: A participant recognizes no taxable income upon the receipt of a SAR. Upon the exercise of a SAR, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise or base price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the SAR, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
New Plan Benefits
No awards will be granted under the 2024 Equity Incentive Plan prior to its approval by our shareholders. Moreover, whether future share-based awards will be made will depend on action of the Board Committee, and the value of any future share-based awards ultimately will depend on the future price of our common stock, among other factors, and any such future share-based awards will be subject to such performance, vesting or other conditions as the Board Committee determines from time to time in its discretion. Consequently, it is not possible to determine the amount of the benefits that may become payable under the 2024 Equity Incentive Plan. Information regarding awards granted in 2023 under the 2015 Equity Incentive Plan to our Named Executive Officers is provided in the “Fiscal 2023 Summary Compensation Table” on page 58 and the “Grants of Plan-Based
L3HARRIS 2024 PROXY STATEMENT   85

PROPOSAL 3: APPROVAL OF THE L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
Awards in Fiscal 2023 Table” on page 61. Information regarding awards granted in 2023 under the 2015 Equity Incentive Plan to non-employee directors is provided in the “Fiscal 2023 Compensation of Non-Employee Directors Table.”
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 29, 2023 about our common stock that may be issued, whether upon the exercise of options, warrants and rights or otherwise, under the 2015 Equity Incentive Plan. If the 2024 Equity Incentive Plan is approved by our shareholders, no further options, rights or awards will be granted or issued under the 2015 Equity Incentive Plan.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders(2)	4,459,103	$169.53	12,244,466
Equity compensation plans not approved by shareholders	—	—	—
Total	4,459,103	$169.53	12,244,466

(1)
In addition to stock options, we have granted performance share units, restricted stock units, shares of immediately vested common stock and other similar types of share-based awards. As of December 29, 2023, there were awards outstanding under those plans with respect to 1,208,393 shares, consisting of awards of  (i) 728,052 restricted stock units and (ii) 480,341 performance share units, for which all 1,208,393 were payable in shares but for which no shares were yet issued and outstanding. The 4,459,103 shares to be issued upon exercise of outstanding options, warrants and rights as listed in column (a) consisted of shares to be issued in respect of the exercise of 3,250,710 outstanding options and in respect of awards of 1,208,393 performance share units and restricted stock units payable in shares. Because there is no exercise price associated with awards of shares of restricted stock, performance share units or restricted stock units, all of which are granted to employees at no cost, such awards are not included in the weighted-average exercise price calculation in column (b).

(2)
Consists of shares under the Harris Corporation 2005 Equity Incentive Plan (As Amended and Restated Effective August 27, 2010) and the 2015 Equity Incentive Plan.

86   L3HARRIS 2024 PROXY STATEMENT

REPORT OF THE
AUDIT COMMITTEE OF L3HARRIS
The following Report of our Audit Committee (this “Audit Committee Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other previous or future filings by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Audit Committee Report by reference therein.
The role of the Audit Committee is, among other things, to assist the Board of Directors (the “Board”) of L3Harris Technologies, Inc. (“L3Harris”) in its oversight of:
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the integrity of L3Harris’ financial statements;

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L3Harris’ compliance with relevant legal and regulatory requirements;

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L3Harris’ internal control over financial reporting;

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the qualifications, independence and performance of L3Harris’ independent registered public accounting firm;

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the performance of L3Harris’ internal audit function;

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L3Harris’ ethics and business conduct program, including audits and investigation results thereunder; and

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the audit and assurance processes for climate-related reporting.

The Board has determined that, in its business judgment, all members of L3Harris’ Audit Committee are independent within the meaning of the listing standards of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission (“SEC”) and L3Harris’ Director Independence Standards.
L3Harris’ management is responsible for the preparation, presentation and integrity of L3Harris’ financial statements and the effectiveness of L3Harris’ system of internal control over financial reporting and disclosure controls and procedures. Management and L3Harris’ Internal Audit department are responsible for maintaining and evaluating appropriate accounting and financial reporting practices and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. L3Harris’ independent registered public accounting firm for its fiscal year ended December 29, 2023, Ernst & Young LLP (“EY”), was responsible for auditing L3Harris’ consolidated financial statements for such fiscal year and expressing an opinion as to whether such financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States. EY also was responsible for auditing the effectiveness of L3Harris’ internal control over financial reporting as of December 29, 2023. Representatives of EY attended all meetings of the Audit Committee during the fiscal year ended December 29, 2023. The Audit Committee met and held discussions with management, the head of Internal Audit and EY, and discussed with the internal auditors and EY the overall scope of, and plans for, their respective audits and the identification of audit risks. The Audit Committee also met with EY and the head of Internal Audit, Principal Accounting Officer and Chief Financial Officer, with and without management present, to discuss the results of their respective examinations, the reasonableness of significant judgments, the evaluations of L3Harris’ internal control over financial reporting and the overall quality of L3Harris’ financial reporting. Management has represented to the Audit Committee that L3Harris’ consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.
In the performance of its oversight functions, the Audit Committee has:
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reviewed and discussed with management and EY L3Harris’ internal control over financial reporting, including a review of management’s report on its assessment of internal control over financial reporting and EY’s audit of the effectiveness of L3Harris’ internal control over financial reporting and any significant deficiencies or material weaknesses;

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considered, reviewed and discussed the audited financial statements with management and EY, including a discussion of the quality of the accounting principles, the reasonableness thereof, significant adjustments, if any, and the clarity of disclosures in the financial statements, as well as critical accounting policies and other financial accounting and reporting principles and practices;

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discussed with EY the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, and No. 2410, Related Parties;

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received, reviewed and discussed the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with an audit committee concerning independence, and discussed with EY its independence;

L3HARRIS 2024 PROXY STATEMENT   87

REPORT OF THE AUDIT COMMITTEE OF L3HARRIS
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reviewed the services provided by EY other than its audit services and considered whether the provision of such other services by EY is compatible with maintaining its independence, discussed with EY its independence and concluded that EY is independent from L3Harris and its management; and

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reviewed the contents of SEC-required certification statements from the Chief Executive Officer and Chief Financial Officer and also discussed and reviewed the process and internal controls for providing reasonable assurances that the financial statements included in L3Harris’ Annual Report on Form 10-K for the fiscal year ended December 29, 2023 are true in all important respects, and that the report contains all appropriate material information of which they are aware.

In reliance on the reports, reviews and discussions described in this Audit Committee Report, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in L3Harris’ Annual Report on Form 10-K for the fiscal year ended December 29, 2023, for filing with the SEC. The Audit Committee also has appointed, and has requested shareholder ratification of its appointment of, EY as L3Harris’ independent registered public accounting firm for the fiscal year ending December 29, 2023.
Submitted on February 22, 2024 by the Audit Committee of the Board of Directors of L3Harris Technologies, Inc.
Sallie B. Bailey, Chair
Peter W. Chiarelli
Joanna L. Geraghty
Christina L. Zamarro
88   L3HARRIS 2024 PROXY STATEMENT

PROPOSAL 4:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our Board unanimously recommends voting FOR ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024.
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Independent accounting firm with breadth of knowledge, support and expertise of accessible national office.

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Significant industry and government contracting expertise.

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Periodic mandated rotation of audit firm’s lead engagement partner.

Our Audit Committee has appointed EY to audit our books and accounts and internal control over financial reporting for the fiscal year ending January 3, 2025. Although shareholder ratification of this appointment is not required by law, our Board believes that obtaining it is a sound corporate governance practice. If our shareholders do not ratify the appointment of EY, our Audit Committee will reconsider whether to retain EY, and may either do so or hire another firm without resubmitting the matter to shareholders for approval. We expect that a representative of EY will be present at the 2024 Annual Meeting of Shareholders to respond to appropriate questions from shareholders and to make a statement if the individual desires to do so.
As provided in our Audit Committee’s charter and as discussed above, our Audit Committee is responsible for directly appointing, compensating, retaining, terminating and overseeing our independent registered public accounting firm. Although we have a very long-standing relationship with EY, our Audit Committee frequently evaluates the independence and effectiveness of our independent registered public accounting firm and its personnel, as well as the cost and quality of its audit and audit-related services. Our Audit Committee retains the discretion at any time to appoint a different independent registered public accounting firm. In accordance with sound corporate governance practices and in order to ensure that our Audit Committee and our shareholders are receiving the best and most cost-effective audit services available, our Audit Committee periodically considers issuing a “request for proposal” to EY and other large nationally recognized accounting firms with regard to our audit engagement, which could result in a firm other than EY providing audit engagement services to us in later years.
L3HARRIS 2024 PROXY STATEMENT   89

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FEES PAID TO INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
EY served as our independent registered public accounting firm for fiscal 2023, which ended December 29, 2023. As part of the engagement to audit our fiscal 2023 financial statements and internal control over financial reporting and to review the financial statements included in our quarterly reports on Form 10-Q, EY performed additional audit procedures related to the acquisition of Aerojet Rocketdyne and TDL. EY was also engaged by us during fiscal 2023 to perform certain tax services and global trade compliance audit services. The following table presents fees for professional audit services and other services rendered by EY for fiscal 2023 and fiscal 2022:
	Fiscal 2023	Fiscal 2022
Audit Fees(1)	$19,651,087	$11,709,923
Audit-Related Fees(2)	$243,621	$548,476
Tax Fees(3)	$8,071,838	$3,315,652
All Other Fees(4)	$9,200	$6,040
Total	$27,975,746	$15,580,091

(1)
Audit fees included fees associated with the annual audit and the audit of internal control over financial reporting, as well as reviews of our quarterly reports on Form 10-Q, SEC registration statements and other filings, comfort letter procedures, accounting and reporting consultations and statutory audits required internationally for certain of our subsidiaries. Fiscal 2023 audit fees include required audit procedures principally related to auditing the impact to L3Harris’ financial statements resulting from the acquisition of Aerojet Rocketdyne and TDL on their respective acquisition dates and balance sheet dates.

(2)
Audit-related fees in fiscal 2023 and fiscal 2022 primarily related to audits of stand-alone financial statements of business within the consolidated group.

(3)
Tax fees for fiscal 2023 consisted of  $2,486,517 related to tax compliance, including foreign return and domestic credit preparation and transfer pricing studies, and $840,873 related to tax planning and tax advisory services as well as global trade compliance audit services of  $4,744,448. Tax fees for fiscal 2022 consisted of  $2,332,519 related to tax compliance, including foreign and domestic return preparation and transfer pricing studies, and $983,133 related to tax planning and tax advisory services, as well as global trade services.

(4)
All other fees include access to EY Online content.

EY did not perform any professional services related to financial information systems design and implementation for us in fiscal 2023 or fiscal 2022.
Our Audit Committee has determined that the provision of the services described above is compatible with maintaining EY’s independence.
PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
Under our Audit Committee Pre-Approval Policy and Procedures, our Audit Committee must pre-approve all audit and non-audit services provided by our independent registered public accounting firm to ensure that the provision of such services does not impair the firm’s independence. The policy utilizes a framework of both general pre-approval for certain specified services and specific pre-approval for all other services.
Early in each fiscal year, our Audit Committee reviews and, as it deems appropriate, pre-approves the audit services and any audit-related services, tax services and other services to be performed by our independent registered public accounting firm, together with specific details regarding such services anticipated to be required for such fiscal year including, when available, estimated fees. Our Audit Committee periodically reviews the services provided to date and the actual fees against the estimates, and such fee amounts may be updated, to the extent appropriate, at meetings of our Audit Committee. Additional pre-approval is required before actual fees for any service can exceed the originally pre-approved amount. Our Audit Committee also may revise the list of pre-approved services and related fees from time to time. Our Audit Committee followed this same process for fiscal 2023, and all of the services described in the table above and related notes were pre-approved in accordance with this policy.
If we seek to engage our independent registered public accounting firm for other services that are not considered subject to general pre-approval as described above, then our Audit Committee must pre-approve such specific engagement as well as the estimated fees. Such engagement will be presented to our Audit Committee for pre-approval at its next meeting. If the timing of the project requires an expedited decision, then we may ask the Chair of our Audit Committee to pre-approve such engagement. Any such pre-approval by the Chair is then presented to our full Audit Committee for ratification at the next Audit Committee meeting. Additional pre-approval is required before any fees can exceed approved fees for any such specifically approved services.
90   L3HARRIS 2024 PROXY STATEMENT

PROPOSAL 5:
AMEND OUR RESTATED
CERTIFICATE OF INCORPORATION TO LIMIT LIABILITY OF OFFICERS AS PERMITTED BY LAW
Our Board unanimously recommends voting FOR amending our Restated Certificate of Incorporation to limit liability of officers as permitted by law.
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We believe that adoption of this amendment to our Restated Certificate of Incorporation will help us attract and retain talented, experienced executives to drive future results.

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We believe the narrow class and type of claims for which officers’ liability would be exculpated under this amendment to our Restated Certificate of Incorporation balances accountability with our interest in limiting the assertion of potentially frivolous claims.

>
We believe that adoption of this amendment will help prevent the diversion of management attention from business objectives and prevent the potential waste of Company resources.

BACKGROUND ON OFFICER EXCULPATION
In accordance with Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), Article Eleventh of our Restated Certificate of Incorporation currently contains a provision eliminating the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions, including: (i) for any breach of a director’s duty of loyalty; (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; or (iii) for any transaction from which the director derived an improper personal benefit.
Pursuant to an amendment to Section 102(b)(7) of the DGCL that became effective on August 1, 2022, Delaware corporations are now permitted to include a provision eliminating or limiting monetary liability for certain senior officers for breach of the duty of care in certain actions. As amended, Section 102(b)(7) of the DGCL provides that only certain officers may be entitled to exculpation; namely: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the company; and (iii) an individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute. Section 102(b)(7) of the DGCL, as amended, only permits, and our proposed amendment to our Restated Certificate of Incorporation would only permit, exculpation for direct claims brought by shareholders but would not eliminate officers’ monetary liability for breach of the duty of care claims brought by the Company itself or for derivative claims made by shareholders on behalf of the Company. The amendment would not limit the liability of officers for: any breach of the duty of loyalty, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.
WHY WE PROPOSE TO LIMIT LIABILITY OF OFFICERS AS PERMITTED BY LAW
Our Nominating and Governance Committee is committed to attracting and retaining talented officers, addressing developments in the law, and good corporate governance practices.
As part of our Nominating and Governance Committee’s ongoing evaluation of trends and evolving practices in corporate governance and responsibility to assess the adequacy of the Company’s corporate governance framework, our Nominating and Corporate Governance Committee considered the benefits and detriments of limiting personal liability of certain of our officers under certain circumstances.
Our Nominating and Governance Committee believes amending our Restated Certificate of Incorporation would enhance our ability to attract and retain talented, experienced executives to drive future results. Our Nominating and Governance Committee also took into account the narrow class and type of claims for which officers’ liability would be exculpated, comparable to the protection in our Restated Certificate of Incorporation currently afforded our directors, and believes our proposed amendment to our Restated Certificate of Incorporation appropriately balances accountability with our interest in limiting the assertion of
L3HARRIS 2024 PROXY STATEMENT   91

PROPOSAL 5: AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
potentially frivolous claims. Further, our Nominating and Governance Committee believes limiting the assertion of potentially frivolous claims will help prevent the diversion of management attention from business objectives and prevent the potential waste of Company resources.
Based on the foregoing, our Nominating and Governance Committee recommended to the Board an amendment to our Restated Certificate of Incorporation to provide such exculpation to the extent permitted by Delaware law. Based on this recommendation, the Board adopted a resolution on February 23, 2024, authorizing and declaring it advisable and in the best interests of L3Harris to amend our Restated Certificate of Incorporation to limit the scope of officer liability and recommended the submission of this amendment for shareholder approval at the 2024 Annual Meeting.
WHAT HAPPENS IF SHAREHOLDERS APPROVE THIS PROPOSAL
If this proposal is approved, the provision in Article Eleventh of our Restated Certificate of Incorporation limiting the personal liability of our directors for monetary damages for breach of fiduciary duty, will be amended to include references to “officer” as such term is defined by Section 102(b)(7) of the DGCL. Additionally, Article Eleventh will be amended to clarify that the exculpation of directors and officers under Section 102(b)(7) of the DGCL will be subject to future DGCL amendments, in conformance with norms of peer corporations incorporated in the State of Delaware.
A copy of the proposed amendment, marked with strike-outs to show the deletions and underlined text to show additions, is included in Appendix C to this proxy statement.
If the proposed amendment is adopted, it will become effective upon our filing of an amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware promptly after the 2024 Annual Meeting. The proposed amendment will not eliminate or limit the liability of an officer for (i) any act or omission occurring prior to the date on which the amendment becomes effective, (ii) any breach of the officer’s duty of loyalty to L3Harris or its shareholders, (iii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iv) any transaction from which the officer derived an improper personal benefit, or (v) any action by or in the right of the L3Harris.
If this proposed amendment is not approved, Article Eleventh of our Restated Certificate of Incorporation will remain unchanged and as currently in effect.
92   L3HARRIS 2024 PROXY STATEMENT

PROPOSAL 6:
SHAREHOLDER PROPOSAL
Our Board unanimously recommends voting AGAINST the shareholder proposal.
>
We disclose our procedures for our lobbying and political activities on our website.

>
We disclose our lobbying expenditures on our website.

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We disclose association memberships and detail fees in excess of  $25,000, including the percentage of funds spent on political activities.

>
We describe our Board’s and our Nominating and Governance Committee’s role in oversight of lobbying and lobbying related expenditures on our website.

The following shareholder proposal will be voted on at the 2024 Annual Meeting, if properly presented. This shareholder proposal contains assertions about L3Harris that we believe are incorrect. We have not attempted to refute all of the inaccuracies. In accordance with the applicable proxy statement regulations, the shareholder proposal is as follows:
SHAREHOLDER PROPOSAL
John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, owner of 50 shares of our common stock, has advised us that he intends to present the following resolution at the 2024 Annual Meeting.
Proposal 6 — Transparency in Lobbying
Resolved, the shareholders of L3Harris request the preparation of a report, updated annually, disclosing:
1.
Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.
Payments by L3Harris used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.
L3Harris’ membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.
Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which L3Harris is a member.
Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.
The report shall be presented to the Nominating and Governance Committee and posted on L3Harris’ website.
Supporting Statement
Full disclosure of L3Harris’ lobbying activities and expenditures is needed to assess whether its lobbying is consistent with its expressed goals and shareholder interests. L3Harris spent $50 million from 2010-2022 on federal lobbying. This does not include
L3HARRIS 2024 PROXY STATEMENT   93

PROPOSAL 6: SHAREHOLDER PROPOSAL
state lobbying expenditures, where L3Harris also lobbies but disclosure is uneven or absent. For example, L3Harris’ lobbying over first responder communication systems in Florida has drawn media attention.1
Companies can give unlimited amounts to third party groups that spend millions on lobbying and undisclosed grassroots activity, and these groups may be spending “at least double whats publicly reported.”2 Unlike many of its peers, L3Harris fails to disclose its payments to trade associations and social welfare groups (SWGs), or the amounts used for lobbying, to shareholders. L3Harris belongs to the Business Roundtable, which has spent over $380 million on federal lobbying since 1998. L3Harris’ current disclosure leaves out trade associations that lobby like the General Aviation Manufacturers Association, Information Technology Industry Council and Telecommunications Industry Association, and all SWGs.
L3Harris’ lack of disclosure presents reputational risks when its lobbying contradicts company public positions. For example, L3Harris believes in addressing climate change, yet the Business Roundtable lobbied against the Inflation Reduction Act.3 L3Harris’ lobbying to get Israeli hacking firm NSO removed from a Commerce Department blacklist has attracted scrutiny.4 And while our company notes the “U.S. Government’s budget deficit and the national debt” as a business risk in its 2022 annual report, the Business Roundtable lobbied against a new minimum corporate tax.5
Reputational damage stemming from these misalignments could harm shareholder value. Thus it is a best practice for L3Harris to expand its lobbying disclosure.
1
https://floridapolitics.com/archives/498902-lobbying-compensation-corcoran-partners-nears-6m-in-2021-pay/.

2
https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly- reported/.

3
https://www.theguardian.com/environment/2022/aug/19/top-us-business-lobby-group-climate-action-business-roundtable.

4
https://www.nytimes.com/2023/04/02/us/politics/nso-contract-us-spy .html.

5
https://www.washingtonpost.com/business/2023/08/14/biden-corporate-tax/.

94   L3HARRIS 2024 PROXY STATEMENT

BOARD OF DIRECTORS’ STATEMENT AGAINST
THE SHAREHOLDER PROPOSAL
The Board has carefully considered this proposal and believes that it is not in the best interests of L3Harris or our shareholders. We have discussed the subject matter of this proposal with many of our largest shareholders, and the Board’s view with respect to this proposal was informed by those discussions. For the following reasons, the Board unanimously recommends that you vote “Against” Proposal 6.
We are committed to ensuring that L3Harris’ political activities follow our policy to conduct business ethically, transparently and in compliance with law. We have a public webpage, www.l3harris.com/political-activities, that provides detailed information regarding our political activity. In 2023, we were recognized for our efforts when the 2022 CPA-Zicklin Index of Corporate Political Disclosure and Accountability listed L3Harris as one of its “most-improved companies” for its efforts with respect to political transparency and accountability.
L3Harris’ political activities are governed by the following practices and principles:
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L3Harris does not make direct political contributions to any political candidate or political action committees, with all political contributions made through its employee voluntarily funded political action committee (“PAC”);

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L3Harris has a Political Advocacy Policy governing all political advocacy, lobbying and contributions by or on behalf of L3Harris at Federal, state and local levels;

>
L3Harris provides a list of its memberships in industry and other associations engaged in political activities with its Sustainability Report; and

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L3Harris’ Vice President of Government Relations, who manages our political activities with oversight from our Nominating and Governance Committee and Board, is elected by the Board and reports directly to our CEO.

Our dedicated public webpage provides extensive disclosures on our political activities and lobbying, including:
>
Details of the organization, oversight, disbursement guidelines and activities of our employee voluntarily funded PAC, including a full list of all candidates who received contributions;

>
Our memberships in and details of our fees and contributions to industry and other associations engaged in political activities in excess of  $25,000, including the percentage of funds spent by each such organization on political activities;

>
Our annual state level lobbying expenses in a single document, by lobbyist and amount, providing a transparent picture of lobbying across jurisdictions;

>
Our total quarterly Federal expenses related to lobbying, a summary of the issue areas in which we engaged in lobbying and the names of L3Harris’ registered lobbyists, and similar information for state lobbying, easily accessible by links; and

>
Our management’s, our Board’s and our Nominating and Governance Committee’s oversight for lobbying and political activity.

The oversight and internal compliance procedures for political activities contained in our Political Advocacy Policy are available to our shareholders on our dedicated public webpage. Our Board, through our Nominating and Governance Committee, reviews and oversees compliance with the Political Advocacy Policy. The Political Advocacy Policy addresses lobbying public officials, making corporate or personal political contributions and supporting our employee voluntarily funded PAC, among other matters. We amended this Political Advocacy Policy in February 2023 to specifically provide for Board oversight and additional guidelines surrounding political spending and communications. Our Political Advocacy Policy currently requires, among other things:
>
That all political and lobbying spending must reflect our interests, as an entity, and not those of any individual and is solely focused on educating policy makers about our core values and solutions to meet our customers’ mission-critical needs across space, air, land, sea and cyber domains;

>
That L3Harris make no direct contributions to any candidate or political action committee, with all contributions made through our employee voluntarily funded PAC;

>
Oversight of lobbying and political activities by or on behalf of L3Harris by our Nominating and Governance Committee;

>
Regular reporting of political activities by or on behalf of L3Harris to our Nominating and Governance Committee;

>
Pre-approval of contributions to state and local candidates in jurisdictions with pay-to-play laws by L3Harris employees involved in government contracting activities, with a prohibition on employees being coerced to make any contributions or reimbursed in any way for contributions;

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Disclosure on our dedicated public webpage of all employee voluntarily funded PAC distributions and indirect political contributions by L3Harris to industry and other associations; and

>
Disclosure of  (i) procedures for our lobbying and political activities, (ii) oversight of our lobbying and political activities and (iii) participation in trade and industry associations.

L3HARRIS 2024 PROXY STATEMENT   95

Based on our efforts and transparency, the Board believes that substantially all of the information requested by this proposal is available on our dedicated public webpage, and a report containing similar information would be duplicative and result in the unnecessary expenditure of additional resources.
96   L3HARRIS 2024 PROXY STATEMENT

SHARE OWNERSHIP
SHARES OWNED BY DIRECTORS, NOMINEES AND
EXECUTIVE OFFICERS
The following table shows beneficial ownership of shares of our common stock, as of February 23, 2024, by: (a) each member of our Board, including the nominees for election at the 2024 Annual Meeting of Shareholders; (b) our CEO and each other named executive officer; and (c) all of our then-serving directors and executive officers as a group. Except as otherwise noted, the named individual had sole voting and investment power with respect to the securities.
		Shares Beneficially Owned
Name	Shares Owned(1)	Shares Under Exercisable Options(2)	Total Shares Beneficially Owned(3)	Percentage of Shares
DIRECTORS AND NOMINEES
Sallie B. Bailey	4,846		4,846	*
Peter W. Chiarelli	4,654	—	4,654	*
Thomas A. Dattilo	6,754	—	6,754	*
Roger B. Fradin	4,564	—	4,564	*
Joanna L. Geraghty	1,543	—	1,543	*
Kirk S. Hachigian	6,293		6,923	*
Harry B. Harris, Jr.	1,851	—	1,851	*
Lewis Hay III	16,302	—	16,302	*
Rita S. Lane	3,088	—	3,088	*
Robert B. Millard	306,789	—	306,789	*
Edward A. Rice, Jr.	990	—	990	*
William H. Swanson	293	—	293	*
Christina L. Zamarro	1,401	—	1,401	*
NAMED EXECUTIVE OFFICERS
Christopher E. Kubasik†	150,053	713,413	863,466	*
Kenneth L. Bedingfield	20	—	20	*
Samir B. Mehta	2,905	3,877	6,782	*
Sean J. Stackley	19,588	70,483	90,041	*
Edward J. Zoiss	30,892	76,360	107,252	*
Michelle L. Turner	4,247	3,856	8,103
All Directors, Director Nominees and Executive Officers, as a group (23 persons)(4)	649,818	1,001,229	1,651,047	*

*
Less than 1%.

†
Mr. Kubasik, our CEO, is also Chair of our Board.

(1)
Includes shares over which the individual or the individual’s immediate family members hold or share voting and/or investment power and excludes shares listed under the “Shares Under Exercisable Options” column. For each non-employee director other than Messrs. Hachigian and Swanson includes approximately 856 unvested director share units in respect of an award granted in April  2023, under our 2015 Equity Incentive Plan. For Mr. Rice, also includes approximately 133 unvested director share units in respect of a pro-rata award made in March 2023 for service prior to the 2023 Annual Meeting. For Messrs. Hachigian and Swanson, includes 293 unvested director share units in respect of a pro-rata award granted on February 1, 2024 for service prior to the 2024 Annual Meeting. Grants of director share units (including accrued reinvested divided equivalents thereon) generally fully vest on the one-year anniversary of the grant date, subject to the non-employee director’s continued service and the terms and conditions of the non-employee director’s director share unit agreement. For Mr. Millard, includes 81,143 shares held by the Robert & Bethany Millard Foundation. For our named executive officers and other executive officers, includes shares owned through our retirement plan.

(2)
Includes shares underlying options granted by us that are exercisable within 60 days of February 23, 2024.

(3)
Represents the total of shares listed under the “Shares Owned” and “Shares Under Exercisable Options” columns.

(4)
No directors or executive officers have pledged any shares of our common stock, nor are any such persons permitted to make any such pledge under our policies.

L3HARRIS 2024 PROXY STATEMENT   97

SHARE OWNERSHIP PRINCIPAL SHAREHOLDERS
PRINCIPAL SHAREHOLDERS
Pursuant to SEC rules, the following table shows all persons known to us to be beneficial owners of more than 5% of our common stock as of February 23, 2024, based on reports these persons have filed with the SEC:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	20,186,424	10.65	%(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	17,403,276	9.2	%(2)
Capital World Investors 333 South Hope Street, 55th Floor Los Angeles, CA 90071	16,152,117	8.5	%(3)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	9,584,760	5.1	%(4)

(1)
Based on information contained in Amendment No. 13 to Schedule 13G filed with the SEC on January 10, 2024 by The Vanguard Group indicating that, as of December 29, 2023, The Vanguard Group had sole voting power over 0 shares, shared voting power over 222,832 shares, sole dispositive power over 19,391,469 shares and shared dispositive power over 794,955 shares.

(2)
Based on information contained in Amendment No. 4 to Schedule 13G filed with the SEC on January 25, 2024 by BlackRock indicating that, as of December 31, 2023, BlackRock had sole voting power over 16,382,747 shares, shared voting power over 0 shares, sole dispositive power over 17,403,276 shares and shared dispositive power over 0 shares.

(3)
Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 9, 2024 by Capital World Investors indicating that, as of December 29, 2023, Capital World Investors had sole voting power over 16,059,101 shares, shared voting power over 0 shares, sole dispositive power over 16,152,117 shares and shared dispositive power over 0 shares.

(4)
Based on information contained in the Schedule 13G filed with the SEC on February 14, 2024 by T. Rowe Price indicating that, as of December 31, 2023, T. Rowe Price had sole voting power over 4,956,209 shares, shared voting power over 0 shares, sole dispositive power over 9,584,760 shares and shared dispositive power over 0 shares.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) requires our directors and executive officers, as well as persons who own more than 10% of our outstanding shares of common stock, to file reports of ownership and changes in ownership of our securities with the SEC. We have procedures in place to assist our directors and executive officers in preparing and filing these reports on a timely basis.
Based solely on a review of the forms furnished to us, or written representations from certain persons that no Form 5 was required, we believe that all required forms were timely filed for fiscal 2023 with the exception of one Form 3 on behalf of our Senior Vice President and Chief Financial Officer, Kenneth L. Bedingfield, which was reported late in fiscal 2023 and did not involve any transaction in L3Harris’ common stock but rather related to his election as an officer.
98   L3HARRIS 2024 PROXY STATEMENT

SHAREHOLDER NOMINATIONS
AND PROPOSALS
To nominate a person for election to our Board or to present a proposal for consideration at the 2025 Annual Meeting of Shareholders, a shareholder must send the nomination or proposal to our Secretary within the applicable timeframe and with the information required by our By-Laws and, if applicable, SEC regulations, at the following address: L3Harris Technologies, Inc., 1025 West NASA Boulevard, Melbourne, Florida 32919. The timeframes and requirements are described in more detail below.
A nomination or proposal submitted by a shareholder that does not supply the required information about a nominee or proposal and the shareholder submitting the nomination or proposal, or that does not comply with our By-Laws, will be disregarded.
DIRECTOR NOMINATIONS BY PROXY ACCESS
To submit a nomination for inclusion in L3Harris-sponsored proxy materials pursuant to the proxy access provision of our By-Laws, written notice must be received by our Secretary no earlier than October  [•], 2024, and no later than November [•], 2024. The notice must include the information and documents specified in Article II, Section 11 of our By-Laws and any such nomination shall be subject in all respects to the limitations and conditions specified in such section, including that a shareholder delivering a notice pursuant to such section must (a) provide additional background information and disclosures with respect to the shareholder, any nominees proposed by the shareholder and certain other interested persons and (b) update such notice within ten business days upon our request, and, if necessary, update such notice so that it remains true and correct both as of the record date of the 2025 Annual Meeting of Shareholders and ten business days prior to the 2025 Annual Meeting of Shareholders.
OTHER DIRECTOR NOMINATIONS
To submit a nomination pursuant to our By-Laws, but not pursuant to the proxy access provision of our By-Laws, written notice must be received by our Secretary no earlier than December 20, 2024, and no later than January 19, 2025, unless the date of the 2025 Annual Meeting of Shareholders has changed by more than 30 days, in which case notice must be received by the later of (i) 90 days prior to such meeting date or (ii) ten days following the announcement of such meeting date. The notice must include the information and documents specified in Article II, Section 8 of our By-Laws. In addition, our By-Laws provide that any notice to nominate an individual to the Board pursuant to the universal proxy rules contained in Rule 14a-19 must comply with all requirements of those rules and provide reasonable evidence of such compliance, upon request.
Shareholders should note that the applicable timeframes described above for director nominations will change if the number of directors to be elected to our Board at the 2025 Annual Meeting of Shareholders is increased.
OTHER PROPOSALS BY SHAREHOLDERS
To submit a proposal for inclusion in L3Harris-sponsored proxy materials pursuant to SEC Rule 14a-8, written notice must be received by our Secretary no later than November [•], 2024. The notice must include the information and documents specified in Article II, Section 8 of our By-Laws.
To submit a proposal pursuant to our By-Laws and not pursuant to SEC Rule 14a-8, written notice must be received by our Secretary no earlier than December 20, 2024, and no later than January 19, 2025. The notice must include the information and documents specified in Article II, Section 8 of our By-Laws. We will not be required to include the proposal in our proxy materials.
A copy of our By-Laws is available on the Corporate Governance section of our website at www.l3harris.com/company/environmental-social-and-governance or may be obtained by written request to our Secretary at the address above.
L3HARRIS 2024 PROXY STATEMENT   99

INFORMATION ABOUT THE
ANNUAL MEETING
All L3Harris shareholders are encouraged to attend the 2024 Annual Meeting, which will be held online to provide a consistent experience to all shareholders regardless of location. The platform for the virtual Annual Meeting will afford shareholders the same opportunities to participate that they would have at an in-person meeting.
HOW TO ATTEND THE VIRTUAL ANNUAL MEETING	Friday, April 19, 2024 Audio webcast begins at 1:00 PM Eastern Time Shareholders may log in starting at 12:45 PM Eastern Time
To be admitted to the 2024 Annual Meeting, go to www.virtualshareholdermeeting.com/LHX2024 and enter the 16-digit control number from your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card. Once admitted, shareholders may submit questions, vote their shares and view reference materials (such as our list of shareholders as of the record date).
If you experience technical difficulties during the meeting, please call the technical support number posted on the virtual meeting website. We will have technicians ready to assist you beginning 15 minutes prior to the start of the Annual Meeting, at 12:45 PM Eastern Time.
The Annual Meeting will include a shareholder question and answer session. You may submit questions during the meeting through www.virtualshareholdermeeting.com/LHX2024. If a question is relevant to the business of the Annual Meeting and a response is not provided during the shareholder question and answer session, the answer will be posted on our website at www.l3harris.com/company/environmental-social-and-governance soon after the meeting.
If you are unable to locate your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card containing your 16-digit control number or otherwise to log in as an authenticated shareholder, you may opt to participate in the Annual Meeting as a “guest.” You will be able to hear the audio webcast but will not be able to utilize the question, voting or other functionality noted above.
RECEIVING PROXY MATERIALS
What is a proxy and what is a proxy statement?
A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation also is called a proxy.
A proxy statement is a document that we are required by law to provide to you when we ask you to name a proxy to vote your shares. It contains background information on the matters that are being put to a vote. This document you are reading is a proxy statement, and we encourage you to read it carefully before voting.
How can I receive proxy materials for the 2024 Annual Meeting?
There are several different ways to receive our proxy materials.
Over the Internet
SEC rules permit us to furnish proxy materials over the Internet. As a result, our practice is to mail to most of our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials.
Your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card contains instructions for viewing our proxy materials for the 2024 Annual Meeting of Shareholders over the Internet. It also explains how you can request a paper copy of the proxy materials or elect to receive future proxy materials by e-mail.
Through the mail
If you previously requested to receive paper copies of our proxy materials, we do not send you a Notice of Internet Availability of Proxy and you will receive a paper copy of our proxy materials by mail.
By e-mail
If you previously elected to receive proxy materials by e-mail, you will receive an e-mail containing instructions and links to the website where our proxy materials are available, and to the proxy voting website.
Our proxy materials also are available on our website at www.l3harris.com/company/environmental-social-and-governance.
100   L3HARRIS 2024 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING
How can I change the way I receive proxy materials?
To elect to receive proxy materials by e-mail, follow the instructions in your Notice of Internet Availability of Proxy Materials or proxy/voting instruction card. Electing to receive future proxy materials by e-mail will help us conserve natural resources and reduce printing and mailing costs. This election will remain in effect until you terminate it.
Instructions for obtaining a paper copy of our proxy materials are also contained in the Notice of Internet Availability of Proxy Materials and the e-mail regarding the availability of our proxy materials.
What if I received more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card?
If you receive more than one Notice of Internet Availability of Proxy Materials or more than one proxy/voting instruction card, this means you own shares of L3Harris common stock in multiple accounts with your brokers(s) and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker(s) and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Shareowner Services, which may be reached by telephone at 1-888-261-6777 or over the Internet at www-us.computershare.com/Investor.
If you are a “beneficial owner” (your shares are registered or held in the name of your broker, bank or other nominee), please contact your broker, bank or other nominee to make your request. There is no charge for separate copies.
What if I share the same address with another L3Harris shareholder?
If you share an address with one or more other L3Harris shareholders, you may have received only a single Notice of Internet Availability of Proxy Materials or proxy/voting instruction card for your entire household. This practice, known as “householding,” is intended to conserve natural resources and reduce printing and mailing costs. If you are a record holder (shares are registered in your name) and you prefer to receive a separate Notice of Internet Availability of Proxy Materials or proxy/voting instruction card this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding” and receive a single copy, please contact our transfer agent Computershare Shareowner Services by telephone at 1-888-261-6777 or over the Internet at www-us.computershare.com/Investor. If you are a “beneficial owner” (your shares are registered or held in the name of your broker, bank or other nominee), please contact your broker, bank or other nominee to make your request. There is no charge for separate copies.
VOTING YOUR SHARES
Who is entitled to vote at the meeting?
Owners of L3Harris common stock as of the close of business on February 23, 2024 (the “record date”) are entitled to receive notice of and to vote at the 2024 Annual Meeting and at any adjournments or postponements thereof.
The record date for the 2024 Annual Meeting was established by our Board as required under the laws of Delaware, our state of incorporation.
On the record date, there were 190,089,502 shares of our common stock outstanding and entitled to vote at the 2024 Annual Meeting, approximately 9,638 holders of record, and approximately [•] beneficial owners holding shares in “street name.”
How many votes do I have?
You are entitled to one vote for each share of L3Harris common stock that you owned as of the close of business on February 23, 2024, and you may vote all of those shares.
What is a quorum?
A quorum is the minimum number of shares that must be represented, either in person or by proxy, for us to hold the 2024 Annual Meeting. A shareholder who attends the virtual Annual Meeting as an authenticated shareholder will be treated as attending the meeting in person. If you grant your proxy over the Internet, by telephone or by your proxy/voting instruction card, your shares will be considered present at the 2024 Annual Meeting and counted toward the quorum.
The attendance in person or by proxy of holders of a majority of the shares of common stock entitled to vote at the 2024 Annual Meeting, which is 95,044,752 shares of our common stock based on the record date of February 23, 2024, will constitute a quorum.
How do I vote my shares?
You have a choice of voting:
Before the Annual Meeting:
Over the Internet at www.proxyvote.com, following the voting instructions on that website;

By telephone; 1-800-690-6903	By mail; or
During the virtual Annual Meeting:
Over the Internet at www.virtualshareholdermeeting.com/LHX2024, following the voting instructions on that website.
Even if you plan to attend the virtual Annual Meeting over the Internet, we encourage you to vote your shares before the Annual Meeting over the Internet, by telephone or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you own your shares and the method you use to vote your shares, it is important to follow the instructions for your particular situation.

L3HARRIS 2024 PROXY STATEMENT   101

INFORMATION ABOUT THE ANNUAL MEETING
If you vote your shares before the Annual Meeting over the Internet or by telephone, you should not return a proxy/voting instruction card.
What is the difference between a “record holder” and a “beneficial owner” holding shares in “street name”?
You are a “record holder” if your shares are registered in your name, in which case you either hold a stock certificate or have an account directly with our transfer agent, Computershare Shareowner Services. Your shares are held in “street name” if your shares are registered or held in the name of your broker, bank or other nominee, in which case you are considered the “beneficial owner” of such shares.
How do I vote my shares if I am a “record holder” (shares registered in my name)?
Over the Internet (before the Annual Meeting)
Voting over the Internet before the Annual Meeting is easy, fast and available 24 hours a day. You may submit your proxy/voting instruction over the Internet by following the instructions sent to you in the mailed Notice of Internet Availability of Proxy Materials, the mailed proxy/voting instruction card or the email notifying you that the proxy materials were available (as applicable). You will be able to confirm that the Internet voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.
By telephone (before the Annual Meeting)
Voting by telephone also is easy, fast and available 24 hours a day. If you live in the United States or Canada, you may vote by calling 1-800-690-6903 (toll-free). You will need the control number sent to you in the mailed Notice of Internet Availability of Proxy Materials, the mailed proxy/voting instruction card or the email notifying you that the proxy materials were available (as applicable). You will be able to confirm that the telephone voting system has properly recorded your vote, which will be counted immediately, and there is no need to return a proxy/voting instruction card.
By mail (before the Annual Meeting)
If you received a proxy/voting instruction card by mail, you can vote by completing, signing, dating and promptly mailing your proxy/voting instruction card in the accompanying postage-paid return envelope.
At the virtual Annual Meeting
If you attend the virtual Annual Meeting, you can vote over the Internet by following the voting instructions on the virtual meeting website.
How do I vote my shares if I am a “beneficial owner” (shares held in “street name”)?
Over the Internet, by telephone or by mail (before the Annual Meeting)
If your shares are registered or held in the name of your broker, bank or other nominee (“street name”), you have the right to direct your broker, bank or other nominee how to vote your shares using the method(s) they have specified. If your broker, bank or other nominee participates in an Internet or telephone voting program, then you may be able to use that method, in addition to voting by mail. These programs provide eligible “street name” shareholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for shareholders whose brokerage firms, banks or other nominees are participating in these programs.
At the virtual Annual Meeting
If your shares are registered or held in the name of your broker, bank or other nominee and you plan to attend the virtual Annual Meeting to vote, you should contact your broker, bank or other nominee to obtain a “broker’s proxy” and voting instructions.
Can I revoke my proxy or change my vote?
If your shares are registered in your name (“record holder”), you may revoke your proxy or change your vote at any time before your shares are voted at the Annual Meeting. There are several ways to do this:
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Send a written notice of revocation to our Secretary at L3Harris Technologies, Inc., Attention: Secretary, 1025 West NASA Boulevard, Melbourne, Florida 32919;

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Sign and deliver a proxy/voting instruction card that bears a later date;

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Cast a new vote over the Internet or by telephone as described above; or

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Attend the virtual Annual Meeting and follow the voting instructions on the virtual meeting website.

If your shares are held in “street name,” you may revoke your proxy or change your vote by submitting new voting instructions to your broker, bank or other nominee.
How do I vote my shares held in the L3Harris Stock Fund through the L3Harris Retirement Savings Plan or the Aviation Communications & Surveillance Systems 401(k) Plan?
If you are a participant in one of the above plans, you may provide voting instructions for the shares of L3Harris common stock credited to your account in the L3Harris Stock Fund to the trustee of the applicable plan over the Internet, by telephone or by mail as described above. If you do not timely provide voting instructions for those shares, then as directed by the terms of those plans, those shares will be voted by the trustee in the same proportion as the shares for which other participants in the applicable plan have timely provided voting instructions, except as otherwise required by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
How do I vote my shares held in the Company’s Dividend Reinvestment Plan?
If you are a participant in the Company’s Dividend Reinvestment Plan (“DRIP”) administered by Computershare Trust Company, N.A., your voting instruction covers the shares of L3Harris common stock held in your DRIP account. Computershare Trust Company, N.A., as the DRIP administrator, is the shareholder of record of L3Harris

102   L3HARRIS 2024 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING
common stock owned through the DRIP and will not vote those shares unless you provide it with voting instructions, which you may do over the Internet, by telephone or by mail as described above.
What happens if I return an unmarked proxy/voting instruction card?
If you properly execute and return a proxy/voting instruction card with no votes marked, your shares will be voted as recommended by our Board. Our Board has unanimously recommended that shareholders vote:
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FOR election of all 14 of the nominees for director named in this proxy statement for a one-year term expiring at the 2025 Annual Meeting of Shareholders ( Proposal 1);

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FOR approval, in an advisory vote, of the compensation of our named executive officers as disclosed in this proxy statement (Proposal 2);

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FOR approval of the L3Harris Technologies, Inc. 2024 Equity Incentive Plan (Proposal 3);

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FOR ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year 2024 (Proposal 4);

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FOR Amending our Restated Certificate of Incorporation to limit liability of officers as permitted by law (Proposal 5); and

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AGAINST a shareholder proposal titled “Transparency in Lobbying” (Proposal 6).

Could other matters be decided at the meeting?
At the date of this proxy statement, our Board did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement, and did not intend to bring before the Annual Meeting any matter other than the proposals described in this proxy statement. The deadline under our By-Laws for any shareholder proposal not discussed in this proxy statement to be properly presented at the Annual Meeting has passed. If any other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, your shares will be voted at the discretion of the proxy holders.
How will my shares be voted if I do not provide instructions to my broker?
It is possible for a proxy to indicate that some of the shares represented are not being voted with respect to certain proposals. This occurs, for example, when a broker, bank or other nominee does not have discretion under NYSE rules to vote on a matter without instructions from the beneficial owner of the shares and has not received such instructions. In these cases, the unvoted shares will not be considered present and entitled to vote with respect to that matter, although they may be considered present and entitled to vote for other purposes and will be counted in determining the presence of a quorum.
Under NYSE rules, only Proposal 4 (to ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year 2024) is “routine” and, as such, your broker, bank or other nominee will not have the discretion to vote your shares on any proposal in this proxy statement other than Proposal 4.

What is the required vote for each proposal?
Proposals	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
Proposal 1: Elect our Board’s 14 nominees for director for a one-year term expiring at the 2025 Annual Meeting of Shareholders	A nominee must receive more FOR votes than AGAINST votes	None	None
Proposal 2: Approve, in an advisory vote, the compensation of our named executive officers as disclosed in this proxy statement	A majority of the shares present or represented at the Annual Meeting and entitled to vote on this proposal must vote FOR this proposal	Counted as a vote AGAINST	None
Proposal 3: Approve the L3Harris Technologies, Inc. 2024 Equity Incentive Plan	A majority of the shares present or represented at the Annual Meeting and entitled to vote on this proposal must vote FOR this proposal	Counted as a vote AGAINST	None
Proposal 4: Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024	A majority of the shares present or represented at the Annual Meeting and entitled to vote on this proposal must vote FOR this proposal	Counted as a vote AGAINST	None
Proposal 5: Amend our Restated Certificate of Incorporation to limit liability of officers as permitted by law	A majority of the outstanding shares entitled to vote on this proposal must vote FOR this proposal	Counted as a vote AGAINST	Counted as a vote AGAINST
Proposal 6: Vote on shareholder proposal titled “Transparency in Lobbying”.	A majority of the shares present or represented at the Annual Meeting and entitled to vote on this proposal must vote FOR this proposal	Counted as a vote AGAINST	None
L3HARRIS 2024 PROXY STATEMENT   103

INFORMATION ABOUT THE ANNUAL MEETING
Who pays for the solicitation of proxies?
We actively solicit proxy participation by Internet, by telephone, by e-mail, by letter or in person. We will bear the cost of soliciting proxies, including the cost of preparation, assembly, printing and mailing of proxy and solicitation materials. In addition, we request and encourage brokers and other custodians, nominees and fiduciaries to make available, forward or supply proxy and solicitation materials to our shareholders, and, upon request, we will reimburse them for their expenses in accordance with the fee schedule approved by the NYSE, as applicable. Our officers, directors and employees may, by telephone, e-mail or letter or in person, make additional requests for the return of proxies, although we do not reimburse our own officers, directors or employees for soliciting proxies. We also have engaged Georgeson LLC to assist in the solicitation of proxies for a fee of  $16,000 plus reimbursement of out-of-pocket expenses.
Who will tabulate and oversee the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate and oversee the vote.
Where can I find the voting results of the Annual Meeting?
We will announce the preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K, which we intend to file with the SEC and make available through the Investors section of our website at www.l3harris.com/investors within four business days of the Annual Meeting (or, if final results are not available at that time, within four business days of the date on which final results become available).

Annual Report on Form 10-K

Our Annual Report on Form 10-K for our fiscal year ended December 29, 2023 has been filed with the SEC and is available on the Investors section of our website at www.l3harris.com/investors. Upon request, we will furnish to shareholders without charge a copy of the Annual Report on Form 10-K. Shareholders may obtain a copy by calling (321) 727-9100 or writing to our Secretary at:

L3Harris Technologies, Inc. 1025 West NASA Boulevard Melbourne, Florida 32919
Shareholder List

A list of our shareholders of record as of the record date of February 23, 2024 will be available for examination by shareholders for any purpose germane to the 2024 Annual Meeting of Shareholders, during normal business hours at 1025 West NASA Boulevard, Melbourne, Florida 32919, for a period of ten days ending on the day before the Annual Meeting, and by authenticated shareholders on the virtual meeting website during the Annual Meeting.

By Order of the Board of Directors
Scott T. Mikuen Senior Vice President, General Counsel and Secretary Melbourne, Florida March [•], 2024
104   L3HARRIS 2024 PROXY STATEMENT

APPENDIX A:
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
To supplement our net income, net cash provided by operating activities and income from continuing operations per diluted common share financial measures presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide the non-GAAP financial measures shown in the reconciliation table below, which have been adjusted to include, exclude or deduct certain costs, charges, expenses, losses or other amounts, because we believe that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. We also believe that these non-GAAP financial measures enhance the ability of investors to analyze our business trends and to understand our performance. In addition, we may utilize non-GAAP financial measures as guides in our forecasting, budgeting and long-term planning processes, and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:
ADJUSTED EBIT
Dollars in Millions	2021	2022	2023
Operating income	$2,109	$1,127	$1,426
Non-operating income	439	425	338
Significant and/or non-recurring items included in operating income above
Amortization of acquisition-related intangibles	627	605	779
Additional cost of sales related to the fair value step-up in inventory sold	—	—	30
Merger, acquisition, and divestiture-related expenses	200	162	174
Asset group and business divestiture-related losses (gains), net	(220)	(8)	51
Impairment of goodwill and other assets	207	802	374
LHX NeXtimplementation costs	—	—	115
Gain on sale of property, plant and equipment		—	(27)
Impairment of equity method investment	35	—	—
Non-operating income adjustments	—	8	—
Other(a)	—	60	—
Total significant and/or non-recurring items included in operating income above	849	1,629	1,496
Adjusted EBIT	$3,397	$3,181	$3,260

(a)
Other includes charges for severance and other termination costs of  $29 million and charges related to an additional pre-merger legal contingency of $31 million during the fiscal year ended December 30, 2022.

L3HARRIS 2024 PROXY STATEMENT   A-1

APPENDIX A: RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
NON-GAAP EPS
AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS	2021	2022	2023
Diluted weighted average common shares outstanding	203.20	193.50	190.60
EPS	$9.09	$5.49	$6.44
Total adjustments(a)	849	1,629	1,629
Total pre-tax adjustments per share(a)	4.18	8.42	7.85
Noncontrolling interests portion of adjustments per share	(0.02)	(0.02)	(0.19)
Income taxes on above adjustments per share	(0.30)	(0.99)	(1.74)
Total adjustments after-tax	3.86	7.41	6.11
Non-GAAP EPS(a)	$12.95	$12.90	$12.36
ADJUSTED FREE CASH FLOW
DOLLARS IN MILLIONS	2022	2023
Net cash provided by operating activities	$2,158	$2,096
Adjustments:
Additions of property, plant and equipment, net	(252)	(449)
Proceeds from sale of property, plant and equipment, net	14	56
Cash used for merger, acquisition, and divestiture-related expenses	109	306
Net cash paid for income taxes associated with business divestitures	—	—
Total adjustments	(129)	(87)
Adjusted free cash flow	$2,029	$2,009
RETURN ON INVESTED CAPITAL
DOLLARS IN MILLIONS	2021	2022	2023	3-yr avg
Adjusted EBIT	$3,397	$3,181	$3,260	$3,279
Less: Income taxes	544	442	424	470
Net operating profit (X)	$2,853	$2,739	$2,836	$2,810
Divided by:
Short-term debt	$2	$2	$844	$283
Current portion of long-term debt, net	11	818	543	457
Long-term debt, net	7,048	6,225	8,922	7,398
Total debt	7,061	7,045	10,310	8,139
Total shareholders’ equity(b)	6,482	6,693	6,656	6,610
Noncontrolling interests	4	1	(6)	(3)
Less: Cash	941	880	570	797
Invested capital (Y)(c)	$12,606	$12,859	$16,390	$13,949
ROIC (X)/(Y)	22.6%	21.3%	17.3%	20.4%

(a)
For Fiscal 2021, reclassified for comparability with Fiscal 2022 and 2023.

(b)
Excludes goodwill acquired in connection with the Merger, adjusted for divestitures, impairments, currency translation and other fair value adjustments.

(c)
For Fiscal 2023, invested capital calculated based on a 5-point average. Fiscal 2021 and Fiscal 2022 invested capital remain as calculated for prior reported performance period results.

A-2   L3HARRIS 2024 PROXY STATEMENT

APPENDIX B:
L3HARRIS TECHNOLOGIES, INC.
2024 EQUITY INCENTIVE PLAN
1. Purpose of the Plan. The purpose of the L3Harris Technologies, Inc. 2024 Equity Incentive Plan is to promote the long-term growth and performance of the Company and thereby increase shareholder value by enabling grants of long-term incentive awards to officers, employees and directors. The Plan is intended to: (i) further align the interests of officers, employees and directors with those of the shareholders by providing incentive compensation opportunities which may be tied to the performance of the Common Stock and by encouraging Common Stock ownership by officers, employees, and directors; and (ii) assist in attracting, retaining and motivating selected individuals.
2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:
“Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company, as determined by the Board Committee.
“Award” means a Cash-Based Unit, Deferred Unit, Option, Performance Share, Performance Unit, Restricted Share, Restricted Unit, Stock Appreciation Right, or other Share-Based Award granted under the Plan.
“Award Agreement” means any written or electronic agreement or other certificate, instrument, notice or document setting forth the terms and conditions of an Award granted to a Participant and includes any Cash-Based Unit Award Agreement, Deferred Unit Award Agreement, Option Agreement, Performance Share Award Agreement, Performance Unit Award Agreement, Restricted Share Award Agreement, Restricted Unit Award Agreement, and Stock Appreciation Right Agreement. The Board Committee may, but need not, require an Award Agreement to be signed or acknowledged by a Participant as a precondition to receiving or retaining an Award.
“Board” means the Board of Directors of the Company.
“Board Committee” means a committee of the Board designated by the Board to administer the Plan which shall be comprised solely of three or more Independent Directors, and which initially shall be the Compensation Committee of the Board.
“Cash-Based Unit” means an award denominated in units, granted pursuant to Section 5.1, where each unit is equal in value to $1.00 or such other value as is determined by the Board Committee.
“Cash-Based Unit Award Agreement” shall have the meaning set forth in Section 5.1.
“Cause” means, unless otherwise defined in an Award Agreement with respect to any Participant, either: (i) if such Participant is a party to an employment agreement with the Company or any Subsidiary or Affiliate (other than an executive change in control severance agreement) and such agreement defines “cause,” the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define “cause”: (A) a substantial and continuing failure or refusal by such Participant to perform the material duties of his or her position, or to perform specific directives from such Participant’s supervisor that are consistent with such Participant’s position (other than a failure resulting from such Participant’s disability); (B) any conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any Subsidiary or Affiliate; (C) deliberate, willful or gross negligence or misconduct with respect to the Company or any Subsidiary or Affiliate; (D) any act of fraud, dishonesty, embezzlement, theft or unethical business conduct by such Participant in connection with his or her duties or such Participant’s admission or conviction of, or plea of nolo contendere with respect to, a felony or any crime involving moral turpitude, fraud, dishonesty, embezzlement, theft or misrepresentation; or (E) willful violation by such Participant of a material policy that is generally applicable to all or similarly situated employees of the Company, a Subsidiary or an Affiliate, including the Company’s Code of Conduct. Determination of whether Cause exists shall be made by the Board Committee in the case of Employees that are also Executive Officers or by the Company’s management in its sole discretion in the case of Employees that are not Executive Officers.
“Change in Control” shall have the meaning set forth in Section 11.1.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the common stock of the Company, $1.00 par value per share, or such other class of shares or securities as to which the Plan may be applicable pursuant to Section 3.2.
L3HARRIS 2024 PROXY STATEMENT   B-1

APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
“Company” means L3Harris Technologies, Inc., a Delaware corporation, or any successor thereto.
“Deferred Unit” means an award denominated in units, granted pursuant to Section 10.1, where each unit is equal in value to one Share.
“Deferred Units Account” means a bookkeeping account in the name of a Non-Employee Director established pursuant to Section 10.1 to which Deferred Units are credited.
“Deferred Unit Award Agreement” shall have the meaning set forth in Section 10.1.
“Director” means a member of the Board.
“Dividend Equivalents” means, on any record date, the amount of cash or other distributions (but excluding any distributions of Common Stock or any extraordinary cash dividend that results in an adjustment pursuant to Section 3.2(b)) equal in value to the dividends or distribution payable on Shares as declared by the Board with respect to such dividend or distribution payment date.
“Employee” means any individual who is treated as an employee of the Company, any Subsidiary or any Affiliate in the personnel records of the Company or its Subsidiaries or Affiliates for the relevant period (including any officers or Executive Officers), but shall exclude individuals who are classified by the Company, any Subsidiary or any Affiliate as (i) leased or otherwise employed by a third party; (ii) independent contractors; or (iii) intermittent or temporary, in each case even if any such classification is changed retroactively as a result of an audit, litigation, or otherwise. Notwithstanding the foregoing, for purposes of Awards made pursuant to Section 12(b), the term “Employee” shall also include any person who provides services to the Company, any Subsidiary or any Affiliate that are equivalent to those typically provided by an employee.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Executive Officer” means any Participant the Board has designated as an executive officer of the Company for purposes of reporting under Section 16 of the Exchange Act.
“Fair Market Value” means, as of any particular date, the fair market value of a Share on such date as determined by the Board Committee, which for purposes of determining the Option Price of an Option or the base price of a Stock Appreciation Right shall be determined in accordance with Section 409A. Unless otherwise determined by the Board Committee, the fair market value of a Share shall be the closing price per Share as reported on the New York Stock Exchange consolidated transaction reporting system on the applicable date or, if no such closing price is available on such date, on the preceding day upon which such closing price is available.
“Full-Value Awards” means Awards that result in the Company transferring the full value of any underlying Share granted pursuant to an Award. Full-Value Awards will include all Cash-Based Units, Deferred Units, Performance Shares, Performance Units, Restricted Shares, Restricted Units, and all other Share-Based Awards, but will not include Options or SARs.
“Grant Date” means the date on which the grant of an Award is made by the Board Committee, or such later date as the Board Committee may specify to be the effective date of an Award.
“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
“Independent Director” means a Director who is not an Employee and who is intended to qualify as (i) a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act and (ii) an “independent director” under the rules and listing standards adopted by the New York Stock Exchange or any other exchange upon which the Common Stock is listed for trading.
“Non-Employee Director” means a Director who is not an Employee.
“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.
“Option” means an option to purchase Shares granted pursuant to Section 7.1. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options.
“Option Agreement” shall have the meaning set forth in Section 7.1.
“Option Price” means the purchase price of each Share underlying an Option.
“Participant” means any Employee or Non-Employee Director holding an outstanding Award.
“Performance Objectives” means the performance objectives established pursuant to the Plan for Participants who have received Awards that are subject to the achievement of performance objectives. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, Affiliate, segment, sector, division, business unit, department, geography or function with the Company in which the Participant is employed or any combination of the foregoing. Performance Objectives may be measured on an absolute or relative basis (for example, relative to a group of peer companies or a financial market index). Performance Objectives may be based on one or more, or a combination, of any performance criteria, including without limitation, any of the following: return on equity; earnings per diluted share; earnings per share growth; total earnings; earnings growth; return on capital; return on invested capital;
B-2   L3HARRIS 2024 PROXY STATEMENT

APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
return on assets; return on sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; revenue; revenue growth; expenses; gross margin; return on investment; increase in the fair market value of shares; share price (including, but not limited to, growth measures and total shareholder return); operating profit; net earnings; profit margin; new product introductions; business efficiency measures; sustainability, including energy or materials utilization; cash flow (including, but not limited to, operating cash flow and free cash flow); inventory turns; financial return ratios; market share; earnings measures/ratios; economic value added; working capital metrics or other balance sheet measurements (such as receivable turnover); internal rate of return; customer satisfaction surveys; synergies and run-rate synergies; operating ratios; borrowing levels, leverage ratios or credit ratings; acquisitions or divestitures; recapitalizations; overhead or expense containment or reduction; productivity; or any other types or categories of Performance Objective as the Board Committee shall determine, including categories involving individual performance and subjective targets. Performance Objectives may be applied on a pre- or post-tax basis. The Board Committee shall strive to establish in writing the Performance Objectives and any related formula or matrix not later than ninety (90) calendar days after the beginning of the Performance Period and may adjust any Performance Objectives in accordance with Section 13.6.
“Performance Period” means the period of time established by the Board Committee for achievement of Performance Objectives under Section 5.1, in each case subject to Section 3.3.
“Performance Share” means an award granted pursuant to Section 5.1 of actual Shares issued to a Participant as of the applicable Grant Date that is evidenced by book-entry registration, a certificate in the name of the Participant or credited to an account for the benefit of the Participant maintained by the Company’s stock plan administrator or a brokerage firm performing such function.
“Performance Share Award Agreement” shall have the meaning set forth in Section 5.1.
“Performance Unit” means an award, denominated in units, granted pursuant to Section 5.1, where each unit is equal in value to one Share.
“Performance Unit Award Agreement” shall have the meaning set forth in Section 5.1.
“Permitted Transferees” shall have the meaning set forth in Section 13.5.
“Plan” means this L3Harris Technologies, Inc. 2024 Equity Incentive Plan, as amended from time to time.
“Plan Effective Date” shall have the meaning set forth in Section 13.17(a).
“Predecessor Plans” means the Harris Corporation 2005 Equity Incentive Plan (as amended and restated effective August 27, 2010) and the L3Harris Technologies, Inc. 2015 Equity Incentive Plan (as amended and restated effective August 28, 2020), as in effect on the Plan Effective Date.
“Restricted Share” means an award granted pursuant to Section 6.1 of actual Shares issued to a Participant as of the applicable Grant Date that is evidenced by book-entry registration, a certificate in the name of the Participant or credited to an account for the benefit of the Participant maintained by the Company’s stock plan administrator or a brokerage firm performing such function.
“Restricted Share Award Agreement” shall have the meaning set forth in Section 6.1.
“Restricted Unit” means an award, denominated in units, granted pursuant to Section 6.1, where each unit is equal in value to one Share.
“Restricted Unit Award Agreement” shall have the meaning set forth in Section 6.1.
“Restriction Period” means the period of time specified in an Award Agreement during which certain restrictions as to vesting and as to the sale, transfer, assignment, pledge, encumbrance or other disposition of Restricted Shares or Restricted Units awarded under the Plan remain in effect under Section 6.1, in each case subject to Section 3.3.
“Section 409A” means Section 409A of the Code and the regulations promulgated thereunder, as amended.
“Share-Based Award” means any award granted under Section 9.
“Share Change” shall have the meaning set forth in Section 3.2.
“Shares” means shares of Common Stock, subject to adjustments made under Section 3.2 or by operation of law.
“Stock Appreciation Right” or “SAR” means the right to receive a cash payment and/or Shares from the Company equal in value to the excess of the Fair Market Value of a stated number of Shares at the exercise date over a fixed price for such number of Shares as of the Grant Date, which right is granted pursuant to Section 8.1.
“Stock Appreciation Right Agreement” shall have the meaning set forth in Section 8.1.
“Subsidiary” means any entity of which the Company owns or controls, either directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power; provided that in the case of an Incentive Stock Option, “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
L3HARRIS 2024 PROXY STATEMENT   B-3

APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
“Substitute Awards” means Awards granted in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines. Any such assumption, substitution or exchange shall occur in compliance with the requirements of Section 409A (to the extent applicable thereto), including without limitation, with respect to Options and SARs, the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).
3. Shares Subject to Plan.
3.1 Shares Available for Awards.
(a) Maximum Share Limitations. Subject to adjustment as provided in Section 3.2, the maximum aggregate number of Shares that may be issued or delivered under the Plan shall not exceed the sum of  (i) Ten Million Three Hundred Thousand (10,300,000) Shares and (ii) the number of Shares available for grant under the Predecessor Plans as of the Plan Effective Date. Any Shares underlying Full-Value Awards that are issued or delivered under the Plan shall be counted against the Share limit set forth in the prior sentence as 3.77 Shares for every one Share subject to such Full-Value Award. To the extent that a Share that was subject to an Award that counted as 3.77 Shares against the Plan reserve pursuant to the preceding sentence becomes again available for grant under the Plan as set forth in Section 3.1(b), the Plan reserve shall be credited with 3.77 Shares. Subject to adjustment pursuant to Section 3.2, no more than Ten Million Three Hundred Thousand (10,300,000) Shares shall be available for issuance pursuant to Incentive Stock Options under the Plan. Shares to be issued or delivered pursuant to the Plan may be authorized and unissued Shares, treasury Shares, or any combination thereof.
(b) Forfeitures, Terminations and Cash-Outs. In addition to the Shares authorized in Section 3.1(a), to the extent any Shares under the Predecessor Plans are forfeited, or any award under a Predecessor Plan otherwise terminates without the issuance of some or all of the Shares underlying the award to a participant or if any option or stock appreciation right under such Predecessor Plan terminates without having been exercised in full, the Shares underlying such award, to the extent of any such forfeiture or termination, shall be available for future grant under the Plan and credited toward the Plan limit. Further, for the avoidance of doubt, to the extent any Cash-Based Units, Deferred Units, Performance Shares, Performance Units, Restricted Shares, Restricted Units or Share-Based Awards subject to an Award hereunder are forfeited, or any such Award otherwise terminates without the issuance or delivery of some or all of the Shares underlying the Award to a Participant, or if any Option or SAR terminates without having been exercised in full, the Shares underlying such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If the benefit provided by any Award granted under the Plan is (or can only be) paid in cash, any Shares that were (or are) covered by that Award shall again be available for grant under the Plan.
(c) Limitations on Reissuance of Shares. Shares that are tendered, whether by physical delivery or by attestation, to the Company by a Participant, or withheld by the Company, in each case as full or partial payment of the exercise or purchase price of any Award or in payment of any applicable withholding for Federal, state, city, local, or foreign taxes incurred in connection with the exercise or earning of any Award under the Plan or under a Predecessor Plan will not become available for future grants under the Plan. With respect to Stock Appreciation Rights, when a Stock Appreciation Right is exercised and settled in Shares, all the Shares subject to such Stock Appreciation Right shall be counted against the Shares available for issuance under the Plan as one Share for every one Share subject thereto, regardless of the number of Shares used to settle the SAR upon exercise. In addition, Shares repurchased by the Company on the open market with the proceeds from exercises of Options shall not increase the number of Shares that may be issued or delivered under the Plan.
(d) Substitute Awards. Shares or Awards issued by the Company through the assumption or substitution of outstanding grants from a corporation or entity acquired by or combined with the Company shall not reduce the Shares available for Awards under the Plan.
3.2 Adjustments.
(a) Adjustment to Common Stock. In the event of a stock dividend, stock split, reverse stock split, share combination or similar events, altering the value of a Share, or the number of Shares outstanding (each, a “Share Change”), the maximum aggregate number of Shares that may be issued and delivered under the Plan, the maximum Award limitations set forth in the Plan, the number of Shares subject to outstanding Awards and the Option Price, base price, Performance Objectives and other relevant provisions of the Plan and outstanding Awards shall be proportionately and automatically adjusted as necessary to reflect the Share Change and to preserve the value of the Awards. Such adjustment shall be made by the Board Committee or the Board, whose determination in that respect shall be final, binding and conclusive. Any adjustment pursuant to this Section 3.2(a) shall be made in compliance with the requirements of ASC 718 and Section 409A (to the extent applicable thereto), including without limitation, with respect to Options and SARs, the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).
(b) Reorganizations, Mergers, Etc. Subject to Section 12, the maximum aggregate number of Shares that may be issued and delivered under the Plan, the maximum Award limitations set forth in the Plan, the number of Shares subject to outstanding Awards and the Option Price, base price, Performance Objectives and other relevant provisions of the Plan and outstanding Awards shall be adjusted by the Board Committee or the Board, in its discretion, to reflect a change in the capitalization of the Company, including but not limited to, a recapitalization, repurchase, rights offering, reorganization, merger, consolidation, combination, exchange of shares, split-off, spin-off, spin-out, extraordinary cash dividend, or other distribution of assets to shareholders or other similar corporate transaction or event. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation or reorganization, liquidation, or dissolution, any Award shall pertain to the securities or other property which a holder of the number of Shares subject to the Award would have been entitled to receive in connection with such event. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in
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APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
substitution for any or all outstanding Awards under the Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustment or substitution pursuant to this Section 3.2(b) shall be made in compliance with the requirements of Section 409A (to the extent applicable thereto), including without limitation, with respect to Options and SARs, the requirements of Treasury Regulation §1.409A-1(b)(5)(v)(D).
3.3 Minimum Vesting Conditions. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest or be paid out no earlier than the first anniversary of the date on which the award is granted, and the Performance Period for Awards of Performance Shares, Performance Units and Cash-Based Units shall be not less than one-year; provided that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting and (iv) any additional awards the Board or Board Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3.1(a) (subject to adjustment under Section 3.2); and, provided further, that the foregoing restrictions do not apply to the Board’s or Board Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability, termination of employment or upon a Change in Control pursuant to Section 11.2, in the terms of the Award Agreement or otherwise.
4. Administration of Plan; Eligibility.
4.1 Administration by the Board and Board Committee.
(a) Powers of Board Committee; Discretion. The Plan shall be administered by the Board Committee. Subject to the terms of the Plan, the Board Committee shall have such powers and authority as may be necessary or appropriate for the Board Committee to carry out its functions as described in the Plan. The Board Committee shall have the authority in its discretion to determine: (i) which individuals shall receive Awards, (ii) the types of Awards to be made under the Plan, (iii) the number of Shares underlying Awards or amount of cash, in the case of Cash-Based Units, (iv) the other terms and conditions of such Awards, including the Option Price, exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, and the Performance Objectives, targets and weightings applicable to an Award, and (v) whether the Performance Objectives have been achieved. Determinations by the Board Committee under the Plan, including, without limitation, determinations of the Participants, the form, amount, and timing of Awards, and the terms and provisions of Awards and the Award Agreements evidencing Awards, need not be uniform and may be made selectively among Participants and individuals who receive or are eligible to receive Awards. The Board Committee shall have the full power, discretion and authority, consistent with the terms of the Plan, to interpret the Plan and the Award Agreements, to establish, amend, suspend and rescind any rules and regulations relating to the Plan, to prescribe the form of any Award Agreement or instrument executed in connection herewith, and to make all other determinations that it deems necessary or advisable for the administration of the Plan. The Board Committee may impose conditions with respect to an Award, such as limiting solicitation of employees or former employees or limiting competitive employment or other activities. The Board Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect. All such interpretations, rules, regulations, determinations and corrections shall be final, conclusive and binding on all persons (including the Company and Participants) and for all purposes. Notwithstanding anything in the Plan to the contrary, the Board Committee designated by the Board to administer the Plan may be different for purposes of administering Awards made to Employees and Awards made to Non-Employee Directors.
(b) Board Authority. If the Board Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Board Committee, subject to applicable law or the listing requirements of the New York Stock Exchange or any other exchange upon which the Common Stock is listed for trading.
(c) Delegation. The Board Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Board Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Board Committee shall determine. The Board Committee may also, either concurrently or otherwise, delegate all or any portion of such authority to a committee of the Board consisting of or including any one or more Directors who also serve as officers of the Company. In no event shall any such delegation of authority be permitted (i) with respect to Awards to any Director or Executive Officer (or any other Participant subject to reporting under Section 16 of the Exchange Act) or (ii) to any person with respect to any Award granted to the person to whom such authority is delegated (other than in the case of one or more Non-Employee Directors being delegated authority with respect to Awards with the same terms and conditions granted to all Non-Employee Directors). The Board Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Board Committee’s authority is delegated to officers or employees in accordance with the foregoing, all references in the Plan relating to the Board Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Board Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Board Committee and shall be deemed for all purposes of the Plan to have been taken by the Board Committee.
L3HARRIS 2024 PROXY STATEMENT   B-5

APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
(d) Limitation on Liability. No member of the Board or Board Committee nor any officer or employee delegated authority by the Board Committee pursuant to Section 4.1(c), shall be liable for any action or determination made in good faith by the Board, the Board Committee or such officer or employee with respect to the Plan or any Award.
4.2 Eligibility. All Employees and Non-Employee Directors are eligible to be designated by the Board Committee to receive Awards and become Participants under the Plan, including, if and to the extent the Board Committee, in its sole discretion, shall determine, during any periods during which a Participant is on a leave of absence; provided, however, that only Non-Employee Directors are eligible to receive Deferred Units under Section 10 and, if Section 10 is effective, all Non-Employee Directors are eligible to receive such Deferred Units without regard to whether the Board Committee has designated a Non-Employee Director as eligible to receive Deferred Units; and provided further, that an employee of an Affiliate shall be designated by the Board Committee as a recipient of an Option or SAR only if Common Stock qualifies, with respect to such recipient, as “service recipient stock” within the meaning set forth in Section 409A. Except as provided otherwise in an Award Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary or an Affiliate and references to employment shall include service as a Non-Employee Director. In selecting Employees and Non-Employee Directors to be Participants and in determining the type, amount and terms and conditions of Awards to be granted under the Plan, the Board Committee shall consider any and all factors that it deems relevant or appropriate.
5. Awards of Performance Shares, Performance Units and Cash-Based Units.
5.1 Awards. Awards of Performance Shares, Performance Units and Cash-Based Units may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. Except as provided in Section 11 or as otherwise provided or determined by the Board Committee, the release of Performance Shares or the payment or settlement of Performance Units or Cash-Based Units, as applicable, to the Participant granted the applicable Awards shall be contingent on (i) the degree of attainment of the applicable Performance Objectives during the Performance Period as shall be determined by the Board Committee, (ii) the expiration of the Performance Period, and (iii) such other terms and conditions as set forth in the applicable Award Agreement. Each Award under this Section 5.1 of Performance Shares shall be evidenced by an Award Agreement (“Performance Share Award Agreement”), each Award under this Section 5.1 of Performance Units shall be evidenced by an Award Agreement (“Performance Unit Award Agreement”), and each Award under this Section 5.1 of Cash-Based Units shall be evidenced by an Award Agreement (“Cash-Based Unit Award Agreement”), which shall specify or confirm the applicable Performance Objectives, the Performance Period, forfeiture conditions and such other terms and conditions as the Board Committee shall determine. The Board Committee may determine performance levels pursuant to which the number of Performance Shares, Performance Units, or Cash-Based Units earned may be less than, equal to, or greater than, the target number of Performance Shares, Performance Units, or Cash-Based Units awarded based on the Performance Objectives stated in the Award.
5.2 Payouts.
(a) Performance Shares. An Award of Performance Shares that has been earned shall immediately become nonforfeitable and the Shares underlying such Award of Performance Shares shall be released by the Company to the Participant without restrictions on transfer. The Shares released by the Company hereunder may, at the Company’s option, be either (i) evidenced by a certificate registered in the name of the Participant or his or her designee; (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee; (iii) or credited to an account for the benefit of the Participant maintained by the Company’s stock plan administrator or a brokerage firm performing such function.
(b) Performance Units and Cash-Based Units. An Award of Performance Units or Cash-Based Units shall become payable to a Participant at the time or times determined by the Board Committee and set forth in the Performance Unit Award Agreement or the Cash-Based Unit Award Agreement, as the case may be. Payouts in respect of an Award of Performance Units or Cash-Based Units may be made, at the discretion of the Board Committee, in Shares or in cash, or in a combination thereof. Any cash payout in respect of an Award of Performance Units shall be made based on the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Board Committee. Any payout in Shares in respect of an Award of Cash-Based Units shall be made based on the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Board Committee.
5.3 Rights as Shareholders.
(a) Performance Shares — Voting. Subject to the provisions of the applicable Performance Share Award Agreement and unless otherwise provided or determined by the Board Committee, during the Performance Period, Participants may exercise full voting rights with respect to Shares underlying Awards of Performance Shares granted under Section 5.1 hereof.
(b) Performance Units and Cash-Based Units. Subject to the provisions of the applicable Performance Unit Award Agreement or Cash-Based Unit Award Agreement and unless otherwise provided or determined by the Board Committee, Participants shall not have any rights as a shareholder with respect to Shares underlying Awards of Performance Units or Cash-Based Units until such time, if any, as any underlying Shares are actually issued to the Participant, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee; (iii) or credited to an account for the benefit of the Participant maintained by the Company’s stock plan administrator or a brokerage firm performing such function.
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APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
(c) Dividends and Dividend Equivalents. No dividends or Dividend Equivalents shall be paid on outstanding unvested or unearned Performance Shares or Performance Units. However, the Board Committee may specify that Performance Shares or Performance Units will accrue dividends or Dividend Equivalents in an amount equal to the cash dividends or other distributions, if any, which are paid with respect to issued and outstanding Shares during the Performance Period. If dividends or Dividend Equivalents are to accrue in respect of Performance Shares or Performance Units, the dividends or Dividend Equivalents will, as determined by the Board Committee, be paid in cash or Shares at the time of release of such Performance Shares and at the time of payout of such Performance Units. Dividends or Dividend Equivalents will, in such case, be paid with respect to all Performance Shares that have vested and been released or Performance Units that are paid out. No dividends or Dividend Equivalents will be paid on Performance Shares or Performance Units that are forfeited or cancelled. The Board Committee may also specify that dividends or Dividend Equivalents will be deemed to be reinvested in Common Stock. Dividends or Dividend Equivalents which are deemed reinvested in Common Stock will be converted into additional Performance Shares or Performance Units and release and payout of the Performance Shares or Performance Units shall include the value of such additional Performance Shares or Performance Units. No interest shall be paid on a dividend or Dividend Equivalent or any part thereof.
5.4 Termination of Employment or Service. If a Participant ceases to be an Employee or a Non-Employee Director, the number of Performance Shares or Performance Units (and in each case, accrued dividends or Dividend Equivalents thereon), if any, to which the Participant shall be entitled, and the number of Cash-Based Units, if any, to which the Participant shall be entitled, shall be determined in accordance with the applicable Award Agreement; provided, however, that in the case of an involuntary termination for Cause, any outstanding Awards of Performance Shares or Performance Units or Cash-Based Units shall be forfeited and cancelled. All remaining Performance Shares, Performance Units or Cash-Based Units as to which the Participant may not be entitled, as well as any accrued dividends or Dividend Equivalents on such Performance Shares or Performance Units, shall be forfeited, subject to such exceptions, if any, authorized by the Board Committee.
5.5 Transfer of Employment. If a Participant transfers employment from one business unit of the Company or any of its Subsidiaries or Affiliates to another business unit during a Performance Period, such Participant shall be eligible to receive such number of Performance Shares, Performance Units or Cash-Based Units, as well as any accrued dividends or Dividend Equivalents, as the Board Committee may determine based upon such factors as the Board Committee in its sole discretion may deem appropriate.
6. Awards of Restricted Shares and Restricted Units.
6.1 Awards. Awards of Restricted Shares and Restricted Units, subject to such Restriction Period and such other restrictions as to vesting and otherwise as the Board Committee shall determine, may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. In addition to the provisions of Section 11 applicable to a Change in Control, to the extent permitted by Section 409A, the Board Committee may, in its sole discretion at the time of the grant of the Award of Restricted Shares or Restricted Units or at any time thereafter, provide for the early vesting of such Award prior to the expiration of the Restriction Period. Each Award under this Section 6.1 of Restricted Shares shall be evidenced by an Award Agreement (“Restricted Share Award Agreement”), and each Award under this Section 6.1 of Restricted Units shall be evidenced by an Award Agreement (“Restricted Unit Award Agreement”), which shall specify the vesting schedule, any rights of acceleration, any forfeiture conditions, and such other terms and conditions as the Board Committee shall determine.
6.2 Payouts.
(a) Restricted Shares. Upon expiration of the Restriction Period and satisfaction of any other terms or conditions and as set forth in the Restricted Share Award Agreement, an Award of Restricted Shares shall immediately become nonforfeitable and the Shares underlying such Award of Restricted Shares shall be released by the Company to the Participant without restrictions on transfer. The Shares released by the Company hereunder may at the Company’s option be either (i) evidenced by a certificate registered in the name of the Participant or his or her designee; (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee; (iii) or credited to an account for the benefit of the Participant maintained by the Company’s stock plan administrator or a brokerage firm performing such function.
(b) Restricted Units. An Award of Restricted Units shall become payable to a Participant at the time or times determined by the Board Committee and set forth in the Restricted Unit Award Agreement. Payouts in respect of Awards of Restricted Units may be made, at the discretion of the Board Committee, in Shares or in cash, or in a combination thereof. Any cash payout in respect of an Award of Restricted Units shall be made based on the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Board Committee.
6.3 Rights as Shareholders.
(a) Restricted Shares- Voting. Subject to the provisions of the applicable Restricted Share Award Agreement and unless otherwise provided or determined by the Board Committee, during the Restriction Period, Participants may exercise full voting rights with respect to all Shares underlying Awards of Restricted Shares granted under Section 6.1 hereof.
(b) Restricted Units. Subject to the provisions of the applicable Restricted Unit Award Agreement and unless otherwise provided or determined by the Board Committee, Participants shall not have any rights as a shareholder with respect to Shares underlying Awards of Restricted Units until such time, if any, as the underlying Shares are actually issued to the Participant, which may, at the option of the Company be either (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee; (iii) or credited to an account for the benefit of the Participant maintained by the Company’s stock plan administrator or a brokerage firm performing such function.
L3HARRIS 2024 PROXY STATEMENT   B-7

APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
(c) Dividends and Dividend Equivalents. No dividends or Dividend Equivalents shall be paid on outstanding unvested or unearned Restricted Shares or Restricted Units. However, the Board Committee may specify that Restricted Shares or Restricted Units will accrue dividends or Dividend Equivalents in an amount equal to the cash dividends or other distribution, if any, which are paid with respect to issued and outstanding Shares during the Restriction Period. If dividends or Dividend Equivalents are to accrue in respect of Restricted Shares or Restricted Units, the dividends or Dividend Equivalents will, as determined by the Board Committee, be paid in cash or Shares at the time of release of such Restricted Shares and at the time of payout of such Restricted Units. Dividends or Dividend Equivalents will, in such case, be paid with respect to all Restricted Shares that have vested and been released or Restricted Units that are paid out. No dividends or Dividend Equivalents will be paid on Restricted Shares or Restricted Units that are forfeited or cancelled. The Board Committee may also specify that dividends or Dividend Equivalents will be deemed to be reinvested in Common Stock. Dividends or Dividend Equivalents which are deemed reinvested in Common Stock will be converted into additional Restricted Shares or Restricted Units and release and payout of the Restricted Shares or Restricted Units shall include the value of such additional Restricted Shares or Restricted Units. No interest shall be paid on a dividend or Dividend Equivalent or any part thereof.
6.4 Termination of Employment or Service. If a Participant ceases to be an Employee or a Non-Employee Director, the number of Shares underlying an Award of Restricted Shares or Restricted Units (and in each case, accrued Dividend Equivalents thereon), if any, to which the Participant shall be entitled shall be determined in accordance with the applicable Award Agreement; provided, however, that in the case of an involuntary termination for Cause, any outstanding Awards of Restricted Shares or Restricted Units shall be forfeited and cancelled. All remaining Shares underlying an Award of Restricted Shares or Restricted Units as to which restrictions apply at the date of termination of employment or service, as well as any accrued dividends or Dividend Equivalents on such Restricted Shares or Restricted Units, shall be forfeited, subject to such exceptions, if any, authorized by the Board Committee.
7. Stock Options.
7.1 Option Grants. Options may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. The Option Price shall be determined by the Board Committee effective on the Grant Date; provided, however, that except in the case of Substitute Awards, such price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The number of Shares subject to an Option granted to a Participant, the term of such Option, and any other terms and conditions of such Option granted hereunder shall be determined by the Board Committee, in its sole discretion, effective on the Grant Date; provided, however, that no Option shall be exercisable any later than ten (10) years from the Grant Date. Each Option shall be evidenced by an Award Agreement (“Option Agreement”), which shall specify the type of Option granted, the Option Price, the term of the Option, the number of Shares subject to the Option, the conditions upon which the Option becomes exercisable and such other terms and conditions as the Board Committee shall determine.
7.2 Payment of Option Price; Cashless Exercise. No Shares shall be issued upon exercise of an Option until full payment of the aggregate Option Price for such Shares by the Participant. Upon exercise, the Option Price may be paid by: (i) delivery of cash and/or Shares (whether actually delivered or through attestation) having a Fair Market Value equal to such aggregate Option Price; (ii) if permitted by the Board Committee, by directing the Company to retain all or a portion of the Shares otherwise issuable to the Participant under the Plan pursuant to such exercise having a Fair Market Value equal to such aggregate Option Price; or (iii) if permitted by the Board Committee, a cash payment by a broker acceptable to the Company to whom the Participant has submitted an irrevocable notice of exercise. To the extent permitted by applicable law, if permitted by the Board Committee, a grant may provide for the payment of such aggregate Option Price from the proceeds of sale through a broker on the date of exercise of some or all of the Shares to which the exercise relates. In such case, the Company shall have received a properly executed or acknowledged exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds to pay such aggregate Option Price, and, if requested, the amount of any Federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements or coordinated procedures with one or more brokerage firms.
7.3 Rights as Shareholders. Participants shall not have any rights as a shareholder with respect to any Shares subject to an Option, unless and until such Shares have been issued upon the proper exercise of such Option, which issuance may, at the option of the Company, be either: (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee; (iii) or credited to an account for the benefit of the Participant maintained by the Company’s stock plan administrator or a brokerage firm performing such function. The holder of an Option shall not be entitled to receive Dividend Equivalents with respect to any Shares subject to such Option.
7.4 Termination of Employment or Service. If a Participant ceases to be an Employee or a Non-Employee Director, whether the Options granted hereunder shall be exercisable or not and the other applicable terms and conditions shall be determined in accordance with the applicable Option Agreement; provided, however, that in the case of an involuntary termination for Cause, any outstanding grants of Options shall be forfeited and cancelled.
7.5 Limits on Incentive Stock Options. Notwithstanding the designation of an Option as an Incentive Stock Option, to the extent the aggregate Option Price of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other amount as determined under the Code), such Options shall
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APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
be treated as Non-Qualified Stock Options. Incentive Stock Options may only be granted to Participants who meet the definition of  “employees” under Section 3401(c) of the Code.
7.6 Limits on Option Repricing. Notwithstanding any provision of the Plan to the contrary, the repricing of an Option is prohibited without the prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower its Option Price other than in connection with a Share Change or a change in the Company’s capitalization; (ii) repurchasing an Option for cash or other consideration or cancelling an Option in exchange for another Award, in either case, at a time when its Option Price is greater than the Fair Market Value of the underlying Shares, unless the repurchase or cancellation and exchange occurs in connection with a Share Change or a change in the Company’s capitalization; and (iii) any other action treated as a repricing under U.S. generally accepted accounting principles, in each case, other than in connection with the adjustment provisions set forth in Section 3.2.
8. Stock Appreciation Rights.
8.1 SAR Grants. Stock Appreciation Rights may be granted, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. SARs may be granted at the discretion of the Board Committee either: (i) in tandem with an Option; or (ii) independent of an Option. The price from which appreciation shall be computed shall be established by the Board Committee at the Grant Date; provided, however, that except in the case of Substitute Awards, such price shall not be less than one hundred percent (100%) of the Fair Market Value of the number of Shares subject to the SAR on the Grant Date. If the SAR is granted in tandem with an Option, the price from which appreciation shall be computed shall be the Option Price. Each grant of a SAR shall be evidenced by an Award Agreement (“Stock Appreciation Right Agreement”), which shall specify whether the SAR is granted in tandem with an Option, the price from which appreciation shall be computed for the SAR, the term of the SAR, the number of Shares subject to the SAR, the conditions upon which the SAR vests and such other terms and conditions as the Board Committee shall determine that are consistent with the terms of the Plan. In no event shall a SAR be exercisable any later than ten (10) years from the Grant Date.
8.2 Exercise of SARs. SARs may be exercised upon such terms and conditions as the Board Committee shall determine; provided, however, that SARs granted in tandem with Options may be exercised only to the extent the related Options are then exercisable. Upon exercise of a SAR granted in tandem with an Option as to all or some of the Shares subject to such SAR, the related Option shall be automatically canceled to the extent of the number of Shares subject to the exercise of the SAR, and such Shares shall no longer be available for grant hereunder. If the related Option is exercised as to some or all of the Shares underlying such Option, the related SAR shall automatically be canceled to the extent of the number of Shares subject to the exercise of the Option, and such Shares shall no longer be available for grant hereunder.
8.3 Payment upon Exercise. Upon exercise of a SAR, the holder shall be paid, in cash and/or Shares as set forth in the Stock Appreciation Right Agreement, the excess of the Fair Market Value of the number of Shares subject to the exercise over the price for such number of Shares, which in the case of a SAR granted in tandem with an Option shall be the Option Price for such Shares.
8.4 Rights as Shareholders. Participants shall not have any rights as a shareholder with respect to any Shares subject to a SAR nor with respect to any Shares subject to an Option granted in tandem with a SAR unless and until such Shares have been issued upon the proper exercise of the SAR or the related Option, which issuance may at the option of the Company be either: (i) evidenced by delivery of a certificate registered in the name of the Participant or his or her designee; (ii) credited to a book-entry account for the benefit of the Participant maintained by the Company’s stock transfer agent or its designee; (iii) or credited to an account for the benefit of the Participant maintained by the Company’s stock plan administrator or a brokerage firm performing such function. The holder of a SAR shall not be entitled to receive Dividend Equivalents with respect to any Shares subject to such SAR.
8.5 Termination of Employment or Service. If a Participant ceases to be an Employee or a Non-Employee Director, whether SARs granted hereunder shall be exercisable or not and the other terms and conditions shall be determined in accordance with the applicable Stock Appreciation Right Agreement; provided, however, that in the case of an involuntary termination for Cause, any outstanding grants of SARs shall be forfeited and cancelled.
8.6 Limits on SAR Repricing. Notwithstanding any provision of the Plan to the contrary, the repricing of a SAR is prohibited without the prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a SAR to lower the price from which appreciation shall be computed other than in connection with a Share Change or a change in the Company’s capitalization; (ii) repurchasing a SAR for cash or other consideration or cancelling a SAR in exchange for another Award, in either case, at a time when the price from which appreciation shall be computed is greater than the Fair Market Value of the underlying Shares, unless the repurchase or cancellation and exchange occurs in connection with a Share Change or a change in the Company’s capitalization; and (iii) any other action treated as a repricing under U.S. generally accepted accounting principles, in each case, other than in connection with the adjustment provisions set forth in Section 3.2.
9. Other Share-Based Awards. Awards of Shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (including, but not limited to, bonus stock, Shares which are subject to restrictions on transferability, or similar securities or rights) (“Share-Based Awards”), may be made, from time to time, to such Employees and Non-Employee Directors as may be selected by the Board Committee. Such Share-Based Awards may be made alone or in addition to or in connection with any other Award hereunder. The Board Committee may, in its sole discretion, determine the terms and conditions
L3HARRIS 2024 PROXY STATEMENT   B-9

APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
of any such Share-Based Award; provided that no dividends or Dividend Equivalents shall be paid on outstanding unvested or unearned Share-Based Awards. Each such Share-Based Award, other than a Share-Based Award that is subject to no restrictions on transfer, shall be evidenced by an Award Agreement which shall specify the number of Shares subject to the Share-Based Award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Board Committee shall determine.
10. Non-Employee Director Deferred Units.
10.1 Awards. This Section 10 shall not be effective unless and until the Board Committee determines to establish a program pursuant to this section. The Board Committee, in its discretion and upon such terms and conditions as it may determine, subject to the provisions of Section 13.8 with respect to Section 409A, may establish one or more programs pursuant to this Section 10. The Board Committee may, after the effectiveness of this section, from time to time and upon such terms and conditions as it may determine, authorize the granting of Awards of Deferred Units to Non-Employee Directors. The Deferred Units will constitute an agreement by the Company to deliver Shares to the Non-Employee Director in the future in consideration of the performance of services, but subject to the fulfillment of such conditions as the Board Committee may specify. The Deferred Units shall be credited to a Deferred Units Account when granted. Except as may be provided in a Deferred Unit Award Agreement (to the extent permitted by applicable law), the Non-Employee Director granted an Award of Deferred Units shall have no right to transfer any Deferred Units, such Award of Deferred Units or rights thereunder. The Non-Employee Director granted Deferred Units shall have no rights of ownership in Shares underlying the Deferred Units and shall have no right to vote them, but the Board Committee may, at or after the Grant Date, authorize the payment of Dividend Equivalents on the Shares underlying the Deferred Units on either a deferred or contingent basis, either in cash or additional Shares, which will, in such case, be paid with respect to all Deferred Units that have vested and are paid out. Each Award under this Section 10.1 of Deferred Units shall be evidenced by an Award Agreement (“Deferred Unit Award Agreement”), which shall specify the available forms of payment, the timing of any elections with respect to payment, the ability to reallocate the Deferred Units to subaccounts that are invested in investment funds other than a Company stock fund, and such other terms and conditions as the Board Committee shall determine.
10.2 Payments in Connection with Change in Control. Notwithstanding anything contained in the Plan to the contrary, within 90 days following a Change in Control that qualifies as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), the Company shall pay to each Director (or former Director), in a lump sum, the Deferred Units in such Director’s Deferred Units Account. This section may not be amended, altered or modified following such a Change in Control.
10.3 Termination of Service. If a Non-Employee Director ceases to be a Director for any reason, the Director’s Deferred Units Account shall be paid to the Director in accordance with the Deferred Unit Award Agreement; provided, however, that in the case of an involuntary termination for Cause, any outstanding grants of Deferred Units shall be forfeited and cancelled.
10.4 Annual Limit on Non-Employee Director Awards. The aggregate grant date fair value of Awards granted during any fiscal year of the Company to any Non-Employee Director for his or her services as a Non-Employee Director (excluding Awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers) shall not exceed $1,000,000.
11. Change in Control.
11.1 Definition of Change in Control. For purposes of the Plan and any Award Agreement, unless otherwise expressly set forth in the applicable Award Agreement, a “Change in Control” shall be deemed to have occurred if:
(i)
any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));

(ii)
individuals who, on February 23, 2024, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to February 23, 2024, whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)
there is consummated a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the company resulting from such Business Combination (including, without limitation, any company

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APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such company is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, or any employee benefit plan sponsored or maintained by the Company (or the company resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the company resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the company resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the foregoing conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”);
(iv)
the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v)
the Company consummates a direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
11.2 Acceleration of Benefits. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include but are not limited to any one or more of the following with respect to any or all Awards: (i) any Awards outstanding as of the date of such Change in Control that are subject to vesting requirements and that are not then vested, shall become fully vested; (ii) all then-outstanding Options and SARs shall be fully vested and immediately exercisable, provided that in no event shall any Option or SAR be exercisable beyond its original expiration date; (iii) all restrictions regarding the Restriction Period and all other conditions prescribed by the Board Committee, if any, with respect to Awards of Restricted Shares, Restricted Units or Share-Based Awards shall automatically lapse, expire and terminate and all such Awards shall be deemed to be fully earned; (iv) any Awards of Performance Shares, Performance Units, Cash-Based Units or other performance-based Awards that vest upon a Change in Control shall be deemed to be fully earned at the target level of such Award or at such greater level of performance as the Board or Board Committee may authorize; and (v) that the vesting or removal of restrictions on Awards may be subject to additional conditions precedent (such as, but not limited to, a termination of employment following a Change in Control). Notwithstanding the foregoing, if an Award is “deferred compensation” within the meaning of Section 409A, then notwithstanding that the Award shall be deemed to be fully vested and earned upon a Change in Control, unless the Change in Control qualifies as a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), in no event shall payment with respect to the Award be made at a time other than the time payment would be made in the absence of the Change in Control.
12. Amendment or Termination of Plan.
(a) Amendment or Termination of Plan. The Board, in its sole discretion, may, to the extent permitted by Section 409A, amend, suspend or terminate the Plan or any part thereof from time to time, provided that no change may be made to an outstanding Award which may materially impair the rights of the Participant who has received such Award without the consent of such Participant; and, provided, further, that if an amendment to the Plan (i) would increase the number of Shares which may be issued under the Plan, (ii) would materially modify the requirements for participation in the Plan, (iii) would modify the prohibitions on the repricing or discounting of Options and SARs contained in the Plan, (iv) would modify the annual Non-Employee Director compensation limit set forth in Section 10.4 or (v) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, the principal national securities exchange upon which the Common Stock is traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.
(b) Foreign Jurisdictions. In order to facilitate the making of any grant or combination of grants under the Plan, the Board Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company, any Subsidiary or any Affiliate outside of the United States of America, as the Board Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan or any Award Agreement as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
L3HARRIS 2024 PROXY STATEMENT   B-11

APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
13. Miscellaneous.
13.1 No Right to Continued Employment or Service or to Participate. Nothing in the Plan or in the grant of any Award or in any Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries or Affiliates to terminate any Participant’s employment or service with the Company or any of its Subsidiaries or Affiliates at any time, nor confer upon any Participant any right to continued employment or service with the Company or any of its Subsidiaries or Affiliates. Neither the adoption of the Plan nor any action by the Company, the Board, the Board Committee or any director or officer of the Company shall be deemed to give any Employee or Non-Employee Director any right to be designated as a Participant under the Plan.
13.2 Withholding for Taxes; Offset. The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any Shares or cash hereunder, an amount sufficient to satisfy Federal, state, local or foreign tax or withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit or require a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to the Company (whether by actual delivery or through attestation), Shares held by such Participant having a Fair Market Value equal to the amount of the tax, (ii) directing the Company to retain Shares otherwise issuable or cash otherwise to be delivered to the Participant under the Plan or (iii) authorizing a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or sale. The Company may, to the extent permitted by applicable laws (including Section 409A), offset against any payments to be made to a Participant under the Plan any amounts owing to the Company or its Subsidiaries or Affiliates from the Participant for any reason. Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the applicable statutory withholding rate; provided, however, that if a fraction of a Share would be required to satisfy the applicable statutory withholding taxes, then the number of Shares to be delivered or withheld may be rounded up to the next nearest whole Share, in which case cash equal to the Fair Market Value of the partial rounded up Share not required to satisfy the applicable statutory withholding taxes shall be returned to or otherwise applied on behalf of the Participant.
13.3 Other Compensation and Benefit Plans. Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement or compensation plan of the Company or any of its Subsidiaries or Affiliates and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation, including, without limitation, under any pension, retirement or severance benefits plan, except to the extent specifically provided by the terms of any such plan. The adoption of the Plan shall not affect any other compensation plans in effect for the Company or any Affiliate or Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of compensation or benefit program for Employees or Non-Employee Directors.
13.4 Award Agreement and Waiver of Restrictions. The Company may condition a Participant’s right (a) to exercise or vest in an Award and (b) to receive settlement or delivery of Shares or cash, on the execution and delivery or acknowledgment to the Company of an Award Agreement and the completion of other requirements, including, but not limited to, the execution (electronic or otherwise) of a nonsolicitation agreement or other restrictive covenants by the recipient and delivery thereof to the Company. Notwithstanding anything contained herein to the contrary, the Board Committee may approve an Award Agreement that, upon the termination of a Participant’s employment or service, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an Award Agreement such that (i) any or all outstanding Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Award shall lapse and (iv) the Performance Objectives applicable to any outstanding Award (if any) shall be deemed to be satisfied at target, maximum or any other level of performance. To the extent permitted by Section 409A, the Board Committee may, in its sole discretion, based on such factors as the Board Committee may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.
13.5 Limits on Transferability of Awards, Etc. Except as permitted by this Section 13.5, no Award granted under the Plan may be sold, transferred, pledged, assigned, hypothecated, encumbered, or otherwise disposed of or transferred by a Participant except by will or the laws of descent and distribution in the event of the Participant’s death (to the extent such Award by its terms, survives the Participant’s death). Awards granted under the Plan shall not be subject to execution, attachment, change, alienation or similar process. The Board Committee may, in its discretion, expressly authorize in an Option Agreement or Stock Appreciation Right Agreement that all or a portion of the Options or SARs granted to a Participant (other than Incentive Stock Options) be on terms which permit transfer by such Participant (i) to immediate family members of the Participant or to a trust, partnership or limited liability company for the benefit of such immediate family members, (ii) pursuant to domestic relations orders referred to in Rule 16a-12 under the Exchange Act, and (iii) to other transferees permitted by the Board Committee in its discretion (such transferees of a Participant are referred to as “Permitted Transferees”) provided that (A) there may be no payment of consideration (other than release of marital rights) for any such transfer, (B) the applicable Award Agreement shall specifically provide for transferability in a manner consistent with this Section, and (C) subsequent transfers of transferred Options and SARs shall be prohibited except, without consideration for such transfer, to the Participant or a Permitted Transferee of the Participant. The Board Committee may, in its discretion, create further conditions and requirements for the transfer of Options and SARs. Following transfer, Options and SARs shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; the Participant shall remain subject to applicable tax withholding; the events of termination of employment or service of a Participant shall continue to be applied with respect to the Permitted Transferee; and all other terms of the Awards shall remain unchanged. All Options and SARs granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, his agent, guardian or attorney-in-fact or by a Permitted Transferee.
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APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
13.6 Adjustment of Awards. Subject to Sections 7.6, 8.6 and 12, the Board Committee shall be authorized to make adjustments in the method of calculating achievement of Performance Objectives or in the terms and conditions of Awards in recognition of unusual, nonrecurring or infrequently occurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another company or business entity, the Board Committee may, in its discretion but subject to the requirements of Section 409A, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.
13.7 Consideration for Awards. Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, Participants under the Plan shall not be required to make any payment or provide consideration for an Award other than the rendering of services to the Company, any Subsidiary or any Affiliate.
13.8 Deferral. Except with respect to Options and SARs, the Board Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of Shares that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Board Committee, the Board Committee shall establish written rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.
13.9 Securities Laws. No Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Board Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares. The Board Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and without any current intention to sell or distribute such Shares.
13.10 Impact of Restatement of Financial Statements upon Previous Awards. If any of the Company’s financial statements are restated as a result of errors, omissions, or fraud, the Board Committee may direct that the Company recover all or a portion of any such Award or payment made to any, all or any class of Participants with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from any Participant shall be the amount by which the affected Award or payment exceeded the amount that would have been payable to such Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award or payment) that the Board Committee shall determine. The Board Committee may determine to recover different amounts from different Participants or different classes of Participants on such basis as it shall deem appropriate. In no event shall the amount to be recovered by the Company from a Participant be less than the amount required to be repaid or recovered as a matter of law. The Board Committee shall determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, a Subsidiary or any of its Affiliates, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise (subject, in each of subclause (ii), (iii) and (iv), to applicable law, including without limitation Section 409A, and the terms and conditions of the applicable plan, program or arrangement). This Section 13.10 shall be a non-exclusive remedy, and nothing contained in this Section 13.10 shall preclude the Company from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Section 13.10. In addition, Awards under the Plan are subject to recoupment pursuant to policies adopted by the Company, as such policies are in effect from time to time, including without limitation any such policy adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder.
13.11 Application of Section 409A.
(a) General. All Awards under the Plan are intended to be exempt from (or comply with) the requirements of Section 409A to the maximum extent permitted. To the extent applicable, the Plan is intended to be administered and interpreted in a manner that is consistent with the requirements of Section 409A. Notwithstanding anything herein or in any Award Agreement to the contrary, the Board Committee may, without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to preserve the intended tax treatment of Awards under the Plan, including without limitation, any such actions intended to (A) exempt the Plan and/or any Award from the application of Section 409A, and/or (B) comply with the requirements of Section 409A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of grant of any Award. Notwithstanding the foregoing or anything in the Plan to the contrary, no particular tax result for a Participant with respect to any income recognized by the Participant in connection with the Plan is guaranteed under the Plan, and the Participant shall be responsible for any taxes imposed on the Participant in connection
L3HARRIS 2024 PROXY STATEMENT   B-13

APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
with the Plan. The Company shall have no obligation under this Section 13.11 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.
(b) Separation from Service. With respect to any Award that constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award that is to be made upon a termination of a Participant’s relationship with the Company, a Subsidiary or any of its Affiliates, as applicable, shall, to the extent necessary to avoid the imposition of taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or subsequent to the termination of the Participant’s relationship with the Company, a Subsidiary or any of its Affiliates, as applicable. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”
(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment of  “nonqualified deferred compensation” that is otherwise required to be made under an Award to a “specified employee” (as determined by the Committee in accordance with Section 409A and the Company’s Specified Employee Policy for 409A Arrangements) as a result of his or her “separation from service” shall, to the extent necessary to avoid the imposition of taxes under Section 409A(a)(2)(B)(i), be delayed until the expiration of the six-month period immediately following such “separation from service” (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of  “nonqualified deferred compensation” under such Award that are, by their terms, payable more than six months following the Participant’s “separation from service” shall be paid at the time or times such payments are otherwise scheduled to be made.
13.12 Tax Advice. The provisions of the Plan are not intended, and should not be construed, to be legal, business or tax advice.
13.13 Governing Law and Interpretation. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. Unless otherwise indicated, all “Section” references are to sections of the Plan. References to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such law, rule or regulation.
13.14 Severability. Notwithstanding any other provision or Section of the Plan, if any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award or Award Agreement under any law deemed applicable by the Board or the Board Committee, such provision shall be construed or deemed amended to conform to the applicable laws (but only to such extent necessary to comply with such laws), or if it cannot be construed or deemed amended without, in the determination of the Board or the Board Committee, materially altering the intent of the Plan or Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
13.15 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
13.16 Waiver of Claims. Each Participant recognizes and agrees that prior to being selected by the Board Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination or action hereunder or under any Award Agreement by the Board Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).
13.17 Effective Date and Term.
(a) Plan. The Plan became effective upon approval by the shareholders of the Company at the 2024 Annual Meeting of Shareholders on April 19, 2024 (the “Plan Effective Date”). All Awards granted under the Plan must be granted on or before April 18, 2034 (within ten (10) years from the Plan Effective Date); provided, however, that no Incentive Stock Options shall be granted after February 23, 2034 (the tenth anniversary of the date on which the Plan was approved by the Board). Any Awards outstanding as of April 18, 2034 (ten (10) years after the Plan Effective Date) may be exercised within the periods prescribed under or pursuant to the Plan.
(b) Predecessor Plan. Upon the Plan Effective Date, no further grants or awards were permitted under the Predecessor Plans. All grants and awards under the Predecessor Plans that remain outstanding shall be administered and paid in accordance with the provisions of the Predecessor Plans and the applicable award agreement.
B-14   L3HARRIS 2024 PROXY STATEMENT

APPENDIX B: L3HARRIS TECHNOLOGIES, INC. 2024 EQUITY INCENTIVE PLAN
13.18 Fractional Shares. No fraction of a Share (an amount less than one whole Share) shall be delivered or withheld pursuant to the Plan or any Award, and the Board Committee shall determine whether cash, other securities or other property shall be paid or delivered in lieu of any such fractional Shares or whether such fractional Shares or any rights thereto shall be rounded up to the next nearest whole Share, canceled, terminated or otherwise eliminated. Unless otherwise determined by the Board Committee, an Option may not be exercised for a fraction of a Share.
Approved and adopted by the Board of Directors as of February 23, 2024.
Attested:
/s/
Secretary
L3HARRIS 2024 PROXY STATEMENT   B-15

APPENDIX C:
PROPOSED CHANGES TO L3HARRIS TECHNOLOGIES, INC. RESTATED CERTIFICATE
OF INCORPORATION RELATING TO PROPOSAL 5
The last paragraph of Article ELEVENTH of the Restated Certificate of Incorporation is proposed to be amended and restated as follows:
No director or officer of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) with respect to directors, under Section 174 of Title 8 of the Delaware Code, ~~or~~ (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to officers, in any action by or in the right of the corporation. For purposes of this Article ELEVENTH, “officer” shall have the meaning provided in Section 102(b)(7) of Title 8 of the Delaware Code as the same exists or may hereafter be amended. If Chapter 1 of Title 8 of the Delaware Code is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors or officers, then the liability of directors or officers of the corporation shall be limited or eliminated to the fullest extent permitted by Chapter 1 of Title 8 of the Delaware Code, as so amended.
C-1   L3HARRIS 2024 PROXY STATEMENT

L3HARRIS®
FAST. FORWARD.

L3HARRIS TECHNOLOGIES
1025 West NASA Boulevard
Melbourne, Florida 32919-0001

L3Harris.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY! ! !! ! !! ! !V31849-P05586-Z86968! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !L3HARRIS TECHNOLOGIES, INC.1025 WEST NASA BOULEVARDMELBOURNE, FL 329191b. Peter W. Chiarelli1a. Sallie B. Bailey1e. Joanna L. Geraghty1c. Thomas A. Dattilo1d. Roger B. Fradin1g. Harry B. Harris, Jr.1h. Lewis Hay III1f. Kirk S. Hachigian1i. Christopher E. Kubasik1l. Edward A. Rice, Jr.1m. William H. Swanson1n. Christina L. Zamarro1j. Rita S. Lane1k. Robert B. MillardPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign personally. Allholders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.L3HARRIS TECHNOLOGIES, INC. PROXY/VOTING INSTRUCTION CARDThe Board of Directors recommends a vote "FOR" each nominee listed in Proposal 1;"FOR" Proposal 2; "FOR" Proposal 3; "FOR" Proposal 4; "FOR" Proposal 5; and "AGAINST" Proposal 6.1. Election of Directors for a Term Expiring at the 2025 Annual Meetingof ShareholdersNominees:2. Approval, in an Advisory Vote, of the Compensation of NamedExecutive Officers as Disclosed in the Proxy Statement3. Approval of the L3Harris Technologies, Inc. 2024 EquityIncentive Plan4. Ratification of Appointment of Ernst & Young LLP as IndependentRegistered Public Accounting Firm for Fiscal Year 20245. Approval of an amendment to our Restated Certificate ofIncorporation to limit liability of officers as permitted by law6. Shareholder Proposal titled "Transparency in Lobbying"NOTE: If this proxy/voting instruction card is properly executed, then the undersigned’s shares will be votedin the manner instructed therein, or if no instruction is provided, then either as the Board of Directorsrecommends or, if the undersigned is a participant in the L3Harris Stock Fund through any retirement plansponsored by L3Harris Technologies, Inc., as may otherwise be provided in the plan. The named proxiesalso are authorized, in their discretion, to consider and act upon such other business as mayproperly come before the 2024 Annual Meeting or any adjournments or postponements thereof.For Against AbstainFor Against AbstainFor Against Abstain! ! !! ! !! ! !YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to submit your proxy/voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time on April 18, 2024. Have your proxy/votinginstruction card in hand when you access the web site and follow the instructions to obtainyour records and to create an electronic proxy/voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/LHX2024You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to submit your proxy/voting instructions up until11:59 P.M. Eastern Time on April 18, 2024. Have your proxy/voting instruction card in handwhen you call and then follow the instructions.NOTE: Your Internet or phone voting instructions authorize the named proxies and/or providethe Plan Trustee with instructions to vote these shares in the same manner as if you marked,signed, dated and returned your proxy/voting instruction card.VOTE BY MAIL (ONLY IF NOT VOTING BY INTERNET OR PHONE)Mark, sign and date your proxy/voting instruction card and return it in the postage paidenvelope we have provided or return it to Vote Processing,c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.SCAN TOVIEW MATERIALS & VOTE wV31850-P05586-Z86968Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting ofShareholders to be Held on April 19, 2024:The Notice of 2024 Annual Meeting of Shareholders and Proxy Statement and Annual Report for Fiscal Year EndedDecember 29, 2023 are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.(See reverse side for information on how to submit your proxy/voting instructions by Internet, by phone or by mail.)L3HARRIS TECHNOLOGIES, INC.Annual Meeting of ShareholdersApril 19, 2024, 1:00 PM Eastern TimeThis proxy is solicited on behalf of the Board of Directors of L3Harris Technologies, Inc.("L3Harris") and the Trustees of various retirement plans sponsored by L3Harris.You are receiving this proxy/voting instruction card because you are a registered shareholder and/or a participant in the L3Harris Stock Fund through a retirementplan sponsored by L3Harris. This proxy/voting instruction card revokes all prior proxies/voting instructions given by you. If you are voting by mail with thisproxy/voting instruction card, please mark your choices and sign and date on the reverse side exactly as your name or name(s) appear(s) there. If shares are heldin the name of joint holders, each should sign. If you are signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give your fulltitle as such.If the undersigned is a registered shareholder, the undersigned hereby appoints CHRISTOPHER E. KUBASIK, KENNETH L. BEDINGFIELD and SCOTT T. MIKUEN,and each of them, with power to act without the others and with full power of substitution, as proxies and attorneys-in-fact, and hereby authorizes themto represent and vote, as instructed on the reverse side of this proxy/voting instruction card, all the shares of L3Harris common stock which the undersignedis entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of L3Harristo be held on April 19, 2024 or at any adjournments or postponements thereof, with all powers which the undersigned would possess if present at the AnnualMeeting. If this proxy/voting instruction card has been properly executed but the undersigned has provided no voting instructions, then theundersigned’s shares will be voted "FOR" the election of the Board of Directors’ nominees listed in Proposal 1; "FOR" Proposal 2; "FOR" Proposal 3;"FOR" Proposal 4; "FOR" Proposal 5; and "AGAINST" Proposal 6.If the undersigned is a participant in the L3Harris Stock Fund through any retirement plan sponsored by L3Harris, the undersigned hereby instructs the applicableplan Trustee to vote, as instructed on the reverse side of this proxy/voting instruction card, the shares allocable to the undersigned's L3Harris Stock Fund accountat the Annual Meeting of Shareholders of L3Harris to be held on April 19, 2024 or at any adjournments or postponements thereof. If the undersigned doesnot provide voting instructions, the applicable plan Trustee will vote such shares in the same proportion as the shares for which other participantsin the L3Harris Stock Fund through such plan have timely provided voting instructions, except as otherwise provided in accordance with ERISA.Continued and to be marked, signed and dated on reverse side